                                                                    Exhibit 4(e)

         This CREDIT AGREEMENT (as it may from time to time be amended, restated or otherwise modified, this "Agreement") is made effective as of the 5th day of November, 1998, among APPLIED INDUSTRIAL TECHNOLOGIES, INC., an Ohio corporation, One Applied Plaza, Cleveland, Ohio 44115 ("Borrower"), the banking institutions named in SCHEDULE 1 attached hereto and made a part hereof (collectively, "Banks", and individually, "Bank"), and KEYBANK NATIONAL ASSOCIATION, 127 Public Square, Cleveland, Ohio 44114-1306, as agent for the Banks under this Agreement ("Agent").

                                   WITNESSETH:

         WHEREAS, Borrower, Canadian Borrowers (as hereinafter defined) and the Banks desire to contract for the establishment of credits in the aggregate principal amounts hereinafter set forth, to be made available to Borrower and Canadian Borrowers upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, it is mutually agreed as follows:

                             ARTICLE I. DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         "Acquisition" shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person, or any business or division of any Person, (b) the acquisition of in excess of fifty percent (50%) of the Voting Power of any Person, or (c) the acquisition of another Person (other than a Company) by merger or consolidation or any other combination with such Person.

         "Activation Date" shall mean the date upon which the Canadian Commitments become effective, in accordance with Section 2.6 hereof.

         "Advantage" shall mean any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Bank in respect of the Debt, if such payment results in that Bank having less than its pro rata share (based upon its Commitment Percentage or Revised Commitment Percentage, as then applicable, and, in the case of an Equalization Event pursuant to the terms of Section 8.5 hereof, based upon its Equalization Percentage, as defined in Section 8.5 hereof) of the Debt then outstanding, than was the case immediately before such payment.

         "Affiliate" shall mean any Person, directly or indirectly, controlling, controlled by or under common control with a Company and "control" (including the correlative meanings, the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Company, whether through the ownership of voting securities, by contract or otherwise.

         "Agent Fee Letter" shall mean the Agent Fee Letter from Borrower to Agent, dated as of the Closing Date.

         "Applicable Facility Fee Rate" shall mean:

         (a) for the period from the Closing Date through February 28, 1999, twenty (20) basis points; and

         (b) commencing with the financial statements for the fiscal quarter ended December 31, 1998, the number of basis points set forth in the following matrix, based upon the result of the computation of the Leverage Ratio, shall be used to establish the number of basis points that will go into effect on March 1, 1999 and thereafter:

-----------------------------------------------------------------------------------------------------------
                                                                                           APPLICABLE
                                   LEVERAGE RATIO                                         FACILITY FEE RATE
-----------------------------------------------------------------------------------------------------------
     Greater than or equal to 3.50 to 1.00                                               40.00 basis points
-----------------------------------------------------------------------------------------------------------
     Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00                    25.00 basis points
-----------------------------------------------------------------------------------------------------------
     Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00                    20.00 basis points
-----------------------------------------------------------------------------------------------------------
     Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00                    15.00 basis points
-----------------------------------------------------------------------------------------------------------
     Less than 2.00 to 1.00                                                              12.50 basis points
-----------------------------------------------------------------------------------------------------------

Changes to the Applicable Facility Fee Rate shall be effective on the first day of the month following the date upon which Agent received, or, if earlier, should have received, pursuant to Section 5.3 hereof, the financial statements of the Companies. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Banks to charge the Default Rate, or the rights and remedies of the Banks pursuant to Articles VII and VIII hereof.

         "Applicable Margin" shall mean:

         (a) for the period from the Closing Date through February 28, 1999, thirty (30) basis points; and

         (b) commencing with the financial statements for the fiscal quarter ended December 31, 1998, the number of basis points set forth in the following matrix, based upon the result of the computation of the Leverage Ratio, shall be used to establish the number of basis points that will go into effect on March 1, 1999 and thereafter:

-----------------------------------------------------------------------------------------------------------
                                                                                           APPLICABLE
                                   LEVERAGE RATIO                                            MARGIN
-----------------------------------------------------------------------------------------------------------
     Greater than or equal to 3.50 to 1.00                                               90.00 basis points
-----------------------------------------------------------------------------------------------------------
     Greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00                    50.00 basis points
-----------------------------------------------------------------------------------------------------------
     Greater than or equal to 2.50 to 1.00 but less than 3.00 to 1.00                    30.00 basis points
-----------------------------------------------------------------------------------------------------------
     Greater than or equal to 2.00 to 1.00 but less than 2.50 to 1.00                    25.00 basis points
-----------------------------------------------------------------------------------------------------------
     Less than 2.00 to 1.00                                                              22.50 basis points
-----------------------------------------------------------------------------------------------------------

Changes to the Applicable Margin shall be effective on the first day of the month following the date upon which Agent received, or, if earlier, should have received, pursuant to Section 5.3 hereof, the financial statements of the Companies. The above matrix does not modify or waive, in any respect, the requirements of Section 5.7 hereof, the rights of the Banks to charge the Default Rate, or the rights and remedies of the Banks pursuant to Articles VII and VIII hereof.

         "Assignment Agreement" shall mean an Assignment and Acceptance Agreement in the form of EXHIBIT F hereto.

         "Assumption Agreement" shall mean each of the Assumption Agreements executed by a Canadian Borrower after the Closing Date, in the form of EXHIBIT H hereto, as the same may from time to time be amended, restated or otherwise modified.

         "Base Rate" shall mean a rate per annum equal to the greater of (a) the Prime Rate or (b) one-half of one percent (1/2%) in excess of the Federal Funds Effective Rate. Any change in the Base Rate shall be effective immediately from and after such change in the Base Rate.

         "Base Rate Loan" shall mean a Loan described in Section 2.1A hereof on which Borrower shall pay interest at a rate based on the Base Rate.

         "Business Day" shall mean a day of the year on which banks are not required or authorized to close in Cleveland, Ohio; and (a) if the applicable Business Day relates to any LIBOR Loan, on which dealings are carried on in the London interbank eurodollar market, or (b) if the applicable Business Day relates to any CAD Loan, on which banks are not required or authorized to close in Toronto, Ontario, Canada.

         "CAD Base Rate" shall mean the per annum interest rate established from time to time by Bank of Montreal as Bank of Montreal's prime rate, whether or not such rate is publicly announced; the CAD Base Rate may not be the lowest interest rate charged by Bank of Montreal for commercial or other extensions of credit. Each change in the CAD Base Rate shall be effective immediately from and after such change.

         "CAD Base Rate Loan" shall mean a Loan described in Section 2.1D hereof on which Canadian Borrowers shall pay interest at a rate based on the CAD Base Rate.

         "CAD Equivalent" shall mean the amount denominated in CAD, as of any date of determination, that could be purchased with the amount of Dollars at the most favorable spot exchange rate quoted by Agent at approximately 11:00 A.M. (Cleveland, Ohio time) on such date.

         "CAD Exposure" shall mean, at any time, the aggregate principal amount of all CAD Loans outstanding.

         "CAD Fixed Rate Loan" shall mean a Loan described in Section 2.1D hereof on which Borrower shall pay interest at a rate based on the Canadian Domestic Rate.

         "CAD Loan" shall mean a CAD Base Rate Loan or CAD Fixed Rate Loan.

         "CAD Loan Note" shall mean any CAD Loan Note executed and delivered pursuant to Section 2.1D hereof.

         "Canadian Bank"shall mean a Bank that is designated as a Canadian Bank on SCHEDULE 1 hereto.

         "Canadian Borrower" shall mean each of the Subsidiaries of Borrower set forth on SCHEDULE 3 hereof, together with any other Subsidiary of Borrower that, on or after the Closing Date, satisfies the requirements of Section 2.3 hereof.

         "Canadian Commitment" shall mean the obligation hereunder of each Canadian Bank, during the Canadian Commitment Period, to participate in the making of CAD Loans up to the aggregate amount set forth opposite such Canadian Bank's name under the column headed "Canadian Commitment Amount", as listed in
SCHEDULE 1 hereof (or such lesser amount as shall be determined pursuant to Section 2.10 hereof).

         "Canadian Commitment Period" shall mean the period from the Activation Date to October 31, 2003 or such earlier date on which the Commitment shall have been terminated pursuant to Article VIII hereof.

         "Canadian Dollars" and "CAD" shall mean the lawful currency of Canada.

         "Canadian Domestic Rate" shall mean, for any Interest Period with respect to a CAD Fixed Rate Loan, the per annum rate of interest determined by Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 10:00 A.M. (Cleveland, Ohio time) on the date of such CAD Fixed Rate Loan, as provided by Reuters and designated as the "Bankers Acceptance Rate" in Schedule B on page CDMM (or any similar company or service that provides rate quotations comparable to those currently provided by such companies) as the rate for CAD deposits in immediately available funds with a maturity comparable to such Interest Period. In the event that such rate quotation is not available for any reason, then the rate shall be determined by Agent as of approximately 11:00 A.M. (Cleveland, Ohio time) on the date of such CAD Fixed Rate Loan, to be the average (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%)) of the per annum rates at which CAD deposits in immediately available funds in an amount comparable to such CAD Fixed Rate Loan and with a maturity comparable to such Interest Period are offered to the prime banks by leading banks in the London interbank market.

         "Change in Control" shall mean (a) the acquisition of, or, if earlier, the director approval of the acquisition of, ownership or voting control, directly or indirectly, beneficially or of record, on or after the Closing Date, by any Person or group (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, as then in effect), of shares representing more than thirty-three percent (33%) of the aggregate ordinary Voting Power represented by the issued and outstanding capital stock of Borrower; or (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of Borrower by Persons who were neither (i) nominated by the board of directors of Borrower nor (ii) appointed by directors so nominated.

         "Closing Date" shall mean the effective date of this Agreement.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

         "Commitment" shall mean the obligation hereunder of (a) the Domestic Banks, during the Commitment Period, to extend credit pursuant to the Revolving Credit Commitments, and (b) the Canadian Banks, during the Canadian Commitment Period, to extend credit pursuant to the Canadian Commitments, up to, for both
(a) and (b) hereof, the Total Commitment Amount.

         "Commitment Percentage" shall mean, for each Bank, the percentage set forth opposite such Bank's name under the column headed "Commitment Percentage" as listed on SCHEDULE 1 hereto.

         "Commitment Period" shall mean the period from the Closing Date to October 31, 2003 or such earlier date on which the Commitment shall have been terminated pursuant to Article VIII hereof.

         "Company" shall mean Borrower or a Subsidiary.

         "Companies" shall mean Borrower and all Subsidiaries.

         "Compliance Certificate" shall mean a certificate, substantially in the form of the attached EXHIBIT F.

         "Consideration" shall mean, in connection with an Acquisition, the aggregate consideration paid, including borrowed funds, cash, the issuance of securities or notes, the assumption or incurring of liabilities (direct or contingent), the payment of Consulting Fees or fees for a covenant not to compete and any other consideration paid for the purchase.

         "Consolidated" shall mean the resultant consolidation of the financial statements of Borrower and its Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the consolidated financial statements referred to in Section 6.13 hereof.

         "Consolidated Depreciation and Amortization Charges" shall mean, for any period, the aggregate of all such charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill) of Borrower for such period, as determined on a Consolidated basis and in accordance with GAAP.

         "Consolidated EBIT" shall mean, for any period, on a Consolidated basis, (a) Consolidated Net Earnings for such period plus the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (i) income taxes, (ii) Consolidated Interest Expense, and (iii) nonrecurring noncash charges and losses, minus (b) nonrecurring noncash gains.

         "Consolidated EBITDA" shall mean, for any period, (a) Consolidated EBIT, plus (b) Consolidated Depreciation and Amortization Charges.

         "Consolidated Interest Expense" shall mean, for any period, Consolidated interest expense of Borrower for such period, determined in accordance with GAAP.

         "Consolidated Net Earnings" shall mean, for any period, Consolidated net income (loss) of Borrower for such period, determined in accordance with GAAP.

         "Consolidated Tangible Net Worth" shall mean, at any date, the shareholders' equity of Borrower less intangibles of Borrower, and as determined on a Consolidated basis as of such date in accordance with GAAP.

         "Consolidated Net Worth" shall mean, at any date, the Consolidated shareholders' equity of Borrower, determined as of such date in accordance with GAAP.

         "Consulting Fees" shall mean all consulting fees paid in connection with an Acquisition to the extent such consulting fees represent part or all of the consideration paid in connection with such Acquisition.

         "Controlled Group" shall mean a Company and each Person required to be aggregated with a Company under Code Sections 414(b), (c), (m) or (o).

         "Debt" shall mean, collectively, all Indebtedness incurred by Borrower or Canadian Borrowers to Agent and the Banks pursuant to this Agreement and includes the principal of and interest on all Notes and each extension, renewal or refinancing thereof, in whole or in part, the facility fees, other fees and any prepayment fees payable hereunder.

         "Default Rate" shall mean a rate per annum equal to two percent (2%) in excess of the applicable interest rate from time to time in effect.

         "Derived CAD Rate" shall mean a rate per annum equal to the sum of the Applicable Margin plus the Canadian Domestic Rate.

         "Derived LIBOR Rate" shall mean a rate per annum equal to the sum of the Applicable Margin plus the LIBOR Rate.

         "Designated Lending Office" shall mean the office of Agent, c/o Bank of Montreal, 1 First Canadian Place, 24th Floor, Toronto, Ontario M5X1A1,
Attention: Sam Gazdar, or such other office and address in Canada as Agent may from time to time designate.

         "Dollar" and the sign "$" shall mean lawful money of the United States of America.

         "Dollar Equivalent" of a CAD Loan or any other amount stated in CAD shall mean the Dollar equivalent of such amount, determined by Agent on the basis of its spot rate at approximately 10:00 A.M. (Cleveland, Ohio time) on the date two (2) Business Days before the date of such determination, for the purchase of CAD with Dollars for delivery on the date of such determination. With respect to a CAD Loan, Agent shall notify each Canadian Borrower of the Dollar Equivalent of such CAD Loan at the time that Dollar Equivalent is determined.

         "Domestic Bank" shall mean a Bank that is designated as a Domestic Bank on SCHEDULE 1 hereto.

         "Domestic Subsidiary" shall mean a Subsidiary organized under the laws of a state of the United States.

         "Environmental Laws" shall mean all provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States or, if applicable, Canada, or by any state, province, territory or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning air quality, soil quality, water quality, wetlands, solid waste or the protection of public health, human health, safety or the environment or the Release of any Hazardous Substance into the environment.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated pursuant thereto.

         "ERISA Event" shall mean: (a) the existence of any condition or event with respect to a Plan which presents a risk of the imposition of an excise tax or any other liability on a Company or of the imposition of a Lien on the assets of a Company, (b) a Controlled Group member has engaged in a non-exempt "prohibited transaction" (as defined under ERISA Section 406 or Code

Section 4975) or a breach of a fiduciary duty under ERISA which could result in liability to a Company, (c) a Controlled Group member has applied for a waiver from the minimum funding requirements of Code Section 412 or ERISA Section 302 or a Controlled Group member is required to provide security under Code Section 401(a)(29) or ERISA Section 307, (d) a Reportable Event has occurred with respect to any Pension Plan as to which notice is required to be provided to the PBGC, (e) a Controlled Group member has withdrawn from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in ERISA Sections 4203 and 4205, respectively), (f) a Multiemployer Plan is in or is likely to be in reorganization under ERISA Section 4241, (g) a Plan (and any related trust) which is intended to be qualified under Code Sections 401 and 501 fails to be so qualified or any "cash or deferred arrangement" under any such Plan fails to meet the requirements of Code Section 401(k), (h) the PBGC takes any steps to terminate a Pension Plan or appoint a trustee to administer a Pension Plan, or a Controlled Group member takes steps to terminate a Pension Plan, (i) a Controlled Group member or a Plan fails to satisfy any material requirement of law applicable to a Plan, (j) an action or suit is pending with respect to a Plan, other than a routine claim for benefits, and such action or suit, if determined adversely, would have a material adverse effect on the business, operations or condition (financial or otherwise) of any Company, or
(k) a Controlled Group member incurs or is expected to incur any liability for post-retirement benefits under any Welfare Plan, other than as required by ERISA
Section 601, ET. SEQ. or Code Section 4980B.

         "Eurocurrency Reserve Percentage" shall mean, for any Interest Period in respect of any LIBOR Loan, as of any date of determination, the aggregate of the then stated maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, applicable to such Interest Period (if more than one (1) such percentage is applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) by the Board of Governors of the Federal Reserve System, any successor thereto, or any other banking authority, domestic or foreign, to which a Bank may be subject in respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Federal Reserve Board) or in respect of any other category of liabilities, including deposits by reference to which the interest rate on LIBOR Loans is determined or any category of extension of credit or other assets that include the LIBOR Loans. For purposes hereof, such reserve requirements shall include, without limitation, those imposed under Regulation D of the Federal Reserve Board, and the LIBOR Loans shall be deemed to constitute Eurocurrency Liabilities subject to such reserve requirements without benefit of credits for proration, exceptions or offsets which may be available from time to time to any Bank under said Regulation D.

         "Event of Default" shall mean an event or condition that constitutes an event of default as defined in Article VII hereof.

         "Federal Funds Effective Rate" shall mean, for any day, the rate per annum (rounded upward to the nearest one one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the Closing Date.

         "Financial Officer" shall mean any of the following officers: chief executive officer, president, any vice president, chief financial officer, treasurer, controller, assistant treasurer or assistant controller.

         "Foreign Subsidiary" shall mean a Subsidiary that is not a Domestic Subsidiary.

         "Fronting Bank" shall mean, as to any Letter of Credit transaction hereunder, Agent as issuer of the Letter of Credit, or, in the event that Agent is unable to issue a Letter of Credit, such other Bank (other than a Canadian
Bank) as shall agree to issue the Letter of Credit in its own name, but on behalf of the Banks hereunder.

         "Funded Indebtedness" shall mean all Indebtedness for borrowed money, including, but not limited to, Subordinated Indebtedness, if any.

         "GAAP" shall mean generally accepted accounting principles as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a basis consistent with the past accounting practices and procedures of Borrower.

         "Guarantor" shall mean a Person that pledges its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or Person that agrees conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.

         "Guarantor of Payment" shall mean each of the Companies listed on
Schedule 2 hereto, and any other Person that shall deliver a Subsidiary Guaranty of Payment to Agent subsequent to the Closing Date.

         "Guaranty of Payment" shall mean a Subsidiary Guaranty of Payment or a Parent Guaranty of Payment.

         "Hazardous Substance" shall mean any hazardous, toxic or dangerous pollutant, contaminant, substance or waste or any such pollutant, contaminant, substance or waste that is defined or listed under any Environmental Law or that is otherwise regulated or prohibited or subject to investigation or remediation under any Environmental Law because of its hazardous, toxic, dangerous or injurious properties, including, without limitation: (i) any "hazardous substance" as defined under the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended;
(ii) any "hazardous waste" as now or hereafter defined under the Resource Conservation and Recovery Act, 42 U.S.C. section 690l et seq., as amended; (iii) hydrocarbons and/or petroleum products or fractions thereof, natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel;
(iv) asbestos containing material; (v) flammable explosives; (vi) polychlorinated biphenyls; (vii) radioactive materials; and (viii) any substance for which special handling or notification is required for its collection, storage, treatment, use or disposal.

         "Hedge Agreement" shall mean any hedge agreement, interest rate swap, cap, collar or floor agreement, or other interest rate management device entered into by Borrower with Agent or any of the Banks.

         "Indebtedness" shall mean, for any Company (excluding in all cases trade payables payable in the ordinary course of business by such Company), (a) all obligations to repay borrowed money, direct or indirect, incurred, assumed, or guaranteed, (b) all obligations for the deferred purchase price of capital assets, (c) all obligations under conditional sales or other title retention agreements, (d) all reimbursement obligations (contingent or otherwise) under any letter of credit, banker's acceptance, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (e) all synthetic leases, (f) all lease obligations which have been or should be capitalized on the books of such Company in accordance with GAAP, and
(g) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by such Company to finance its operations or capital requirements.

         "Intercreditor Agreement" shall mean the Intercreditor Agreement among Agent, on behalf of and for the benefit of the Banks, and each of the Purchasers (as defined in the Note Purchase Agreement), dated as of the Closing Date, as the same may from time to time be amended, restated, or otherwise modified.

         "Interest Adjustment Date" shall mean the last day of each Interest Period.

         "Interest Period" shall mean:

         (a) with respect to any LIBOR Loan, the period commencing on the date such LIBOR Loan is made and ending on the last day of such period, as selected by Borrower pursuant to the provisions hereof and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, as selected by Borrower pursuant to the provisions hereof; provided that, the duration of each Interest Period for a LIBOR Loan shall be one (1) month, two (2) months, three (3) months or six (6) months, in each case as Borrower may select upon notice, as set forth in Section
2.2 hereof, and further provided that: (i) if Borrower fails to so select the duration of any Interest Period with respect to a LIBOR Loan, Borrower shall be deemed to have converted such LIBOR Loan to a Base Rate Loan at the end of the then current Interest Period, and (ii) Borrower may not select any Interest Period for a LIBOR Loan that ends after any date when principal is due on such LIBOR Loan; or

         (b) with respect to any CAD Fixed Rate Loan, the period commencing on the date such CAD Fixed Rate Loan is made and ending on the last day of such period, as selected by a Canadian Borrower pursuant to the provisions hereof and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, as selected by a Canadian Borrower pursuant to the provisions hereof; provided that, the duration of each Interest Period for a CAD Fixed Rate Loan shall be one (1) month, two (2) months, three (3) months or six
(6) months, in each case as a Canadian Borrower may select upon notice, as set forth in Section 2.2 hereof, and further provided that: (i) if a Canadian Borrower fails to so select the duration of any Interest Period with respect to a CAD Fixed Rate Loan, such Canadian Borrower shall be deemed to have converted such CAD Fixed Rate Loan to a Canadian Base Rate Loan at the end of the then current Interest Period, and (ii) a Canadian Borrower may not select any Interest Period for a CAD Fixed Rate Loan that ends after any date when principal is due on such CAD Fixed Rate Loan.

         "Letter of Credit" shall mean any commercial documentary letter of credit or standby letter of credit that shall be issued by a Fronting Bank for the benefit of Borrower or a Guarantor of Payment, including amendments thereto, if any, and shall have an expiration date no later than the earlier of (a) one
(1) year after its date of issuance or (b) thirty (30) days prior to the last day of the Commitment Period.

         "Letter of Credit Commitment" shall mean the commitment of Agent (or a Fronting Bank), on behalf of the Banks (prior to the Activation Date) and on behalf of the Domestic Banks (on and after the Activation Date), to issue Letters of Credit in an aggregate outstanding face amount of up to Fifteen Million Dollars ($15,000,000), during the Commitment Period, on the terms and conditions set forth in Section 2.1C hereof.

         "Letter of Credit Exposure" shall mean the sum of (a) the aggregate undrawn face amount of all issued and outstanding Letters of Credit, and (b) the aggregate of the draws made on Letters of Credit that have not been reimbursed by Borrower or converted to a Revolving Loan pursuant to Section 2.1C hereof.

         "Leverage Ratio" shall mean, at any time, on a Consolidated basis and in accordance with GAAP, the ratio of (a) Funded Indebtedness (based upon the financial statements of the Companies for the most recently completed fiscal quarter) to (b) Consolidated EBITDA (based upon the financial statements of the Companies for the most recently completed four (4) fiscal quarters); provided that for the purposes of computing the Leverage Ratio, (i) Acquisitions that have been made by any Company (so long as such Acquisition is permitted pursuant to Section 5.13 hereof), including through asset or stock Acquisition, merger or consolidation, during such four-quarter period shall be deemed to have occurred on the first day of the four-quarter reference period, and (ii) (A) losses and charges attributable to discontinued operations, as determined in accordance with GAAP, and (B) operations or businesses disposed of during such four-quarter period shall be excluded from such calculation.

         "LIBOR Loan" shall mean a Loan described in Section 2.1A hereof on which Borrower shall pay interest at a rate based on the LIBOR Rate.

         "LIBOR Rate" shall mean, for any Interest Period with respect to a LIBOR Loan, the quotient (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%)) of: (a) the per annum rate of interest, determined by Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) two (2) Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Loan, as provided by Telerate Service, Bloomberg's or Reuters (or any other similar company or service that provides rate quotations comparable to those currently provided by such companies) as the rate in the London interbank market for Dollar deposits in immediately available funds with a maturity comparable to such Interest Period, DIVIDED BY (b) a number equal to 1.00 MINUS the Eurocurrency Reserve Percentage. In the event that such rate quotation is not available for any reason, then the rate (for purposes of clause (a) hereof) shall be the rate, determined by Agent as of approximately 11:00 A.M. (London time) two (2) Business Days prior to the beginning of such Interest Period pertaining to such LIBOR Loan, to be the average (rounded upwards, if necessary, to the nearest one sixteenth of one percent (1/16th of 1%)) of the per annum rates at which Dollar deposits in immediately available funds in an amount comparable to such LIBOR Loan and with a maturity comparable to such Interest Period are offered to the prime banks by leading banks in the London interbank market. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Percentage.

         "Lien" shall mean any mortgage, security interest, lien, charge, encumbrance on or pledge of, or conditional sale or other title retention agreement with respect to any property (real or personal) or asset.

         "Loan" or "Loans" shall mean the credit granted to Borrower or Canadian Borrowers by the Banks in accordance with Section 2.1A, B or D hereof.

         "Loan Documents" shall mean this Agreement, each of the Notes, each of the Guaranties of Payment, the Intercreditor Agreement, the Agent Fee Letter, each Assumption Agreement, all documentation relating to each Letter of Credit and any other documents relating to any of the foregoing, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced.

         "Majority Banks" shall mean the holders of at least sixty-six and two-thirds percent (66-2/3%) of the Total Commitment Amount, or, if there is any borrowing hereunder, the holders of at least sixty-six and two-thirds percent (66-2/3%) of the aggregate amount outstanding under the Notes (other than the Swing Line Note); provided, however, that (a)(i) the Canadian Commitments shall be excluded from this calculation prior to the Activation Date, and (ii) on and after the Activation Date, no Bank shall be included in this calculation other than a Bank that is either a Domestic Bank or a Canadian Bank; and (b) for purposes of calculating the percentage of the Total Commitment Amount of the Canadian Banks and the amount outstanding on the CAD Loan Notes, the Dollar Equivalent of the CAD amount shall be calculated based upon the exchange rate in effect on the Closing Date.

         "Maximum Amount" shall mean, for each Bank, the amount set forth opposite such Bank's name under the column headed "Maximum Amount" as listed on
SCHEDULE 1 hereto.

         "Moody's" shall mean Moody's Investors Service, Inc., or any successor to such company.

         "Multiemployer Plan" shall mean a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.

         "Negotiated Rate" shall mean a fixed rate of interest per annum quoted to Borrower by Agent based upon Agent's cost of funds, and agreed to by Borrower.

         "Note" shall mean any Revolving Credit Note, any CAD Loan Note, the Swing Line Note, or any other note delivered pursuant to this Agreement.

         "Note Purchase Agreement" shall mean collectively the (a) Note Purchase and Private Shelf Facility dated as of October 31, 1992, between Borrower and each of the Purchasers (as defined therein), as amended, and (b) the Private Shelf Agreement dated as of November 27, 1996, between Borrower and each of the Purchasers (as defined therein), as amended, as each of the foregoing may from time to time be further amended, restated or otherwise modified.

         "Notice of CAD Loan" shall mean a Notice of CAD Loan in the form of the attached EXHIBIT D.

         "Notice of Revolving Loan" shall mean a Notice of Revolving Loan in the form of the attached EXHIBIT E.

         "Obligor" shall mean (a) a Person whose credit or any of whose property is pledged to the payment of the Debt and includes, without limitation, any Guarantor, and (b) any signatory to a Related Writing.

         "Parent Guaranty of Payment" shall mean each Guaranty of Payment of Debt, in the form of EXHIBIT I hereto, executed and delivered on or after the Activation Date in connection herewith by Borrower with respect to each Canadian Borrower, as the same may from time to time be amended, restated or otherwise modified.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation, or its successor.

         "Pension Plan" shall mean a Plan that is a "pension plan" (within the meaning of ERISA Section 3(2)).

         "Permitted Investment" shall mean an investment of a Company in the stock (or other debt or equity instruments) or assets of a Person that is not a Company, so long as the aggregate amount of all such investments of all Companies does not exceed, at any time, an aggregate amount equal to twenty percent (20%) of the Consolidated Net Worth of the Companies, based upon the financial statements of the Companies for the most recently completed fiscal quarter; at such time as a Permitted Investment results in an Acquisition and the acquired Person becomes a

Guarantor of Payment, the amount of such investment shall be excluded from the calculation of the aforesaid twenty percent (20%).

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

         "Plan" shall mean (a) an "employee benefit plan" (within the meaning of ERISA Section 3(3)) that a Controlled Group member at any time sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan, or (b) a statutory plan relating to any of such matters which any Person is required to comply with under the laws of Canada or any Province of Canada, including, without limitation, the Canada or Quebec Pension Plans and plans administered pursuant to applicable provincial health tax, workers' compensation and unemployment insurance legislation.

         "Prime Rate" shall mean the interest rate established from time to time by Agent as Agent's prime rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest interest rate charged by Agent for commercial or other extensions of credit. Each change in the Prime Rate shall be effective immediately from and after such change.

         "Related Writing" shall mean the Loan Documents and any assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by Borrower, any Subsidiary or any Obligor, or any of their respective officers, to the Banks pursuant to or otherwise in connection with this Agreement.

         "Release" shall mean any release, spill, emission, leaking, pumping, pouring, emptying, disposing, injection, deposit, discharge, leaching, or migration into any media, whether soil, surface water, ground water, building interior or components, air or any combination of the foregoing, and the movement of any contamination through any media, and including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Substance.

         "Reportable Event" shall mean a reportable event as that term is defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of such Act.

         "Revised Commitment Percentage" shall mean, for each Bank, the percentage set forth opposite such Bank's name under the column headed "Revised Commitment Percentage" as listed on SCHEDULE 1 hereto.

         "Revised Maximum Amount" shall mean, for each Bank, the amount set forth opposite such Bank's name under the column headed "Revised Maximum Amount" as listed on SCHEDULE 1 hereto.

         "Revolving Credit Commitment" shall mean the obligation hereunder, during the Commitment Period, of (a) each Bank to participate in the making of Revolving Loans (i) up to the aggregate amount set forth opposite such Bank's name under the column headed "Revolving Commitment Amount Prior to the Activation Date" as listed on SCHEDULE 1 hereof, prior to Activation Date, and
(ii) up to the aggregate amount set forth opposite such Bank's name under the column headed "Revolving Commitment Amount On and After Activation Date" as listed in SCHEDULE 1 hereof, on and after the Activation Date (or such lesser amount as shall be determined pursuant to Section 2.9 hereof); (b) each Bank to participate in the issuance of Letters of Credit pursuant to the Letter of Credit Commitment; and (c) Agent to make Swing Loans pursuant to the Swing Line Commitment.

         "Revolving Credit Exposure" shall mean, at any time, the sum of (a) the aggregate principal amount of all Revolving Loans outstanding, (b) the aggregate principal amount of all Swing Loans outstanding, and (c) the Letter of Credit Exposure.

         "Revolving Credit Note" shall mean any Revolving Credit Note executed and delivered pursuant to Section 2.1A hereof.

         "Revolving Loan" shall mean a Loan granted to Borrower by the Banks in accordance with Section 2.1A hereof.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "Standard & Poor's" shall mean Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or any successor to such company.

         "Subordinated", as applied to Indebtedness, shall mean that the Indebtedness has been subordinated (by written terms or written agreement being, in either case, in form and substance satisfactory to the Banks) in favor of the prior payment in full of the Debt.

         "Subsidiary" of Borrower or any of its Subsidiaries shall mean (a) a corporation more than fifty percent (50%) of the voting power or capital stock of which is owned, directly or indirectly, by Borrower or by one or more other subsidiaries of Borrower or by Borrower and one or more subsidiaries of Borrower, (b) a partnership or limited liability company of which Borrower, one or more other subsidiaries of Borrower or Borrower and one or more subsidiaries of Borrower, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has the power to direct the policies, management and affairs thereof, or (c) any other Person (other than a corporation) in which Borrower, one or more other subsidiaries of Borrower or Borrower and one or more subsidiaries of Borrower, directly or indirectly, has at least a majority ownership interest or the power to direct the policies, management and affairs thereof.

         "Subsidiary Guaranty of Payment" shall mean each Guaranty of Payment of Debt executed and delivered on or after the Closing Date in connection herewith by a Guarantor of Payment, as the same may from time to time be amended, restated or otherwise modified.

         "Swing Line" shall mean the credit facility established by Agent in accordance with Section 2.1B hereof.

         "Swing Line Commitment" shall mean the commitment of Agent to make Swing Loans to Borrower up to the maximum aggregate amount at any time outstanding of Fifteen Million Dollars ($15,000,000) on the terms and conditions set forth in Section 2.1B hereof.

         "Swing Line Note" shall mean the Swing Line Note executed and delivered pursuant to Section 2.1B hereof.

         "Swing Loan" shall mean a Loan granted to Borrower by Agent in accordance with Section 2.1B hereof.

         "Swing Loan Maturity Date" shall mean, with respect to any Swing Loan, the earlier of (a) thirty (30) days after the date such Swing Loan is made, or
(b) the last day of the Commitment Period.

         "Total Capitalization" shall mean (a) Funded Indebtedness plus (b) Consolidated Tangible Net Worth.

         "Total Commitment Amount" shall mean the principal amount of (a) One Hundred Fifty Million Dollars ($150,000,000) from the Closing Date until the Activation Date, and (b) on and after the Activation Date, the sum of (i) One Hundred Million Dollars ($100,000,000) and (ii) Seventy Million Canadian Dollars (CAD 70,000,000); or such lesser amount as shall be determined pursuant to
Section 2.9 hereof.

         "Unmatured Event of Default" shall mean an event or condition which constitutes, or which with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default and which has not been waived by the Majority Banks in writing.

         "Voting Power" shall mean, with respect to any Person, the ability to exercise electoral control, through the ownership, direct or indirect, of shares of capital stock, partnership interests, membership interests or otherwise, over the election of members of the board of directors or other similar governing body of such Person.

         "Welfare Plan" shall mean a Plan that is a "welfare plan" within the meaning of ERISA Section 3 (l).

         "Wholly-Owned Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company or other entity all of the securities or other ownership interest, of which having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

         Any accounting term not specifically defined in this Article I shall have the meaning ascribed thereto by GAAP.

         The foregoing definitions shall be applicable to the singular and plurals of the foregoing defined terms.

                     ARTICLE II. AMOUNT AND TERMS OF CREDIT

         SECTION 2.1. AMOUNT AND NATURE OF CREDIT. Subject to the terms and conditions of this Agreement, each Bank shall participate to the extent hereinafter provided in making Loans to Borrower and Canadian Borrowers, and issuing Letters of Credit at the request of Borrower, in such aggregate amount as Borrower and Canadian Borrowers shall request pursuant to the Commitment; provided, however, that in no event shall the aggregate principal amount of all Loans and Letters of Credit outstanding under this Agreement be in excess of the Total Commitment Amount.

         Prior to the Activation Date, each Bank, for itself and not one for any other, agrees to participate in Loans made and Letters of Credit issued hereunder on such basis that (a) immediately after the completion of any borrowing by Borrower or issuance of a Letter of Credit hereunder, the aggregate principal amount then outstanding on the Notes (other than the Swing Line Note) issued to such Bank, when combined with such Bank's pro rata share of the Letter of Credit Exposure, shall not be in excess of the Maximum Amount for such Bank, and (b) such aggregate principal amount outstanding on the Notes (other than the Swing Line Note) issued to such Bank shall represent that percentage of the aggregate principal amount then outstanding on all Notes (other than the Swing Line Note) which is such Bank's Commitment Percentage.

         On and after the Activation Date:

                  (a) each Domestic Bank, for itself and not one for any other, agrees to participate in Revolving Loans made and Letters of Credit issued hereunder on such basis that (i) immediately after the granting of any Revolving Loan to Borrower or issuance of a Letter of Credit hereunder, the aggregate principal amount then outstanding on the Revolving Credit Note issued to such Domestic Bank, when combined with such Domestic Bank's pro rata share of the Letter of Credit Exposure, shall not be in excess of the Revised Maximum Amount for such Domestic Bank, and (ii) such aggregate principal amount outstanding on the Revolving Credit Note issued to such Domestic Bank shall represent that percentage of the aggregate principal amount then outstanding on all Revolving Credit Notes which is such Domestic Bank's Revised Commitment Percentage; and

                  (b) each Canadian Bank, for itself and not for any other, agrees to participate in CAD Loans granted hereunder on such basis that
         (i) immediately after the granting of any CAD Loan to the Canadian Borrowers, the aggregate principal amount then outstanding on the CAD Loan Note issued to such Canadian Bank shall not be in excess of the Revised Maximum Amount for such Canadian Bank, and (ii) such aggregate principal amount outstanding on the CAD Loan Note issued to such Canadian Bank shall represent that percentage of the aggregate principal amount then outstanding on all CAD Loan Notes which is such Canadian Bank's Revised Commitment Percentage.

         Prior to the Activation Date, each borrowing (other than Swing Loans) from the Banks hereunder shall be made pro rata according to the Banks' respective Commitment Percentages. On and after the Activation Date, the Revolving Loans shall be made pro rata according to the Domestic Banks' respective Revised Commitment Percentages and the CAD Loans shall be made pro rata according to the Canadian Banks' respective Revised Commitment Percentages.

         The Loans may be made as Revolving Loans, Swing Loans and CAD Loans, and Letters of Credit may be issued, as follows:

         A.       Revolving Loans.

         Subject to the terms and conditions of this Agreement, during the Commitment Period, the Banks, prior to the Activation Date, and the Domestic Banks, on and after the Activation Date, shall make a Revolving Loan or Revolving Loans to Borrower in such amount or amounts as Borrower may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the Revolving Credit Commitments, when such Revolving Loans are combined with the aggregate principal amount of all Swing Loans outstanding and the Letter of Credit Exposure. Borrower shall have the option to borrow Revolving Loans, maturing on the last day of the Commitment Period, hereunder by means of any combination of (a) Base Rate Loans, or (b) LIBOR Loans.

         Borrower shall pay interest on the unpaid principal amount of Base Rate Loans outstanding from time to time from the date thereof until paid at the Base Rate from time to time in effect. Interest on such Base Rate Loans shall be payable, commencing December 31, 1998, and on the last day of each March, June, September and December thereafter and at the maturity thereof.

         Borrower shall pay interest on the unpaid principal amount of each LIBOR Loan outstanding from time to time, from the date thereof until paid, at the Derived LIBOR Rate, fixed in advance for each Interest Period (but subject to changes in the Applicable Margin) as herein provided for each such Interest Period. Interest on such LIBOR Loans shall be payable on each Interest Adjustment Date with respect to an Interest Period (provided that if an Interest Period exceeds three (3) months, the interest must be paid every three (3) months, commencing three (3) months from the beginning of such Interest Period).

         At the request of Borrower, subject to the notice and other provisions of Section 2.2 hereof, Agent shall convert Base Rate Loans to LIBOR Loans at any time and shall convert any LIBOR Loan to a Base Rate Loan on any Interest Adjustment Date applicable thereto.

         The obligation of Borrower to repay the Base Rate Loans and the LIBOR Loans made by each Bank and to pay interest thereon shall be evidenced by a Revolving Credit Note of

Borrower in the form of EXHIBIT A hereto, dated the Closing Date, and payable to the order of such Bank in the principal amount of its Revolving Credit Commitment, or, if less, the aggregate unpaid principal amount of Revolving Loans made hereunder by such Bank. Subject to the provisions of this Agreement, Borrower shall be entitled under this Section 2.1A to borrow funds, repay the same in whole or in part and re-borrow hereunder at any time and from time to time during the Commitment Period.

         B.       Swing Loans.

         Subject to the terms and conditions of this Agreement, during the Commitment Period, Agent shall make a Swing Loan or Swing Loans to Borrower in such amount or amounts as Borrower may from time to time request; provided that Borrower shall not request any Swing Loan under the Swing Line if, after giving effect thereto, (a) the Revolving Credit Exposure would exceed the aggregate amount of the Revolving Credit Commitments, or (b) the aggregate outstanding principal amount of all Swing Loans would exceed the Swing Line Commitment. Each Swing Loan shall be due and payable on the Swing Loan Maturity Date applicable thereto.

         Borrower shall pay interest, for the sole benefit of Agent (and any Bank that has purchased a participation in such Swing Loan pursuant to this
Section 2.1B), on the unpaid principal amount of each Swing Loan outstanding from time to time from the date thereof until paid at the Negotiated Rate applicable to such Swing Loan. Interest on each Swing Loan shall be payable on the Swing Loan Maturity Date applicable thereto. Each Swing Loan shall bear interest for a minimum of one (1) day.

         The obligation of Borrower to repay the Swing Loans and to pay interest thereon shall be evidenced by a Swing Line Note of Borrower substantially in the form of Exhibit B hereto, dated the Closing Date, and payable to the order of Agent in the principal amount of the Swing Loan Commitment, or, if less, the aggregate unpaid principal amount of Swing Loans made hereunder by Agent. Subject to the provisions of this Agreement, Borrower shall be entitled under this Section 2.1B to borrow funds, repay the same in whole or in part and reborrow hereunder at any time and from time to time during the Commitment Period.

         On any day when a Swing Loan is outstanding (whether before or after the maturity thereof), Agent shall have the right to request that each Bank (other than a Canadian Bank and, on and after the Activation Date, only a Domestic Bank) purchase a participation in such Swing Loan, and Agent shall promptly notify each Bank (other than a Canadian Bank and, on and after the Activation Date, only a Domestic Bank) thereof (by facsimile or telephone, confirmed in writing). Upon such notice, but without further action, Agent hereby agrees to grant to each Bank (other than a Canadian Bank and, on and after the Activation Date, only a Domestic Bank), and each Bank (other than a Canadian Bank and, on and after the Activation Date, only a Domestic Bank) hereby agrees to acquire from Agent, an undivided participation interest in such Swing Loan in an amount equal to such Bank's Commitment Percentage or Revised Commitment Percentage, as then applicable, of the aggregate principal amount of such Swing Loan. In consideration and in furtherance of the foregoing, each Bank (other than a Canadian Bank and, on and after the Activation Date, only a Domestic Bank) hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to Agent, for its sole account, such Bank's ratable share of such Swing Loan (determined in accordance with such Bank's Commitment Percentage or Revised Commitment Percentage, as then applicable). Each Bank (other than a Canadian Bank and, on and after the Activation Date, only a Domestic Bank) acknowledges and agrees that its obligation to acquire participations in Swing Loans pursuant to this Section 2.1B is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of an Unmatured Event of Default or an Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Bank's Revolving Credit Commitment shall have been reduced or terminated. Each Bank (other than a Canadian Bank and, on and after the Activation Date, only a Domestic Bank) shall comply with its obligation under this Section 2.1B by wire transfer of immediately available funds, in the same manner as provided in
Section 2.2(b) with respect to Revolving Loans to be made by such Bank.

         If Agent so elects, by giving notice to Borrower and the Banks (other than the Canadian Banks and, on and after the Activation Date, only the Domestic Banks), Borrower agrees that Agent shall have the right, in its sole discretion, to require that any Swing Loan be refinanced as a Revolving Loan. Such Revolving Loan shall be a Base Rate Loan unless and until converted by Borrower to a LIBOR Loan pursuant to Sections 2.1A and 2.2 hereof. Upon receipt of such notice by Borrower, Borrower shall be deemed on such day to have requested a Revolving Loan in the principal amount of the Swing Loan in accordance with Sections 2.1A and 2.2 hereof. Each Bank (other than a Canadian Bank and, on and after the Activation Date, only a Domestic Bank) agrees to make a Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever. Each Bank (other than a Canadian Bank and, on and after the Activation Date, only a Domestic Bank) acknowledges and agrees that such Bank's obligation to make a Revolving Loan pursuant to Section 2.1A when required by this Section 2.1B is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of an Unmatured Event of Default or Event of Default, and that its payment to Agent, for the account of Agent, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Bank's Revolving Credit Commitment shall have been reduced or terminated. Borrower irrevocably authorizes and instructs Agent to apply the proceeds of any borrowing pursuant to this paragraph to repay in full such Swing Loan.

         C.       Letters of Credit.

         Subject to the terms and conditions of this Agreement, during the Commitment Period, Agent (or such other Bank as shall agree to be the Fronting
Bank) shall, in its own name, but only as agent for the Banks (other than the Canadian Banks and, on and after the Activation Date, only the Domestic Banks), issue such Letters of Credit for the account of Borrower or any Guarantor of Payment, as Borrower may from time to time request. Borrower shall not request any Letter of Credit (and neither Agent nor any Fronting Bank shall be obligated to issue any Letter of Credit) if, after giving effect thereto, (a) the Letter of Credit Exposure would exceed the

Letter of Credit Commitment, or (b) the Revolving Credit Exposure would exceed the aggregate amount of the Revolving Credit Commitments. The issuance of each Letter of Credit shall confer upon each Bank (other than the Canadian Banks and, on and after the Activation Date, only the Domestic Banks) the benefits and liabilities of a participation consisting of an undivided pro rata interest in the Letter of Credit to the extent of that Bank's Commitment Percentage or Revised Commitment Percentage, as applicable.

         Each request for a Letter of Credit shall be delivered to Agent (and the Fronting Bank, if the Fronting Bank is a Bank other than Agent) not later than 11:00 A.M. (Cleveland, Ohio time) three (3) Business Days prior to the day upon which the Letter of Credit is to be issued. Each such request shall be in a form acceptable to Agent (and the Fronting Bank, if the Fronting Bank is a Bank other than Agent) and shall specify the face amount thereof, whether such Letter of Credit is a commercial documentary or a standby letter of credit, the account party, the beneficiary, the intended date of issuance, the expiry date thereof, and the nature of the transaction to be supported thereby. Concurrently with each such request, Borrower, and any Guarantor of Payment for whose benefit the Letter of Credit is to be issued, shall execute and deliver to Agent (or the Fronting Bank, if the Fronting Bank is a Bank other than Agent) an appropriate application and agreement, being in the standard form of the Fronting Bank for such letters of credit, as amended to conform to the provisions of this Agreement if required by Agent. Agent shall give each Bank (other than a Canadian Bank and, on and after the Activation Date, only a Domestic Bank) notice of each such request for a Letter of Credit.

         In respect of each Letter of Credit and the drafts thereunder, if any, whether issued for the account of Borrower or a Guarantor of Payment, Borrower agrees to pay to Agent, for the pro rata benefit of the Banks (other than the Canadian Banks and, on and after the Activation Date, only the Domestic Banks), a commission based upon the face amount of the Letter of Credit, which shall be paid quarterly in arrears, on the last day of each March, June, September and December, at a rate per annum equal to (a) the then current Applicable Margin for LIBOR Loans (i.e. the Applicable Margin for LIBOR Loans in effect on the date such Letter of Credit is issued and, as to each quarterly payment thereafter, the Applicable Margin for LIBOR Loans in effect on the date of such quarterly payment), times (b) the average undrawn face amount of such Letter of Credit during such fiscal quarter.

         Whenever a Letter of Credit is drawn, Borrower shall immediately reimburse the Fronting Bank for the amount drawn. In the event that the amount drawn is not reimbursed by Borrower within one (1) Business Day of the drawing of such Letter of Credit, at the sole option of Agent (and the Fronting Bank, if the Fronting Bank is a Bank other than Agent), Borrower shall be deemed to have requested a Revolving Loan, subject to the provisions of Section 2.1A, in the amount drawn. Such Revolving Loan shall be evidenced by the Revolving Credit Notes. Each Bank (other than a Canadian Bank and, on and after the Activation Date, only a Domestic Bank) agrees to make a Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever. Each Bank (other than a Canadian Bank and, on and after the Activation Date, only a Domestic Bank) acknowledges and agrees that its obligation to make a Revolving Loan pursuant to
Section 2.1A when required by this Section 2.1C is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of an Unmatured Event of Default or Event of Default, and that its payment to Agent, for the account of Agent, of the proceeds of such Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not such Bank's Revolving Credit Commitment shall have been reduced or terminated. Borrower irrevocably authorizes and instructs Agent to apply the proceeds of any borrowing pursuant to this paragraph to reimburse, in full, the Fronting Bank for the amount drawn on such Letter of Credit. Each such Revolving Loan shall be deemed to be a Base Rate Loan unless otherwise requested by and available to Borrower hereunder. Each Bank is hereby authorized to record on its records relating to its Revolving Credit Note such Bank's pro rata share of the amounts paid and not reimbursed on the Letters of Credit.

         D.       CAD Loans.

         Subject to the terms and conditions of this Agreement, during the Canadian Commitment Period, the Canadian Banks shall make a CAD Loan or CAD Loans to any Canadian Borrower in such amount or amounts as such Canadian Borrower may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the aggregate amount of the Canadian Commitments. Canadian Borrowers shall have the option to borrow CAD Loans, maturing on the last day of the Canadian Commitment Period, by means of any combination of (a) CAD Base Rate Loans, or (b) CAD Fixed Rate Loans.

         Canadian Borrowers shall pay interest, for the sole benefit of the Canadian Banks, on the unpaid principal amount of CAD Base Rate Loans outstanding from time to time, from the date thereof until paid, at the CAD Base Rate from time to time in effect. Interest on such CAD Base Rate Loans shall be payable on the last day of each March, June, September and December of each year and at the maturity thereof.

         Canadian Borrowers shall pay interest, for the sole benefit of the Canadian Banks, on the unpaid principal amount of each CAD Fixed Rate Loan outstanding from time to time, from the date thereof until paid, at the Derived CAD Rate, fixed in advance for each Interest Period (but subject to changes in the Applicable Margin) as herein provided for each such Interest Period. Interest on such CAD Fixed Rate Loans shall be payable on each Interest Adjustment Date with respect to an Interest Period (provided that if an Interest Period exceeds three (3) months, the interest must be paid every three (3) months, commencing three (3) months from the beginning of such Interest Period).

         At the request of Canadian Borrowers, subject to the notice and other provisions of Section 2.2 hereof, the Canadian Banks shall convert CAD Base Rate Loans to CAD Fixed Rate Loans at any time and shall convert any CAD Fixed Rate Loan to a CAD Base Rate Loan on any Interest Adjustment Date applicable thereto.

         The obligation of Canadian Borrowers to repay the CAD Loans made by each Canadian Bank and to pay interest thereon shall be evidenced by a CAD Loan Note of Canadian Borrowers in the form of EXHIBIT C hereto, dated the Activation Date, and payable to the order of such Canadian Bank in the principal amount of its Canadian Commitment, or, if less, the aggregate unpaid principal amount of CAD Loans made hereunder by such Canadian Bank. Subject to the provisions of this Agreement, Canadian Borrowers shall be entitled under this Section 2.1D to borrow funds, repay the same in whole or in part and re-borrow hereunder at any time and from time to time during the Canadian Commitment Period.

         SECTION 2.2. CONDITIONS TO LOANS AND LETTERS OF CREDIT. The obligation of the Banks to make Revolving Loans and CAD Loans, convert any Revolving Loan or CAD Loan or continue any LIBOR Loan or CAD Fixed Rate Loan, or of Agent (or a Fronting Bank) to issue Letters of Credit or make Swing Loans hereunder is conditioned, in the case of each borrowing, conversion, continuation or issuance hereunder, upon:

         (a) all applicable conditions precedent as listed in Article IV hereof shall have been satisfied;

         (b) with respect to the making or conversion of any Revolving Loan, receipt by Agent of a Notice of Revolving Loan, such notice to be received by 11:00 A.M. (Cleveland, Ohio time) on the proposed date of borrowing or conversion with respect to a Base Rate Loan, and, with respect to the making, conversion or continuation of any LIBOR Loan, by 11:00 A.M. (Cleveland, Ohio time) three (3) Business Days prior to the proposed date of such borrowing, conversion or continuation. Agent shall notify each Bank of the date, amount and initial Interest Period (if applicable) promptly upon the receipt of such notice, and, in any event, by 2:00 P.M. (Cleveland, Ohio time) on the date such notice is received. On the date that any Revolving Loan is to be made, each Bank shall provide Agent, not later than 3:00 P.M. (Cleveland, Ohio time), with the Dollar amount in federal or other immediately available funds required of it.

         (c) with respect to the making or conversion of any CAD Loan, receipt by Agent of a Notice of CAD Loan, such notice to be received by 11:00 A.M. (Cleveland, Ohio time) on the proposed date of borrowing or conversion with respect to a CAD Base Rate Loan, and, with respect to the making, conversion or continuation of any CAD Fixed Rate Loan , by 11:00 A.M. (Cleveland, Ohio time) three (3) Business Days prior to the proposed date of such borrowing, conversion or continuation. Agent shall notify each Canadian Bank of the date, amount and initial Interest Period (if applicable) promptly upon the receipt of such notice, and, in any event, by 2:00 P.M. (Cleveland, Ohio time) on the date such notice is received. On the date that any CAD Loan is to be made, each Canadian Bank shall provide Agent, at the Designated Lending Office, not later than 3:00 P.M. (Cleveland, Ohio time), with the CAD amount in immediately available funds required of it;

         (d) with respect to Swing Loans, receipt by Agent of a Notice of Loan, such notice to be received by 11:00 A.M. (Cleveland, Ohio time) on the proposed date of borrowing;

         (e) with respect to Letters of Credit, satisfaction of the notice provisions set forth in Section 2.1C hereof;

         (f) each request of Borrower for (i) a Base Rate Loan shall be in an amount of not less than One Million Dollars ($1,000,000), (ii) a LIBOR Loan shall be in an amount of not less than Three Million Dollars ($3,000,000), increased by increments of One Million Dollars ($1,000,000), and (iii) a Swing Loan shall be in the amount of not less than Two Hundred Fifty Thousand Dollars ($250,000);

         (g) each request of a Canadian Borrower for (i) a CAD Base Rate Loan shall be in an amount of not less than One Million Canadian Dollars (CAD 1,000,000), and (ii) a CAD Fixed Rate Loan shall be in an amount of not less than Three Million Canadian Dollars (CAD 3,000,000), increased by increments of One Million Canadian Dollars (CAD 1,000,000);

         (h) the fact that no Unmatured Event of Default or Event of Default shall then exist or immediately after the making, conversion or continuation of the Loan or issuance of the Letter of Credit would exist; and

         (i) the fact that each of the representations and warranties contained in Article VI hereof shall be true and correct with the same force and effect as if made on and as of the date of the making, conversion or continuation of such Loan, or the issuance of the Letter of Credit, except to the extent that any thereof expressly relate to an earlier date.

         At no time shall Borrower request that LIBOR Loans be outstanding for more than ten (10) different Interest Periods at any time or shall Canadian Borrowers request that CAD Fixed Rate Loans be outstanding for more than five
(5) different Interest Periods at any time.

         Each request by Borrower or any Canadian Borrower for the making, conversion or continuation of a Loan, or for the issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by Borrower and Canadian Borrowers as of the date of such request as to the facts specified in
(h) and (i) above.

         Each request for a LIBOR Loan shall be irrevocable and binding on Borrower and Borrower shall indemnify Agent and the Banks against any loss or expense incurred by Agent or the Banks as a result of any failure by Borrower to consummate such transaction including, without limitation, any loss or expense incurred by reason of liquidation or re-employment of deposits or other funds acquired by the Banks to fund such LIBOR Loan. A certificate as to the amount of such loss or expense submitted by the Banks to Borrower shall be conclusive and binding for all purposes, absent manifest error.

         Each request for a CAD Fixed Rate Loan shall be irrevocable and binding on Canadian Borrowers and Canadian Borrowers shall indemnify Agent and the Canadian Banks against any loss or expense incurred by Agent or the Canadian Banks as a result of any failure by Canadian Borrowers to consummate such transaction including, without limitation, any loss or expense incurred by reason of liquidation or re-employment of deposits or other funds acquired by the Canadian Banks to fund such CAD Fixed Rate Loan. A certificate as to the amount of such loss or expense submitted by the Canadian Banks to Canadian Borrowers shall be conclusive and binding for all purposes, absent manifest error.

         SECTION 2.3. CANADIAN BORROWERS. At the request of Borrower, a Subsidiary of Borrower may become a Canadian Borrower hereunder, provided that all of the following requirements are met: (a) Borrower shall have provide to Agent a written request that such Subsidiary be designated as a Canadian Borrower pursuant to the terms of this Agreement; (b) such Subsidiary shall be organized under the laws of Canada or a Province of Canada and shall be a Wholly-Owned Subsidiary of Borrower; (c) Borrower shall have guaranteed the obligations of such Subsidiary under this Agreement pursuant to the terms of a Parent Guaranty of Payment; (d) such Subsidiary shall have executed and delivered to Agent, for delivery to each Canadian Bank, a CAD Loan Note in favor of such Canadian Bank, and, if required by Agent, all Canadian Borrowers shall execute and deliver new CAD Loan Notes replacing the existing CAD Loan Notes, if any; (e) such Subsidiary shall have executed an Assumption Agreement; and (f) Borrower shall have provided to Agent all of the other documents required by
Section 4.2 hereof with respect to such Subsidiary.

         SECTION 2.4. JOINT AND SEVERAL LIABILITY OF CANADIAN BORROWERS. Each request by a Canadian Borrower for the making, conversion or continuation of a CAD Loan shall be deemed to be a joint and several request by all Canadian Borrowers. Each Canadian Borrower hereby authorizes any other Canadian Borrower to request a CAD Loan hereunder and agrees that it is receiving or will receive a direct pecuniary benefit therefor. Each Canadian Borrower acknowledges and agrees that the Canadian Banks are providing the Canadian Commitments for the Canadian Borrowers at the request of each Canadian Borrower and with the understanding that each Canadian Borrower is and shall remain fully liable, jointly and severally, for payment in full of all CAD Loans and other Indebtedness and obligations incurred by Canadian Borrowers in connection with the Canadian Commitments.

         SECTION 2.5.      MAXIMUM LIABILITY OF EACH CANADIAN BORROWER.

         (a) Subject to subpart (e) hereof, but otherwise notwithstanding anything to the contrary contained in this Agreement, the maximum liability of any Canadian Borrower under this Agreement shall not exceed the sum of (a) that portion of the Loans and Letters of Credit, the proceeds of which are used to make Valuable Transfers (as hereinafter defined) to or for the benefit of such Canadian Borrower, plus (b) ninety-five percent (95%) of the Adjusted Net Worth (as hereinafter defined), but only to the extent that the Adjusted Net Worth is a positive number, of such Canadian Borrower at the date of this Agreement.

         (b)      For purposes of this Section 2.5,

                  "Adjusted Net Worth" shall mean, as of any date of determination thereof, the excess of (i) the amount of the fair saleable value of the assets of such Canadian Borrower as of the date of such determination, determined in accordance with applicable federal and state laws governing determinations of insolvency of debtors, over
         (ii) the amount of all liabilities of such Canadian Borrower, contingent or otherwise, as of the date of such determination, determined on the basis provided in the preceding clause (i), and in all events prior to giving effect to Valuable Transfers; and

                  "Valuable Transfer" shall mean (i) all loans, advances or capital contributions made to such Canadian Borrower with proceeds of the Loans and Letters of Credit, (ii) the fair market value of all property acquired with proceeds of the Loans and Letters of Credit and transferred to such Canadian Borrower, (iii) the interest on and the fees in respect of the Loans and Letters of Credit, the proceeds of which are used to make such a Valuable Transfer, and (iv) the value of any quantifiable economic benefits not included in clauses (i) through
         (iii) above, but includable in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, accruing to such Canadian Borrower as a result of the Loans and Letters of Credit.

         (c) Each Canadian Borrower agrees that the Debt may at any time and from time to time exceed the maximum liability of such Canadian Borrower hereunder without impairing this Agreement or affecting the rights and remedies of Agent and the Banks hereunder.

         (d) No payment or payments made by any Canadian Borrower or any other Obligor or any other Person or received or collected by Agent or the Canadian Banks from any Canadian Borrower or any other Obligor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Indebtedness and other obligations incurred pursuant to the Canadian Commitments shall be deemed to modify, reduce, release or otherwise affect the liability of any Canadian Borrower or other Obligor under this Agreement, and each Canadian Borrower shall, notwithstanding any such payment or payments (other than payments made to Agent or the Canadian Banks by such Canadian Borrower or payments received or collected by Agent or the Canadian Banks from such Canadian Borrower), remain liable for all of the Indebtedness and other obligations incurred pursuant to the Canadian Commitments up to the maximum liability amount of such Canadian Borrower determined as set forth in this Section until all of the Indebtedness and other obligations incurred pursuant to the Canadian Commitments is indefeasibly paid in full in cash.

         (e) Anything in this Section 2.5 to the contrary notwithstanding, in no event shall such Canadian Borrower's liability set forth in this Section 2.5 exceed the maximum amount that, after giving effect to the incurring of the obligations hereunder and to any rights to contribution of such Canadian Borrower from other affiliates of such Canadian Borrower or any Obligor, would not render the Canadian Banks' rights to payment hereunder void, voidable or avoidable under any applicable fraudulent transfer law; and further provided that if a greater amount of the Indebtedness and other obligations incurred pursuant to the Canadian Commitments than the maximum liability set forth in this Section 2.5 could be repaid by such Canadian Borrower as a result of an increase in such Canadian Borrower's Adjusted Net Worth subsequent to the date hereof, without rendering the Canadian Banks' rights to payment hereunder void, voidable or avoidable under any applicable fraudulent transfer law, then the amount of such Canadian Borrower's maximum liability calculated in subpart (a) of this Section 2.5 shall be calculated based upon such Canadian Borrower's Adjusted Net Worth on such later date, rather than the date of execution of this Agreement.

         SECTION 2.6.      ACTIVATION DATE.

         (a) At any time Borrower may request of Agent, with a copy to each of the Banks, that the Canadian Commitments become effective. Such request shall be made in writing not fewer than fifteen (15) Business Days, or such shorter time as shall be agreed to by Agent and the Canadian Banks, prior to the proposed date upon which Borrower has requested that the Canadian Commitments become effective; provided, however, that the Canadian Commitments shall only become effective if (i) an Unmatured Event of Default or Event of Default shall not have occurred; (ii) there shall be one or more Canadian Borrowers hereunder;
(iii) a material adverse change, in the opinion of Agent and the Majority Banks shall not have occurred in the financial condition, operations or prospects of the Companies; (iv) an opinion of Canadian counsel, in form and substance acceptable to Agent and the Canadian Banks, shall have been delivered to Agent for the benefit of the Banks, with respect to the validity and enforceability of the Credit Agreement and the CAD Loan Notes under Canadian law; and (v) Agent shall have provided certification to the Banks that the Canadian Commitments have become effective and that the Revised Commitment Percentages and the Revised Maximum Amounts are in effect.

         (b) Upon the Canadian Commitments becoming effective, (i) the Commitment Percentage of each Bank shall become the Revised Commitment Percentage applicable to such Bank; (ii) all outstanding Revolving Loans shall be repaid (subject to the prepayment fees set forth in Section 2.8 hereof) and may be reborrowed in accordance with the terms and conditions of this Agreement;
(iii) the Revolving Credit Commitments of the Banks shall be reduced in an amount to be consistent with the definition of "Revolving Credit Commitment";
(iv) each Revolving Credit Note shall be marked "Canceled" and returned to Agent for delivery to Borrower and new Notes shall be executed and delivered by Borrower to each Domestic Bank and by Canadian Borrowers to each Canadian Bank;
(v) the Commitment of any Bank that is not a Domestic Bank or a Canadian Bank shall automatically be terminated and such Bank shall cease to be a Bank under the terms of this Agreement, except with respect to any right to indemnification pursuant to Section 10.6 hereof.

         SECTION 2.7. PAYMENT ON NOTES, ETC.

         (a) Payments in CAD. All payments (including prepayments) of principal and interest on any CAD Loan and all payments with respect to the facility fee for or any other payment with respect to the Canadian Commitments shall be made in same day CAD funds at the Designated Lending Office for the benefit of the Canadian Banks. All such payments shall be remitted by Borrower to the Designated Lending Office not later than 11:00 A.M. (Cleveland, Ohio time) on the due date thereof in same day funds. In the event that such payment is due on a date when the Designated Lending Office is not open for business, then such payment shall be made on the next preceding day upon which the Designated Lending Office is open for business. Any payments received at Designated Lending Office after 11:00 A.M. (Cleveland, Ohio time) shall be deemed to have been made and received on the next following Business Day.

         (b) Payments in Dollars. With respect to any Revolving Loan or Swing Loan, all payments (including prepayments) to Agent of the principal of or interest on such Loan shall be made in Dollars. With respect to any other payment to Agent and the Banks that is not covered by subsection (a) hereof, such other payment, including but not limited to principal, interest, fees or any other amount owed by Borrower under this Agreement, shall be made in Dollars. All payments described in this subsection
(b) shall be remitted to Agent at its main office for the account of the Banks (other than the Canadian Banks and, on and after the Activation Date, for the account of the Domestic Banks) except as otherwise provided herein, not later than 2:00 P.M. (Cleveland, Ohio time) on the due date thereof in immediately available funds. Any such payments received by Agent after 2:00 P.M. (Cleveland, Ohio time) shall be deemed to have been made and received on the next following Business Day.

         (c) Payments Net of Taxes. All payments under this Agreement shall be made absolutely net of, without deduction or offset for, and altogether free and clear of, any and all present and future taxes, levies, deductions, charges and withholdings and all liabilities with respect thereto, under the laws of the United States of America or any foreign jurisdiction (or any state or political subdivision thereof), excluding income and franchise taxes imposed on any Bank (and withholding relating thereto) under the laws of the United States of America or Canada or any other foreign jurisdiction (or any state or political subdivision thereof). If Borrower or any Canadian Borrower is compelled by law to deduct any such taxes or levies (other than such excluded taxes) or to make any such other deductions, charges or withholdings, then Borrower or such Canadian Borrower, as the case may be, shall pay such additional amounts as may be necessary in order that the net payments after such deduction, and after giving effect to any United States or foreign jurisdiction (or any state or political subdivision thereof) income taxes required to be paid by the Banks in respect of such additional amounts, shall equal the amount of interest provided in Section 2.1 hereof for each Loan plus any principal then due.

         (d) Payments to Banks. Upon Agent's receipt of payments hereunder, Agent shall immediately distribute to each Bank its ratable share, if any, of the amount of principal, interest, and facility and other fees received by it for the account of such Bank. Payments received by Agent in Dollars shall be delivered to the Banks in immediately available funds. Payments received at the Designated Lending Office in CAD shall be delivered to the Canadian Banks in same day funds. Each Bank shall record any principal, interest or other payment, the principal amounts of the Prime Rate Loans, LIBOR Loans, CAD Base Rate Loans, CAD Fixed Rate Loans, Swing Loans, the type of currency for each Loan, all prepayments and the applicable dates, including Interest Periods, with respect to the Loans made and payments received by such Bank, by such method as such Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from the obligations of Borrower or Canadian Borrower, as the case may be, under each such Note. The aggregate unpaid amount of Loans, types of Loans and Interest Periods with respect to such Loans set forth on the records of Agent shall be rebuttably presumptive evidence of the principal and interest owing and unpaid on each Note.

         (e) Timing of Payments. Whenever any payment to be made hereunder, including, without limitation, any payment to be made on any Note, shall be stated to be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in each case be included in the computation of the interest payable on such Note; provided, however, that, with respect to any LIBOR Loan or CAD Loan, if the next succeeding Business Day falls in the succeeding calendar month, such payment shall be made on the preceding Business Day and the relevant Interest Period shall be adjusted accordingly.

         SECTION 2.8.      PREPAYMENT.

         (a)      Right to Prepay.

                  (i) Prior to the Activation Date, Borrower shall have the right, at any time or from time to time, to prepay, on a pro rata basis for all of the Banks (other than the Canadian Banks), all or any part of the principal amount of the Revolving Credit Notes then outstanding as designated by Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment.

                  (ii) On and after the Activation Date:

                           (A) Borrower shall have the right, at any time or
                  from time to time, to prepay, on a pro rata basis for all of the Domestic Banks, all or any part of the principal amount of the Revolving Credit Notes then outstanding, as designated by Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment; and

                           (B) Canadian Borrowers shall have the right, at any
                  time or from time to time, to prepay, on a pro rata basis for all of the Canadian Banks, all or any part of the principal amount of the CAD Loan Notes then outstanding, as designated by Canadian Borrowers, plus interest accrued on the amount so prepaid to the date of such prepayment.

                  (iii) Borrower shall have the right, at any time or from time to time, to prepay, for the benefit of Agent, all or any part of the principal amount of the Swing Line Note then outstanding, as designated by Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment.

         (b)      Prepayment Fees.

                  (i) Prepayments of Base Rate Loans and CAD Base Rate Loans shall be without any premium or penalty.

                  (ii) In the case of prepayment of a LIBOR Loan, Borrower agrees that if the reinvestment rate with respect to LIBOR Loans, as quoted by the money desk of Agent ("Reinvestment Rate"), shall be lower than the LIBOR Rate applicable to the LIBOR Loan which is intended to be prepaid (hereinafter, "Last LIBOR"), then Borrower shall, upon written notice by Agent, promptly pay to Agent, for the benefit of (A) the Banks (other than the Canadian Banks), if such prepayment is made prior to the Activation Date, or (B) the Domestic Banks, if such prepayment is made on or after the Activation Date, in immediately available funds, a prepayment fee equal to the product of (1) a rate (the "Prepayment Rate") which shall be equal to the difference between the Last LIBOR and the Reinvestment Rate, times (2) the principal amount of the LIBOR Loan which is to be prepaid, times (3) (x) the number of days remaining in the Interest Period of the LIBOR Loan which is to be prepaid divided by (y) three hundred sixty (360). Each prepayment of a LIBOR Loan shall be in the aggregate principal sum of not less than Three Million Dollars ($3,000,000), except in the case of a mandatory prepayment pursuant to
         Section 2.12 or Article III hereof.

                  (iii) In the case of prepayment of a CAD Fixed Rate Loan, Canadian Borrowers agree that if the reinvestment rate for CAD funds, as quoted by the money desk of Agent ("CAD Reinvestment Rate"), shall be lower than the Canadian Domestic Rate applicable to the CAD Fixed Rate Loan which is intended to be prepaid (hereinafter, "Last CAD Rate"), then Canadian Borrowers shall, upon written notice by Agent, promptly pay to Agent at the Designated Lending Office, for the benefit of the Canadian Banks, in immediately available funds, a prepayment fee equal to the product of (1) a rate (the "Prepayment Rate") which shall be equal to the difference between the Last CAD Rate and the CAD Reinvestment Rate, times (2) the principal amount of the CAD Fixed Rate Loan which is to be prepaid, times (3) (x) the number of days remaining in the Interest Period of the CAD Fixed Rate Loan which is to be prepaid divided by (y) three hundred sixty (360). Each prepayment of a CAD Fixed Rate Loan shall be in the aggregate principal sum of not less than Three Million Canadian Dollars (CAD 3,000,000), except in the case of a mandatory prepayment pursuant to Section 2.12 or Article III hereof.

                  (iv) In the case of prepayment of a Swing Loan, Borrower agrees to pay Agent, on demand, for any resulting loss, cost or expense incurred by Agent as a result thereof, including, without limitation, any loss incurred in obtaining, liquidating or employing deposits.

         (c)      Notice of Prepayment.

                  (i) Borrower shall give Agent written notice of prepayment of any Base Rate Loan or Swing Loan by not later than 11:00 A.M. (Cleveland, Ohio time) on the Business Day such prepayment is to be made and written notice of the prepayment of any LIBOR Loan not later than 1:00 P.M. (Cleveland, Ohio time) three (3) Business Days before the Business Day on which such prepayment is to be made.

                  (ii) Canadian Borrowers shall give Agent written notice of prepayment of any CAD Base Rate Loan by not later than 11:00 A.M. (Cleveland, Ohio time) on the Business Day such prepayment is to be made and written notice of the prepayment of any CAD Fixed Rate Loan not later than 1:00 P.M. (Cleveland, Ohio time) three (3) Business Days before the Business Day on which such prepayment is to be made.

         SECTION 2.9. FACILITY AND OTHER FEES.

         (a) Prior to the Activation Date, Borrower shall pay to Agent, for the ratable account of the Banks (other than the Canadian Banks), as a consideration for the Commitment hereunder, a facility fee from the date hereof until the earlier of the Activation Date or the last day of the Commitment Period equal to
(i) the Applicable Facility Fee Rate in effect on the payment date, times (ii) the Total Commitment Amount. The facility fee shall be payable quarterly, in arrears, commencing December 31, 1998, and on the last day of each December, March, June and September thereafter and on (A) the Activation Date and (B) the last day of the Commitment Period.

         (b) On and after the Activation Date, Borrower shall pay to Agent, for the ratable account of the Domestic Banks, as a consideration for the Revolving Credit Commitments hereunder, a facility fee from the Activation Date until the last day of the Commitment Period equal to (i) the Applicable Facility Fee Rate in effect on the payment date, times (ii) the average daily aggregate amount of the Revolving Credit Commitments in effect during such quarter. The facility fee shall be payable quarterly, in arrears, on the last day of each March, June, September and December of each year and on the last day of the Commitment Period.

         (c) On and after the Activation Date, Canadian Borrowers shall pay to Agent at the Designated Lending Office, for the ratable account of the Canadian Banks, as a consideration for the Canadian Commitments hereunder, a facility fee from the Activation Date until the last day of the Canadian Commitment Period equal to (i) the Applicable Facility Fee Rate in effect on the payment date, times (ii) the average daily aggregate amount of the Canadian Commitments in effect during such quarter. The facility fee shall be payable quarterly, in arrears, on the last day of each March, June, September and December of each year and on the last day of the Commitment Period.

         (d) Borrower shall pay to Agent, for its sole benefit, all fees set forth in the Agent Fee Letter.

         SECTION 2.10. REDUCTION OF COMMITMENT.

         (a) Prior to the Activation Date, Borrower may at any time or from time to time permanently reduce in whole or ratably in part the Commitment of the Banks to an amount not less than the aggregate principal amount of the Loans and Letters of Credit then outstanding, by giving Agent not fewer than three (3) Business Days' notice, provided that any such partial reduction shall be in an aggregate amount, for all of the Banks, of Five Million Dollars ($5,000,000), or any integral multiple thereof. Agent shall promptly notify each Bank of the date of each such reduction and such Bank's proportionate share thereof. If required by Agent, Borrower, Canadian Borrowers, the Banks and Agent shall execute an amendment to this Agreement to make any conforming changes deemed necessary or appropriate by Agent as a result of any such reduction of Commitment. After each such reduction, the facility fees payable hereunder shall be calculated upon the Commitment of the Banks as so reduced.

         (b)      On and after the Activation Date:

                  (i) Borrower may at any time or from time to time permanently reduce in whole or ratably in part the Revolving Credit Commitments of the Domestic Banks to an amount not less than the Revolving Credit Exposure, by giving Agent not fewer than three (3) Business Days' notice, provided that any such partial reduction shall be in an aggregate amount, for all of the Domestic Banks, of Five Million Dollars ($5,000,000), or any integral multiple thereof. Agent shall promptly notify each Domestic Bank of the date of each such reduction and such Domestic Bank's proportionate share thereof. If required by Agent, Borrower, Canadian Borrowers, the Banks and Agent shall execute an amendment to this Agreement to make any conforming changes deemed necessary or appropriate by Agent as a result of any such reduction of the Revolving Credit Commitments. After each such reduction, the facility fees payable with respect to the Revolving Credit Commitments shall be calculated upon the Revolving Credit Commitments of the Domestic Banks as so reduced; or

                  (ii) Canadian Borrowers may at any time or from time to time permanently reduce in whole or ratably in part the Canadian Commitments of the Canadian Banks to an amount not less than the CAD Exposure, by giving Agent not fewer than three (3) Business Days' notice, provided that any such partial reduction shall be in an aggregate amount, for all of the Canadian Banks, of Five Million Canadian Dollars (CAD 5,000,000), or any integral multiple thereof. Agent shall promptly notify each Canadian Bank of the date of each such reduction and such Canadian Bank's proportionate share thereof. If required by Agent, Borrower, Canadian Borrowers, the Banks and Agent shall execute an amendment to this Agreement to make any conforming changes deemed necessary or appropriate by Agent as a result of any such reduction of the Canadian Commitments. After each such reduction, the facility fees with respect to the Canadian Commitments shall be calculated upon the Canadian Commitments of the Canadian Banks as so reduced.

         (c) If Borrower and Canadian Borrowers reduce in whole the Commitment of the Banks, on the effective date of such reduction (Borrower and Canadian Borrowers having prepaid in full the unpaid principal balance, if any, of the Notes, together with all interest and facility and other fees accrued and unpaid, and provided that no Letter of Credit Exposure shall exist), all of the Notes shall be delivered to Agent marked "Canceled" and Agent shall redeliver such Notes to Borrower and Canadian Borrowers. Any partial reduction in the Commitment, the Revolving Credit Commitments or the Canadian Commitments shall be effective during the remainder of the Commitment Period.

         SECTION 2.11. COMPUTATION OF INTEREST AND FEES; DEFAULT RATE. Interest on Loans (other than Base Rate Loans and CAD Base Rate Loans) and facility and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty (360) days and calculated for the actual number of days elapsed. Interest on Base Rate Loans and CAD Base Rate Loans shall be computed on the basis of a year having three hundred sixty-five (365) days or three hundred sixty-six (366) days, as the case may be, and calculated for the actual number of days elapsed. Anything herein to the contrary notwithstanding, if an Event of Default shall occur hereunder, (a) the principal of each Note and the unpaid interest thereon shall bear interest, until paid, at the Default Rate; and (b) the fee for the aggregate undrawn face amount of all issued and outstanding Letters of Credit shall be increased to two percent (2%) in excess of the then applicable fee from time to time in effect pursuant to Section 2.1C hereof. In no event shall the rate of interest hereunder exceed the maximum rate allowable by law.

         SECTION 2.12. MANDATORY PAYMENT.

         (a) Prior to the Activation Date, if the Revolving Credit Exposure at any time exceeds the Total Commitment Amount, Borrower shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of the Revolving Loans sufficient to bring the Revolving Credit Exposure within the Total Commitment Amount.

         (b) On and after the Activation Date, if the Revolving Credit Exposure at any time exceeds the aggregate amount of the Revolving Credit Commitments, Borrower shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of the Revolving Loans sufficient to bring the Revolving Credit Exposure within the aggregate amount of the Revolving Credit Commitments.

         (c) On and after the Activation Date, if the CAD Exposure at any time exceeds the aggregate amount of the Canadian Commitments, Canadian Borrowers shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of the CAD Loans sufficient to bring the CAD Exposure within the aggregate amount of the Canadian Commitments.

         (d) On and after the Activation Date, if the sum of (i) the Revolving Credit Exposure, plus (ii) the CAD Exposure at any time exceeds the Total Commitment Amount, then, as promptly as practicable, but in no event later than the next Business Day, Borrower and Canadian Borrowers shall prepay an aggregate principal amount of the Revolving Loans and the CAD Loans, as appropriate, sufficient to bring the sum of the Revolving Credit Exposure and the CAD Exposure within the Total Commitment Amount.

         (e) Any prepayment of a LIBOR Loan or CAD Fixed Rate Loan pursuant to this Section 2.12 shall be subject to the prepayment fees set forth in Section
2.8 hereof.

           ARTICLE III. ADDITIONAL PROVISIONS RELATING TO LIBOR LOANS;
                                CAPITAL ADEQUACY

         SECTION 3.1. RESERVES OR DEPOSIT REQUIREMENTS, ETC. If, at any time, any law, treaty or regulation (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the interpretation thereof by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority shall impose (whether or not having the force of law), modify or deem applicable any reserve and/or special deposit requirement (other than reserves included in the Eurocurrency Reserve Percentage, the effect of which is reflected in the interest rate(s) of the LIBOR Loan(s) or CAD Fixed Rate Loan(s) in question) against assets held by, or deposits in or for the amount of any LIBOR Loan or CAD Fixed Rate Loan by, any Bank, and the result of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Bank of making or maintaining hereunder any LIBOR Loan or CAD Fixed Rate Loan or to reduce the amount of principal or interest received by such Bank with respect to such LIBOR Loan or CAD Fixed Rate Loan, then, upon demand by such Bank, Borrower, or Canadian Borrowers, as applicable, shall pay to such Bank from time to time on Interest Adjustment Dates with respect to such LIBOR Loan or CAD Fixed Rate Loan, as additional consideration hereunder, additional amounts sufficient to fully compensate and indemnify such Bank for such increased cost or reduced amount, assuming (which assumption such Bank need not corroborate) such additional cost or reduced amount was allocable to such LIBOR Loan or CAD Fixed Rate Loan. A certificate as to the increased cost or reduced amount as a result of any event mentioned in this Section 3.1, setting forth the calculations therefor, shall be promptly submitted by such Bank to Borrower or Canadian Borrowers, as applicable, and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof. Notwithstanding any other provision of this Agreement, after any such demand for compensation by any Bank, Borrower or Canadian Borrowers, as applicable, upon at least three (3) Business Days' prior written notice to such Bank through Agent, may prepay any affected LIBOR Loan or CAD Fixed Rate Loan in full or convert such LIBOR Loan to a Base Rate Loan or CAD Fixed Rate Loan to a CAD Base Rate Loan, regardless of the Interest Period thereof. Any such prepayment or conversion shall be subject to the prepayment fees set forth in Section 2.8 hereof. Each Bank shall notify Borrower or Canadian Borrowers, as the case may be, as promptly as practicable (with a copy thereof delivered to Agent) of the existence of any event which will likely require the payment by Borrower or Canadian Borrower, as applicable, of any such additional amount under this Section.

         SECTION 3.2. TAX LAW, ETC. In the event that by reason of any law, regulation or requirement or in the interpretation thereof by an official authority, or the imposition of any requirement of any central bank whether or not having the force of law, any Bank shall, with respect to this Agreement or any transaction under this Agreement, be subjected to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever (other than any tax imposed upon the total net income of such Bank) and if any such measures or any other similar measure shall result in an increase in the cost to such Bank of making or maintaining any LIBOR Loan or CAD Fixed Rate Loan or in a reduction in the amount of principal, interest or facility fee receivable by such Bank in respect thereof, then such Bank shall promptly notify Borrower stating the reasons therefor. Borrower shall thereafter pay to such Bank, upon demand from time to time on Interest Adjustment Dates with respect to such LIBOR Loan or CAD Fixed Rate Loan, as applicable, as additional consideration hereunder, such additional amounts as shall fully compensate such Bank for such increased cost or reduced amount. A certificate as to any such increased cost or reduced amount, setting forth the calculations therefor, shall be submitted by such Bank to Borrower or Canadian Borrowers, as applicable, and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

         If any Bank receives such additional consideration from Borrower or Canadian Borrowers pursuant to this Section 3.2, such Bank shall use reasonable efforts to obtain the benefits of any refund, deduction or credit for any taxes or other amounts on account of which such additional consideration has been paid and shall reimburse Borrower or Canadian Borrowers, as applicable, to the extent, but only to the extent, that such Bank shall receive a refund of such taxes or other amounts together with any interest thereon or an effective net reduction in taxes or other governmental charges (including any taxes imposed on or measured by the total net income of such Bank) of the United States or any state or subdivision thereof by virtue of any such deduction or credit, after first giving effect to all other deductions and credits otherwise available to such Bank. If, at the time any audit of such Bank's income tax return is completed, such Bank determines, based on such audit, that it was not entitled to the full amount of any refund reimbursed to Borrower or Canadian Borrower, as the case may be, as aforesaid or that its net income taxes are not reduced by a credit or deduction for the full amount of taxes reimbursed to Borrower or Canadian Borrowers as aforesaid, Borrower or Canadian Borrowers, as applicable, upon demand of such Bank, shall promptly pay to such Bank the amount so refunded to which such Bank was not so entitled, or the amount by which the net income taxes of such Bank were not so reduced, as the case may be.

         Notwithstanding any other provision of this Agreement, after any such demand for compensation by any Bank, Borrower or Canadian Borrowers, as applicable, upon at least three (3) Business Days' prior written notice to such Bank through Agent, may prepay any affected LIBOR Loan or CAD Fixed Rate Loan in full or convert such LIBOR Loan to a Base Rate Loan or such CAD Fixed Rate Loan to a CAD Base Rate Loan, regardless of the Interest Period of any thereof. Any such prepayment or conversion shall be subject to the prepayment fees set forth in Section 2.8 hereof.

         SECTION 3.3. EURODOLLAR OR CANADIAN DEPOSITS UNAVAILABLE OR INTEREST RATE UNASCERTAINABLE. In respect of any LIBOR Loan or CAD Fixed Rate Loan, in the event that Agent shall have determined that dollar deposits of the relevant amount for the relevant Interest Period for such LIBOR Loan or CAD Fixed Rate Loan are not available to Agent in the applicable eurodollar or CAD market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the LIBOR Rate or Canadian Domestic Rate applicable to such Interest Period, as the case may be, Agent shall promptly give notice of such determination to Borrower or Canadian Borrowers, as applicable, and (a) with respect to difficulty ascertaining the LIBOR Rate, (i) any notice of a new LIBOR Loan (or conversion of an existing Base Rate Loan to a LIBOR Loan) previously given by Borrower and not yet borrowed (or converted, as the case may be) shall be deemed a notice to make a Base Rate Loan, and (ii) Borrower shall be obligated either to prepay, or to convert to a Base Rate Loan, any outstanding LIBOR Loan on the last day of the then current Interest Period with respect thereto; or (b) with respect to difficulty ascertaining the Canadian Domestic Rate, (i) any notice of a new CAD Fixed Rate Loan (or conversion of an existing CAD Base Rate Loan to a CAD Fixed Rate Loan) previously given by Canadian Borrowers and not yet borrowed (or converted, as the case may be) shall be deemed a notice to make a CAD Base Rate Loan, and (ii) Canadian Borrower shall be obligated either to prepay, or to convert to a CAD Base Rate Loan, any outstanding CAD Fixed Rate Loan on the last day of the then current Interest Period with respect thereto.

         SECTION 3.4. INDEMNITY. Without prejudice to any other provisions of this Article III, Borrower hereby agrees to indemnify each Bank and Canadian Borrowers agree to indemnify each Canadian Bank against any loss or expense which such Bank may sustain or incur as a consequence of any default by Borrower or Canadian Borrowers, as the case may be, in payment when due of any amount hereunder in respect of any LIBOR Loan or CAD Fixed Rate Loan, including, but not limited to, any penalty incurred by such Bank in respect of funds borrowed by it for the purpose of making or maintaining such LIBOR Loan or CAD Fixed Rate Loan, as determined by such Bank in the exercise of its sole but reasonable discretion. A certificate as to any such loss or expense shall be promptly submitted by such Bank to Borrower or Canadian Borrowers, as applicable, and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

         SECTION 3.5. CHANGES IN LAW RENDERING LIBOR LOANS OR CAD FIXED RATE LOANS UNLAWFUL. If, at any time, any new law, treaty or regulation, or any change in any existing law, treaty or regulation, or any interpretation thereof by any governmental or other regulatory authority charged with the administration thereof, shall make it unlawful for any Bank to fund any LIBOR Loan or CAD Fixed Rate Loan which it is committed to make hereunder with moneys obtained in the eurodollar or Canadian market, the commitment of such Bank to fund such LIBOR Loan or CAD Fixed Rate Loan shall, upon the happening of such event forthwith be suspended for the duration of such illegality, and such Bank shall by written notice to Borrower or Canadian Borrowers, as applicable, and Agent declare that its commitment with respect to such LIBOR Loan or CAD Fixed Rate Loan has been so suspended and, if and when such illegality ceases to exist, such suspension shall cease and such Bank shall similarly notify Borrower or Canadian Borrowers, as applicable, and Agent. If any such change shall make it unlawful for any Bank to continue in effect the funding in the applicable eurodollar market of any LIBOR Loan, or Canadian market of any CAD Fixed Rate Loan, previously made by it hereunder, such Bank shall, upon the happening of such event, notify Borrower or Canadian Borrowers, as applicable, Agent and the other Banks thereof in writing stating the reasons therefor, and, (a) with respect to LIBOR Loans, Borrower shall, on the earlier of (i) the last day of the then current Interest Period or (ii) if required by such law, regulation or interpretation, on such date as shall be specified in such notice, either convert such LIBOR Loan to a Base Rate Loan or prepay such LIBOR Loan to the Banks in full; or (b) with respect to CAD Fixed Rate Loans, Canadian Borrowers shall, on the earlier of (i) the last day of the then current Interest Period or
(ii) if required by such law, regulation or interpretation, on such date as shall be specified in such notice, either convert such CAD Fixed Rate to a CAD Base Rate Loan or prepay such CAD Fixed Rate Loan to the Banks in full. Any such prepayment or conversion shall be subject to the prepayment fees described in Section 2.8 hereof.

         SECTION 3.6. FUNDING. Each Bank may, but shall not be required to, make LIBOR Loans hereunder with funds obtained outside the United States.

         SECTION 3.7. CAPITAL ADEQUACY. If any Bank shall have determined, after the Closing Date, that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital (or the capital of its holding company) as a consequence of its obligations hereunder to a level below that which such Bank (or its holding company) could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies or the policies of its holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to Agent), Borrower shall pay to such Bank such additional amount or amounts as shall compensate such Bank (or its holding company) for such reduction. Each Bank shall designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Failure on the part of any Bank to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's rights to demand compensation for any reduction in return on capital in such period or in any other period. The protection of this Section shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the law, regulation or other condition which shall have been imposed.

                        ARTICLE IV. CONDITIONS PRECEDENT

         SECTION 4.1. CONDITIONS PRECEDENT TO CLOSING. The obligation of the Banks to make the first Loan and of Agent (or a Fronting Bank) to issue the first Letter of Credit is subject to Borrower satisfying each of the following conditions:

         (a) NOTES. Borrower shall have executed and delivered to each Bank (other than the Canadian Banks) its Revolving Credit Note and shall have executed and delivered to Agent the Swing Line Note.

         (b) SUBSIDIARY GUARANTIES OF PAYMENT. Borrower shall have delivered to Agent a Subsidiary Guaranty of Payment executed by each Guarantor of Payment.

         (c) OFFICER'S CERTIFICATE, RESOLUTIONS, ORGANIZATIONAL DOCUMENTS. Borrower and each Guarantor of Payment shall have delivered to each Bank (other than the Canadian Banks) an officer's certificate certifying the names of the officers of Borrower or such Guarantor of Payment authorized to sign the Loan Documents, to which Borrower or such Guarantor of Payment, as the case may be, is a party, together with the true signatures of such officers and certified copies of (a) the resolutions of the board of directors of Borrower and each Guarantor of Payment evidencing approval of the execution and delivery of the Loan Documents and the execution of other Related Writings to which Borrower or such Guarantor of Payment, as the case may be, is a party, and (b) the Articles (or Certificate) of Incorporation and Regulations (Bylaws) and all amendments thereto of Borrower and each Guarantor of Payment.

         (d) LEGAL OPINION. Borrower shall have delivered to Agent an opinion of counsel for Borrower and each Guarantor of Payment, in form and substance satisfactory to Agent and the Banks.

         (e) GOOD STANDING CERTIFICATES. Borrower shall have delivered to Agent a good standing certificate for Borrower and each Guarantor of Payment, issued on or about the Closing Date by the Secretary of State in the state where Borrower or such Guarantor of Payment is incorporated.

         (f) CLOSING AND LEGAL FEES; AGENT FEE LETTER. Borrower shall have (a) paid to Agent, for its sole benefit, the fees described in the Agent Fee Letter,
(b) paid to Agent, for the pro rata benefit of the Banks (other than the Canadian Banks), a closing fee in an amount equal to fifteen basis (15) points times the Total Commitment Amount, (c) paid all legal fees and expenses of Agent in connection with the preparation and negotiation of the Loan Documents, and
(d) executed and delivered to Agent the Agent Fee Letter and the Closing Fee Letter.

         (g) NOTE PURCHASE AGREEMENT. Borrower shall have provided to Agent evidence that the Companies have obtained all required consents under each of the Note

Purchase Agreements necessary for Borrower to enter into this Agreement and the other Loan Documents to which Borrower is a party and to consummate the transaction contemplated hereby.

         (h) INTERCREDITOR AGREEMENT. The Intercreditor Agreement shall have been executed by each party thereto and shall have been acknowledged by Borrower and each Guarantor of Payment.

         (i) NO MATERIAL ADVERSE CHANGE. No material adverse change, in the opinion of Agent and the Majority Banks, shall have occurred in the financial condition, operations or prospects of the Companies since March 31, 1998.

         (j) MISCELLANEOUS. Borrower shall have provided such other items and shall have satisfied such other conditions as may be reasonably required by Agent or the Banks.

         SECTION 4.2. CONDITIONS PRECEDENT TO CAD LOANS. The obligation of the Canadian Banks to make a CAD Loan to a Canadian Borrower is subject to each Canadian Borrower and, if applicable, Borrower satisfying each of the following conditions:

         (a) ACTIVATION DATE. The Activation Date shall have occurred and all conditions set forth in Section 2.6 hereof shall have been satisfied.

         (b) NOTES. Canadian Borrowers shall have executed and delivered to each Canadian Bank its CAD Loan Note.

         (c) PARENT GUARANTY OF PAYMENT. Borrower shall have executed and delivered to Agent a Parent Guaranty of Payment.

         (d) ASSUMPTION AGREEMENT. Each Canadian Borrower shall have executed and delivered to Agent an Assumption Agreement.

         (e) OFFICER'S CERTIFICATE, RESOLUTIONS, ORGANIZATIONAL DOCUMENTS. Each Canadian Borrower shall have delivered to Agent and each Canadian Bank an officer's certificate certifying the names of the officers of such Canadian Borrower authorized to sign the Loan Documents, to which such Canadian Borrower is a party, together with the true signatures of such officers and certified copies of (a) the resolutions of the board of directors of such Canadian Borrower evidencing approval of the execution and delivery of the Loan Documents and the execution of other Related Writings to which such Canadian Borrower is a party, and (b) the organizational and governing documents, and all amendments thereto, of such Canadian Borrower.

         (f) LEGAL OPINION. Each Canadian Borrower shall have delivered to Agent and each Canadian Bank an opinion of counsel for such Canadian Borrower, in form and substance satisfactory to Agent and the Canadian Banks.

         (g) GOOD STANDING CERTIFICATES. Each Canadian Borrower shall have delivered to Agent and the Canadian Banks a good standing certificate for such Canadian Borrower, issued on or about the Activation Date by the appropriate governmental authority in the jurisdiction where such Canadian Borrower is organized.

         (h) MISCELLANEOUS. Borrower and each Canadian Borrower shall have provided such other items and shall have satisfied such other conditions as may be reasonably required by Agent or the Canadian Banks.

                              ARTICLE V. COVENANTS

         Borrower and each Canadian Borrower agree that so long as the Commitment remains in effect and thereafter until the principal of and interest on all Notes and all other payments and fees due hereunder shall have been paid in full, Borrower and each Canadian Borrower shall perform and observe, and shall cause each Subsidiary to perform and observe, each of the following provisions:

         SECTION 5.1. INSURANCE. Each Company shall (a) maintain insurance to such extent and against such hazards and liabilities as is commonly maintained by companies similarly situated; and (b) within ten (10) days of any Bank's written request, furnish to such Bank such information about any Company's insurance as that Bank may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to such Bank and certified by a Financial Officer of such Company.

         SECTION 5.2. MONEY OBLIGATIONS. Each Company shall pay in full (a) prior in each case to the date when penalties would attach, all material taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate reserves have been established in accordance with GAAP) for which it may be or become liable or to which any or all of its properties may be or become subject; (b) all of its material wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. 206-207) or any comparable provisions; and (c) all of its other material obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith and for which adequate reserves have been established in accordance with GAAP) before such payment becomes overdue.

         SECTION 5.3. FINANCIAL STATEMENTS. Borrower shall furnish to each Bank:

         (a) within fifty (50) days after the end of each of the first three (3) quarter-annual periods of each fiscal year of Borrower, balance sheets of Borrower as of the end of such period and statements of income (loss), shareholders' equity and cash flows for the quarter and fiscal year to date periods, all prepared on a Consolidated basis, in accordance with GAAP, and in form and detail satisfactory to the Banks and certified by a Financial Officer of Borrower; provided, however, that delivery pursuant to paragraph (f) below of copies of the Quarterly Report on Form 10-Q of the Companies for such quarterly period filed with the SEC shall be deemed to satisfy the requirements of this paragraph (a);

         (b) within one hundred (100) days after the end of each fiscal year of Borrower, an annual audit report of Borrower for that year prepared on a Consolidated basis, in accordance with GAAP, and in form and detail satisfactory to the Banks and certified by an independent public accountant satisfactory to the Banks, which report shall include balance sheets and statements of income
(loss), shareholders' equity and cash flows for that period, together with a certificate by the accountant setting forth the Unmatured Events of Default and Events of Default coming to its attention during the course of its audit or, if none, a statement to that effect; provided, however, that delivery pursuant to paragraph (f) below of copies of the Annual Report on Form 10-K of the Companies for such quarterly period filed with the SEC shall be deemed to satisfy the requirements of this paragraph (b);

         (c) concurrently with the delivery of the financial statements in (a) and (b) above, a Compliance Certificate;

         (d) as soon as available, copies of all notices, reports, definitive proxy or other statements and other documents sent by Borrower to its shareholders or to the holders of any of its debentures or bonds or the trustee of any indenture securing the same or pursuant to which they are issued; and

         (e) within ten (10) days of any Bank's written request, such other information about the financial condition, properties and operations of any Company as such Bank may from time to time reasonably request, which information shall be submitted in form and detail satisfactory to such Bank and certified by a Financial Officer of the Company or Companies in question.

         SECTION 5.4. FINANCIAL RECORDS. Each Company shall at all times maintain true and complete records and books of account including, without limiting the generality of the foregoing, appropriate reserves for possible losses and liabilities, all in accordance with GAAP, and at all reasonable times (during normal business hours and upon notice to the Company in question) permit the Banks to examine that Company's books and records and to make excerpts therefrom and transcripts thereof.

         SECTION 5.5. FRANCHISES. Borrower and each Canadian Borrower shall preserve and maintain at all times its existence and its material rights and franchises.

         SECTION 5.6. ERISA COMPLIANCE. No Company shall incur any material accumulated funding deficiency within the meaning of ERISA, or any material liability to the PBGC, established thereunder in connection with any Plan. Borrower shall furnish to the Banks (a) as soon as possible and in any event within thirty (30) days after any Company knows or has reason to know that any material Reportable Event with respect to any Plan has occurred, a statement of the Financial Officer of such Company, setting forth details as to such Reportable Event and the action which such Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to such Company, and (b) promptly after receipt thereof a copy of any material notice such Company, or any member of the Controlled Group may receive from the PBGC or the Internal Revenue Service with respect to any Plan administered by such Company; provided, that this latter clause shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service. Borrower shall promptly notify the Banks of any material taxes assessed, proposed to be assessed or which Borrower has reason to believe may be assessed against a Company by the Internal Revenue Service with respect to any Plan. As used in this Section "material" means the measure of a matter of significance which shall be determined as being an amount equal to five percent (5%) of the Consolidated Net Worth of Borrower. As soon as practicable, and in any event within twenty (20) days, after any Company becomes aware that a material ERISA Event has occurred, such Company shall provide Bank with notice of such ERISA Event with a certificate by a Financial Officer of such Company setting forth the details of the event and the action such Company or another Controlled Group member proposes to take with respect thereto. Borrower shall, at the request of Agent or any Bank, deliver or cause to be delivered to Agent or such Bank, as the case may be, true and correct copies of any documents relating to the Plan of any Company.

         SECTION 5.7. FINANCIAL COVENANTS.

         (a) INTEREST COVERAGE. The Companies shall not suffer or permit at any time the ratio of (i) Consolidated EBIT to (ii) Consolidated Interest Expense to be less than 2.50 to 1.00, based upon the financial statements of the Companies for the most recently completed four (4) fiscal quarters. For purposes of calculation of the ratio set forth in this subsection only, the effects of up to Fifteen Million Dollars ($15,000,000) of pre-tax nonrecurring charges taken by the Companies on or before December 31, 1998 shall be excluded.

         (b) NET WORTH. The Companies shall not suffer or permit their Consolidated Net Worth at any time, based upon the financial statements of the Companies for the most recently completed fiscal quarter, to fall below the current minimum amount required, which current minimum amount required shall be Two Hundred Forty Million Dollars ($240,000,000) on the Closing Date through June 29, 1999, with such current minimum amount required to be positively increased by the Increase Amount on June 30, 1999, and by an additional Increase Amount on the last day of each fiscal year thereafter. As used herein, the term "Increase Amount" shall mean an amount equal to thirty percent (30%) of the positive Consolidated Net Earnings of the Companies for the fiscal year then ended.

         (c) FUNDED INDEBTEDNESS TO TOTAL CAPITALIZATION. The Companies shall not suffer or permit at any time the ratio of (i) Funded Indebtedness to (ii) Total Capitalization to exceed 0.58 to 1.00, based upon the financial statements of the Companies for the most recently completed fiscal quarter.

For purposes of calculating the covenants set forth in this Section 5.7, GAAP shall be applied as in effect on the Closing Date, unless otherwise agreed by Borrower, Agent and the Majority Banks.

         SECTION 5.8. BORROWING. No Company shall create, incur or have outstanding any Indebtedness of any kind; provided, that this Section shall not apply to:

         (a) the Loans or any other Indebtedness incurred to Agent or the Banks pursuant to this Agreement;

         (b) Indebtedness under any Hedge Agreement;

         (c) the Indebtedness existing as of the Closing Date as set forth in
Schedule 5.8 hereto;

         (d) loans to a Company from a Company so long as each such Company is Borrower or a Guarantor of Payment, or loans to a Canadian Borrower from a Canadian Borrower;

         (e) secured Indebtedness (including any capital lease obligation) so long as the aggregate amount of all such Indebtedness outstanding at any time for all Companies does not exceed an amount equal to twenty percent (20%) of the Consolidated Net Worth of the Companies, based upon the financial statements of the Companies for the most recently completed fiscal quarter; or

         (f) additional unsecured Indebtedness of a Company, to the extent not otherwise permitted pursuant to subparts (a) through (e) hereof; provided, however, that (i) if the Companies incur any Indebtedness to any creditor in an aggregate principal amount in excess of an amount equal to ten percent (10%) of the Consolidated Net Worth of the Companies (based upon the financial statements of the Companies for the most recently completed fiscal quarter), and (ii) any Company (other than Borrower) is liable for such Indebtedness, then, upon request of Agent, Borrower shall cause each Person that is a party to any document, instrument or agreement evidencing such Indebtedness to enter into an intercreditor agreement, in form and substance satisfactory to Agent and the Majority Banks, which intercreditor agreement shall contain terms and conditions substantially similar to the terms and conditions contained in the Intercreditor Agreement.

         SECTION 5.9. LIENS. No Company shall create, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired; provided that this Section shall not apply to the following:

         (a) Liens for taxes not yet due or which are being actively contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

         (b) other statutory Liens incidental to the conduct of its business or the ownership of its property and assets that (i) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and (ii) do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

         (c) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to Borrower or a Guarantor of Payment or Liens on property or assets of a Canadian Borrower to secure obligations of such Canadian Borrower to another Canadian Borrower;

         (d) Liens relating to ledger balances, consignments and other similar arrangements;

         (e) easements or other minor defects or irregularities in title of real property not interfering in any material respect with the use of such property in the business of any Company; or

         (f) any other Liens (including all Liens existing on the Closing Date, which Liens are set forth on SCHEDULE 5.9A hereto) so long as the aggregate amount of Indebtedness secured by all such Liens (when added to the aggregate amount of all asset securitizations) does not exceed for all Companies at any time an aggregate amount equal to twenty percent (20%) of the Consolidated Net Worth of the Companies, based upon the financial statements of the Companies for the most recently completed fiscal quarter.

         SECTION 5.10. REGULATIONS U and X. No Company shall take any action that would result in any non-compliance of the Loans with Regulations U and X of the Board of Governors of the Federal Reserve System.

         SECTION 5.11. INVESTMENTS AND LOANS. No Company shall (a) create, acquire or hold any Subsidiary, (b) make or hold any investment in any stocks, bonds or securities of any kind, (c) be or become a party to any joint venture or other partnership without the prior written consent of Agent and the Majority Banks, (d) make or keep outstanding any advance or loan to any Person, or (e) be or become a Guarantor of any kind, except guarantees securing only indebtedness of the Companies incurred or permitted pursuant to this Agreement; provided, that this Section shall not apply to:

         (i) any endorsement of a check or other medium of payment for deposit or collection through normal banking channels or similar transaction in the normal course of business;

         (ii) any investment in direct obligations of the United States of America or in certificates of deposit issued by a member bank (having capital resources in excess of One Hundred Million Dollars ($100,000,000)) of the Federal Reserve System;

         (iii) any investment in commercial paper or securities which at the time of such investment is assigned the highest quality rating in accordance with the rating systems employed by either Moody's or Standard & Poor's;

         (iv) the holding of or an investment in the Subsidiaries listed on
SCHEDULE 6.1 (as such schedule may be amended from time to time) hereto;

         (v) loans to a Company from a Company so long as each such Company is Borrower or a Guarantor of Payment or loans to a Canadian Borrower from a Canadian Borrower;

         (vi) any guaranty by a Company of Indebtedness of another Company so long as such Indebtedness is permitted pursuant to Section 5.8 hereof;

         (vii) any guaranty by a Canadian Borrower of Indebtedness of another Canadian Borrower so long as such Indebtedness is permitted pursuant to Section
5.8 hereof;

         (viii) any advance or loan to an officer, employee, agent or similar Person of or consultant to a Company, made in the ordinary course of such Company's business, so long as all such advances and loans from all Companies aggregate not more than the maximum principal sum of Five Million Dollars ($5,000,000) at any time outstanding;

         (ix) any Permitted Investment;

         (x) the creation, acquisition or holding of any Domestic Subsidiary so long as such Domestic Subsidiary, if required pursuant to Section 5.19 hereof, becomes a Guarantor of Payment in accordance with Section 5.19, and, with the prior written consent of Agent and the Majority Banks, the creation, acquisition or holding of any Foreign Subsidiary; or

         (xi) any investment by a Foreign Subsidiary (other than a Canadian Borrower) in Borrower or any Subsidiary.

         SECTION 5.12. MERGER AND SALE OF ASSETS. No Company shall merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of all or a substantial part of its assets to any Person, except that, if no Unmatured Event of Default or Event of Default shall then exist or immediately thereafter shall begin to exist:

         (a) any Subsidiary may merge or consolidate with (i) Borrower (provided that Borrower shall be the continuing or surviving Person) or (ii) any Guarantor of Payment, provided that either (A) the continuing or surviving Person shall be a Subsidiary that is a Guarantor of Payment, or (B) after giving effect to any merger or consolidation pursuant to this sub-clause (ii), Borrower and/or one or more Subsidiaries that are Guarantors of Payment shall own not less than the same percentage of the outstanding Voting Power of the continuing or surviving Person as Borrower and/or one or more Subsidiaries (that are Guarantors of Payment) owned of the merged Subsidiary immediately prior to such merger;

         (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to (i) Borrower, (ii) any Subsidiary that is a Guarantor of Payment, or (iii) any Guarantor of Payment, of which Borrower and/or one or more Subsidiaries, which are Guarantors of Payment, shall own not less than the same percentage of Voting Power as Borrower and/or one or more Subsidiaries (which are Guarantors of Payment) then own of the Subsidiary making such sale, lease, transfer or other disposition;

         (c) any Canadian Borrower may merge or consolidate with another Canadian Borrower;

         (d) any Canadian Borrower may sell, lease, transfer or otherwise dispose of any of its assets to another Canadian Borrower;

         (e) any Company may engage in any such conduct in connection with an Acquisition permitted pursuant to Section 5.13 hereof so long as the resulting Person is either Borrower or a Guarantor of Payment;

         (f) any Company may sell, lease, transfer or otherwise dispose of any of its assets to any Person (in addition to any such sale, lease, transfer or disposal to Borrower or a Guarantor of Payment) so long as the aggregate amount of all such assets sold, leased, transferred or otherwise disposed of by all Companies does not exceed Twenty Million Dollars ($20,000,000) for the period from the Closing Date until the termination of this Agreement; or

         (g) any Foreign Subsidiary (other than a Canadian Borrower) may merge or consolidate with any Foreign Subsidiary.

         SECTION 5.13. ACQUISITIONS. No Company shall effect an Acquisition unless:

         (a) no Unmatured Event of Default or Event of Default shall then exist or immediately thereafter shall begin to exist;

         (b) the Acquisition is made by (i) Borrower or a Guarantor of Payment and Borrower or such Guarantor of Payment is the surviving entity of such Acquisition (in the case of a merger, consolidation or other combination) or the Person to be acquired becomes a Guarantor of Payment promptly after such Acquisition (in the case of the acquisition of the stock (or other equity interest) of a Person), (ii) a Canadian Borrower and such Canadian Borrower is the surviving entity of such Acquisition (in the case of a merger, consolidation or other combination) or the Person to be acquired becomes a Canadian Borrower promptly after such Acquisition (in the case of the acquisition of the stock (or other equity interest) of a Person), or (iii) a Foreign Subsidiary (other than a Canadian Borrower);

         (c) the Companies are in full compliance with the Loan Documents both prior to and subsequent to such Acquisition; and

         (d) Borrower provides to Agent and the Banks, at least ten (10) days prior to the consummation of such Acquisition, whether by Borrower or a Canadian Borrower, written notice of such Acquisition, and with respect to any Acquisition in which the Consideration paid is in excess of Fifty Million Dollars ($50,000,000), historical financial statements of such Person and a pro forma financial statement of the Companies accompanied by a certificate of a Financial Officer of Borrower showing pro forma compliance with Section 5.7 hereof, both before and after such Acquisition.

         SECTION 5.14. NOTICE. Borrower shall cause a Financial Officer of Borrower to promptly notify Agent and the Banks whenever any Unmatured Event of Default or Event of Default may occur hereunder or any representation or warranty made in Article VI hereof or elsewhere in this Agreement or in any Related Writing may for any reason cease in any material respect to be true and complete.

         SECTION 5.15. ENVIRONMENTAL COMPLIANCE. Each Company shall comply in all material respects with any and all Environmental Laws including, without limitation, (a) all Environmental Laws in jurisdictions in which any Company owns or operates a facility or site, arranges for disposal or treatment of any Hazardous Substance, solid waste or other wastes, accepts for transport any Hazardous Substances, solid waste or other wastes or holds any interest in real property or otherwise, and (b) all Environmental Laws relating to permits, licenses, approval, authorizations, consents and registrations required for such Company's operation. Borrower shall furnish to the Banks, promptly after receipt thereof, a copy of any notice any Company may receive from any governmental authority, private person or entity or otherwise that any material litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against such Company, any real property in which such Company holds any interest or any past or present operation of such Company. No Company shall allow the Release or disposal of any Hazardous Substance, solid waste or other wastes on, under, to or about any real property in which any Company holds any interest or performs any of its operations, in material violation of any Environmental Law. As used in this Section, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise. Borrower shall defend, indemnify and hold Agent and the Banks harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys fees) arising out of or resulting from the noncompliance of any Company with any Environmental Law.

         SECTION 5.16. AFFILIATE TRANSACTIONS. No Company shall, or shall permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of a Company on terms that are less favorable to such Company or such Subsidiary, as the case may be, than those that might be obtained at the time in a transaction with a non-Affiliate; provided, however, that the foregoing shall not prohibit (a) the payment of customary and reasonable directors' fees to directors who are not employees of a Company; or (b) any transaction between a Company (if Borrower or a Guarantor of Payment) and an Affiliate (if Borrower or a Guarantor of Payment) which Borrower reasonably determines in good faith is beneficial to Borrower and its Affiliates as a whole and which is not entered into for the purpose of hindering the exercise by Agent or the Banks of their rights or remedies under this Agreement.

         SECTION 5.17. USE OF PROCEEDS. Borrower's use of the proceeds of the Revolving Credit Notes shall be for working capital and other general corporate purposes of Borrower and its Subsidiaries and for Acquisitions permitted pursuant to the terms of this Agreement. Canadian Borrowers' use of the proceeds of the CAD Loan Notes shall be for working capital and other general corporate purposes of the Canadian Borrowers.

         SECTION 5.18. CORPORATE NAME. No Company shall change its corporate name unless Borrower shall provide Agent with thirty (30) days prior written notice thereof.

         SECTION 5.19. SUBSIDIARY GUARANTIES. Each Subsidiary (other than a Foreign Subsidiary) created, acquired or held subsequent to the Closing Date shall, within ten (10) days after such Subsidiary is created or acquired, execute and deliver to Agent a Subsidiary Guaranty of Payment of all of the Debt, such agreement to be in form and substance acceptable to Agent and the Majority Banks, along with such corporate governance and authorization documents and an opinion of counsel as may be deemed necessary or advisable by Agent and the Majority Banks; provided, however, that a Subsidiary shall not be required to execute such Subsidiary Guaranty of Payment if (a) (i) the total assets of such Subsidiary are less than the amount of One Million Dollars ($1,000,000), and (ii) the aggregate of the total assets of all such Subsidiaries with total asset values of less than One Million Dollars ($1,000,000) does not exceed the aggregate amount of Two Million Dollars ($2,000,000), or (b) it is a Foreign Subsidiary. In the event that the total assets of any Subsidiary that is not a Guarantor of Payment by reason of subpart (a) of this Section are at any time equal to or greater than One Million Dollars ($1,000,000), Borrower shall provide Agent and the Banks with prompt written notice of such asset value and shall provide to Agent a Subsidiary Guaranty of Payment.

         SECTION 5.20. GUARANTY UNDER NOTE PURCHASE AGREEMENT. No Company shall be or become a Guarantor of the Indebtedness incurred pursuant to the Note Purchase Agreement unless such Company is also a Guarantor of Payment under this Agreement.

                   ARTICLE VI. REPRESENTATIONS AND WARRANTIES

         Borrower and each Canadian Borrower, represents and warrants that the statements set forth in this Article VI are true, correct and complete.

          SECTION 6.1. CORPORATE EXISTENCE; FOREIGN QUALIFICATION; SUBSIDIARIES

         (a) Each Company is an entity duly organized, validly existing, and in good standing under the laws of its state of organization and is duly qualified and authorized to do business and is in good standing as a foreign entity in each jurisdiction where the character of its property or its business activities makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on the business, operations or condition (financial or otherwise) of such Company.

         (b) SCHEDULE 6.1 hereto sets forth (i) the state of organization of Borrower, and (ii) each state or other jurisdiction in which Borrower is qualified to do business as a foreign corporation.

         (c) SCHEDULE 6.1 hereto sets forth (i) each Subsidiary of Borrower and each Subsidiary of each Company, (ii) such Subsidiary's state of organization,
(iii) each state or other jurisdiction in which such Subsidiary is qualified to do business as a foreign entity, and (iv) the direct or indirect ownership of Borrower in such Subsidiary.

         SECTION 6.2. CORPORATE AUTHORITY. Each Company has the right and power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents to which it is a party and to perform and observe the provisions of the Loan Documents. The Loan Documents to which each Company is a party have been duly authorized and approved by such Company's Board of Directors and are the valid and binding obligations of such Company, enforceable against such Company in accordance with their respective terms. The execution, delivery and performance of the Loan Documents will not conflict with nor result in any breach in any of the provisions of, or constitute a default under, or result in the creation of any Lien (other than Liens permitted under Section 5.9 hereof) upon any assets or property of any Company under the provisions of, such Company's Certificate (Articles) of Incorporation, Bylaws (Regulations) or any agreement.

         SECTION 6.3. COMPLIANCE WITH LAWS. Each Company:

         (a) holds all material permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from federal, state, local, and foreign governmental and regulatory bodies necessary for the conduct of its business and is in compliance in all material respects with all applicable laws relating thereto;

         (b) is in compliance in all material respects with all federal, state, local, or foreign applicable statutes, rules, regulations, and orders including, without limitation, those relating to environmental protection, occupational safety and health, and equal employment practices; and

         (c) is not in material violation of or in default under any agreement to which it is a party or by which its assets are subject or bound.

         SECTION 6.4. LITIGATION AND ADMINISTRATIVE PROCEEDINGS. Except as disclosed on SCHEDULE 6.4 hereto and as to any of which, if determined adversely, would not have a material adverse effect on the business, property or operations (financial or otherwise) of any Company, there are (a) no lawsuits, actions, investigations, or other proceedings pending or threatened against Borrower or any of its Subsidiaries, or in respect of which Borrower or any of its Subsidiaries may have any liability, in any court or before any governmental authority, arbitration board, or other tribunal, (b) no orders, writs, injunctions, judgments, or decrees of any court or government agency or instrumentality to which any Company is a party or by which the property or assets of any Company are bound, and (c) no grievances, disputes, or controversies outstanding with any union or other organization of the employees of any Company, or threats of work stoppage, strike, or pending demands for collective bargaining.

         SECTION 6.5. TITLE TO ASSETS. Each Company has good title to and ownership of all property it purports to own, which property is free and clear of all Liens, except those permitted under Section 5.9 hereof.

         SECTION 6.6. LIENS AND SECURITY INTERESTS. On and after the Closing Date, except for Liens permitted pursuant to Section 5.9 hereof, (a) there is no financing statement outstanding covering any personal property of any Company;
(b) there is no mortgage outstanding covering any real property of any Company; and (c) no real or personal property of any Company is subject to any security interest or Lien of any kind.

         SECTION 6.7. TAX RETURNS. All federal, state and local tax returns and other reports required by law to be filed in respect of the income, business, properties and employees of each Company have been filed and all taxes, assessments, fees and other governmental charges which are due and payable have been paid, except as otherwise permitted herein or the failure to do so does not and will not cause or result in a material adverse effect on the business, operations or condition (financial or otherwise) of such Company. The provision for taxes on the books of each Company is adequate for all years not closed by applicable statutes and for the current fiscal year.

         SECTION 6.8. ENVIRONMENTAL LAWS. Each Company is in compliance in all material respects with any and all Environmental Laws including, without limitation, (a) all Environmental Laws in all jurisdictions in which any Company owns or operates, or has owned or operated, a facility or site, arranges for disposal or treatment of any Hazardous Substance, solid waste or other wastes, accepts or has accepted for transport any Hazardous Substance, solid waste or other wastes or holds or has held any interest in real property or otherwise, and (b) all Environmental Laws relating to permits, licenses, approvals, authorizations, consents and registrations required for such Company's operation. No litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best knowledge of each Company, threatened against any Company, any real property in which any Company holds or has held an interest or any past or present operation of any Company that is likely to have a material adverse effect on the Companies taken as a whole. No Release, threatened Release or disposal of any Hazardous Substance, solid waste or other wastes is occurring, or has occurred (other than those that are currently being cleaned up in accordance with Environmental
Laws), on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law that is likely to have a material adverse effect on the Companies taken as a whole. As used in this Section, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private Person or otherwise.

         SECTION 6.9. CONTINUED BUSINESS. There exists no actual, pending, or, to Borrower's knowledge, any threatened termination, cancellation or limitation of, or any modification or change in the business relationship of any Company and any customer or supplier, or any group of customers or suppliers, whose purchases or supplies, individually or in the aggregate, are material to the business of any Company, and there exists no present condition or state of facts or circumstances which would materially affect adversely any Company in any respect or prevent a Company from conducting such business or the transactions contemplated by this Agreement in substantially the same manner which it was theretofore conducted.

         SECTION 6.10. EMPLOYEE BENEFITS PLANS. SCHEDULE 6.10 hereto identifies each Pension Plan. No ERISA Event has occurred or is expected to occur with respect to an Pension Plan. Full payment has been made of all amounts which a Controlled Group member is required, under applicable law or under the governing documents, to have been paid as a contribution to or a benefit under each Pension Plan. The liability of each Controlled Group member with respect to each Pension Plan has been fully funded based upon reasonable and proper actuarial assumptions, has been fully insured, or has been fully reserved for on its financial statements. No changes have occurred or are expected to occur that would cause a material increase in the cost of providing benefits under the Pension Plan. With respect to each Pension Plan that is intended to be qualified under Code Section 401(a): (a) the Pension Plan and any associated trust operationally comply with the applicable requirements of Code Section 401(a),
(b) the Pension Plan and any associated trust have been amended to comply, in all material respects, with all such requirements as currently in effect, other than those requirements for which a retroactive amendment can be made within the "remedial amendment period" available under Code Section 401(b) (as extended under Treasury Regulations and other Treasury pronouncements upon which taxpayers may rely), (c) the Pension Plan and any associated trust have received a favorable determination letter from the Internal Revenue Service stating that the Pension Plan qualifies under Code Section 401(a), that the associated trust qualifies under Code Section 501(a) and, if applicable, that any cash or deferred arrangement under the Pension Plan qualifies under Code Section 401(k), unless the Pension Plan was first adopted at a time for which the above-described "remedial amendment period" has not yet expired, (d) the Pension Plan currently satisfies the requirements of Code Section 410(b), without regard to any retroactive amendment that may be made within the above-described "remedial amendment period", and (e) no contribution made to the Pension Plan is subject to an excise tax under Code Section 4972. With respect to any Pension Plan, the "accumulated benefit obligation" of Controlled Group members with respect to the Pension Plan (as determined in accordance with Statement of Accounting Standards No. 87, "Employers' Accounting for Pensions") does not exceed the fair market value of Pension Plan assets. The aggregate potential amount of liability that would result if all Controlled Group members withdrew from all Multiemployer Plans in a "complete withdrawal" (within the meaning of ERISA Section 4203) would be Zero Dollars ($0.00).

         SECTION 6.11. CONSENTS OR APPROVALS. No consent, approval or authorization of, or filing, registration or qualification with, any governmental authority or any other Person is required to be obtained or completed by Borrower or any Canadian Borrower in connection with the execution, delivery or performance of any of the Loan Documents to which

Borrower or a Canadian Borrower, as the case may be, is a party, which has not already been obtained or completed.

         SECTION 6.12. SOLVENCY.

         (a) Borrower has received consideration which is the reasonable equivalent value of the obligations and liabilities that Borrower has incurred to the Banks. Borrower is not insolvent as defined in any applicable state or federal statute, nor will Borrower be rendered insolvent by the execution and delivery of the Loan Documents to Agent and the Banks. Borrower is not engaged or about to engage in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to Agent and the Banks incurred hereunder. Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

         (b) Each Canadian Borrower has received consideration which is the reasonable equivalent value of the obligations and liabilities that such Canadian Borrower has incurred to the Canadian Banks. No Canadian Borrower is insolvent as defined in any applicable state or federal statute or applicable foreign law or regulation, nor will any Canadian Borrower be rendered insolvent by the execution and delivery to Agent and the Canadian Banks of the Loan Documents to which such Canadian Borrower is a party. No Canadian Borrower is engaged or about to engage in any business or transaction for which the assets retained by such Canadian Borrower are or will be an unreasonably small amount of capital, taking into consideration the obligations of such Canadian Borrower to Agent and the Canadian Banks incurred hereunder. No Canadian Borrower intends to, nor does such Canadian Borrower believe that such Canadian Borrower will, incur debts beyond its ability to pay such debts as they mature.

         SECTION 6.13. FINANCIAL STATEMENTS. The Consolidated financial statements for the Companies for the fiscal year ended June 30, 1997, and the interim financial statements for the fiscal period ended March 31, 1998 (other than end of period adjustments on such interim financial statements and the notes thereto), furnished to Agent and the Banks, are true and complete, have been prepared in accordance with GAAP, and fairly present the Companies' financial condition as of the date of such financial statements and the results of their operations for the period then ending. Since the dates of such statements, there has been no material adverse change in any Company's financial condition, properties or business nor any change in any Company's accounting procedures.

         SECTION 6.14. REGULATIONS. Borrower is not engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America). Neither the granting of any Loan (or any conversion thereof) nor the use of the proceeds of the Loans will violate, or be inconsistent with, the provisions of Regulation U or X of said Board of Governors.

         SECTION 6.15. MATERIAL AGREEMENTS. Except as disclosed on SCHEDULE 6.15 hereto, no Company is a party to any (a) debt instrument; (b) lease (capital, operating or otherwise), whether as lessee or lessor thereunder; (c) contract, commitment, agreement, or other arrangement involving the purchase or sale of any inventory by it, or the license of any right to or by it; (d) contract, commitment, agreement, or other arrangement with any of its "Affiliates" (as such term is defined in the Securities Exchange Act of 1934, as amended); (e) management or employment contract or contract for personal services with any of its Affiliates which is not otherwise terminable at will or on less than ninety (90) days' notice without liability; (f) collective bargaining agreement; or (g) other contract, agreement, understanding, or arrangement which, as to subsections (a) through (g), above, if violated, breached, or terminated for any reason, would have or would be reasonably expected to have a material adverse effect on the business, operation or condition (financial or otherwise) of any Company.

         SECTION 6.16. INTELLECTUAL PROPERTY. Each Company owns, possesses, or has the right to use all of the patents, patent applications, trademarks, service marks, copyrights, licenses, and rights with respect to the foregoing material to the conduct of its business without any known conflict with the rights of others.

         SECTION 6.17. INSURANCE. Each Company maintains with financially sound and reputable insurers insurance with coverage and limits as required by law and as is customary with Persons engaged in the same businesses as the Companies.

         SECTION 6.18. ACCURATE AND COMPLETE STATEMENTS. Neither this Agreement nor any report filed with the SEC contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading.

         SECTION 6.19. YEAR 2000 COMPLIANCE. Each Company is reviewing the areas within its business and operations that could be adversely affected by, and have developed or are developing a program to address on a timely basis the "Year 2000 Problem" (that is, the risk that computer application used by the Companies may be unable to recognize and perform properly date-sensitive functions involving dates after December 31, 1999). Based upon such review and based upon such ongoing evaluation as Borrower from time to time deems advisable, each Company reasonably believes that the "Year 2000 Problem" will not have a material adverse effect on Borrower or on the Companies taken as a whole.

         SECTION 6.20. NOTE PURCHASE AGREEMENT. (a) No Event of Default (as defined in the Note Purchase Agreement) or Default (as defined in the Note Purchase Agreement) exists, nor will any such Event of Default or Default exist immediately after the granting of any loan under this Agreement or the Note Purchase Agreement, or any agreement executed in connection therewith; (b) no Company has incurred any "Debt" (as defined in the Note Purchase Agreement) in violation of Section 6B(2) of the Note Purchase Agreement; and (c) the Debt (as defined herein) constitutes "Debt" (as defined in the Note Purchase Agreement) permitted pursuant to Section 6B(2) of the Note Purchase Agreement.

         SECTION 6.21. DEFAULTS. No Unmatured Event of Default or Event of Default exists hereunder, nor will any begin to exist immediately after the execution and delivery hereof.

                         ARTICLE VII. EVENTS OF DEFAULT

         Each of the following shall constitute an Event of Default hereunder:

         SECTION 7.1. PAYMENTS. If the principal of or interest on any Note or any facility or other fee shall not be paid in full when due and payable.

         SECTION 7.2. SPECIAL COVENANTS. If any Company or any Obligor shall fail or omit to perform and observe Sections 5.7, 5.8, 5.9, 5.11, 5.12 or 5.13 hereof.

         SECTION 7.3. OTHER COVENANTS. If any Company or any Obligor shall fail or omit to perform and observe any agreement or other provision (other than those referred to in Sections 7.1 or 7.2 hereof) contained or referred to in this Agreement or any Related Writing that is on such Company's or Obligor's part, as the case may be, to be complied with, and that Unmatured Event of Default shall not have been fully corrected within thirty (30) days after the giving of written notice thereof to Borrower by Agent or any Bank that the specified Unmatured Event of Default is to be remedied.

         SECTION 7.4. REPRESENTATIONS AND WARRANTIES. If any representation or warranty made in or pursuant to this Agreement or any Related Writing furnished by any Company or any Obligor to the Banks or any thereof or any other holder of any Note, shall be materially false.

         SECTION 7.5. CROSS DEFAULT. If any Company or any Obligor shall default in the payment of principal or interest due and owing upon any other obligation for borrowed money in excess of the aggregate, for all such obligations for all such Companies and Obligors, of Ten Million Dollars ($10,000,000) (or the CAD Equivalent) beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to allow the acceleration of the maturity of such Indebtedness or to permit the holder thereof to cause such Indebtedness to become due prior to its stated maturity.

         SECTION 7.6. ERISA DEFAULT. The occurrence of one or more ERISA Events which (a) the Majority Banks determine could have a material adverse effect on the financial condition of the Companies when taken as a whole, or (b) results in a Lien on any of the assets of any Company.

         SECTION 7.7. CHANGE IN CONTROL. If any Change in Control shall occur.

         SECTION 7.8. MONEY JUDGMENT. A final judgment or order for the payment of money shall be rendered against any Company or any Obligor by a court of competent jurisdiction, which remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days after the date on which the right to appeal has expired, provided that the aggregate of all such judgments for all such Companies and Obligors shall exceed Ten Million Dollars ($10,000,000) (or the CAD Equivalent).

         SECTION 7.9.VALIDITY OF LOAN DOCUMENTS. (a) The validity, binding effect or enforceability of any Loan Document against Borrower, any Canadian Borrower or any Guarantor of Payment shall be contested by any Company or any other Obligor; (b) Borrower, any Canadian Borrower or any Guarantor of Payment shall deny that it has any or further liability or obligation thereunder; or (c) any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to Agent and the Banks the material benefits purported to be created thereby.

         SECTION 7.10. NOTE PURCHASE AGREEMENT. If (a) any Event of Default (as defined in the Note Purchase Agreement) or Default (as defined in the Note Purchase Agreement) shall occur under the Note Purchase Agreement or any agreement executed in connection therewith, (b) without the prior written consent of Agents and the Majority Banks, the Note Purchase Agreement shall be amended or modified in violation of any covenant hereunder, or (c) the debt incurred in connection with the Note Purchase Agreement shall be accelerated for any reason.

         SECTION 7.11. SOLVENCY. If any Company or any Obligor shall (a) discontinue business, (b) generally not pay its debts as such debts become due,
(c) make a general assignment for the benefit of creditors, (d) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets, (e) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, (f) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, (g) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, which approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, or (h) take, or omit to take, any action in order thereby to effect any of the foregoing.

                       ARTICLE VIII. REMEDIES UPON DEFAULT

         Notwithstanding any contrary provision or inference herein or elsewhere:

         SECTION 8.1. OPTIONAL DEFAULTS. If any Event of Default referred to in
Section 7.1, 7.2., 7.3, 7.4, 7.5, 7.6, 7.7, 7.8, 7.9 or 7.10 hereof shall occur, the Majority Banks shall have the right, in their discretion, by directing Agent, on behalf of the Banks, to give written notice to Borrower and the Canadian Borrowers to:

         (a) terminate the Commitment and the credits hereby established, if not theretofore terminated, and, immediately upon such election, the obligations of the Banks, and each thereof, to make any further Loan and the obligation of Agent (or a Fronting Bank) to issue any Letter of Credit immediately shall be terminated, and/or

         (b) accelerate the maturity of all of the Debt (if it be not already due and payable), whereupon all of the Debt shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by Borrower and each Canadian Borrower.

         SECTION 8.2. AUTOMATIC DEFAULTS. If any Event of Default referred to in
Section 7.11 hereof shall occur:

         (a) the Commitment and the credits hereby established shall automatically and immediately terminate, if not theretofore terminated, and no Bank thereafter shall be under any obligation to grant any further Loan, nor shall Agent (or a Fronting Bank) be obligated to issue any Letter of Credit, and

         (b) the principal of and interest then outstanding on all Notes, and all of the Debt, shall thereupon become and thereafter be immediately due and payable in full (if it be not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by Borrower and each Canadian Borrower.

         SECTION 8.3. LETTERS OF CREDIT. If the maturity of the Notes is accelerated pursuant to Sections 8.1 or 8.2 hereof, Borrower shall immediately deposit with Agent, as security for Borrower's and any Guarantor of Payment's obligations to reimburse Agent and the Banks for any then outstanding Letters of Credit, cash equal to the sum of the aggregate undrawn balance of any then outstanding Letters of Credit. Agent and the Banks are hereby authorized, at their option, to deduct any and all such amounts from any deposit balances then owing by any Bank to or for the credit or account of any Company, as security for Borrower's and any Guarantor of Payment's obligations to reimburse Agent and the Banks for any then outstanding Letters of Credit.

         SECTION 8.4. OFFSETS. If there shall occur or exist any Event of Default referred to in Section 7.11 hereof or if the maturity of the Notes is accelerated pursuant to Section 8.1 or 8.2 hereof, each Bank shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all Debt then owing by Borrower or any Canadian Borrower to that Bank (including, without limitation, any participation purchased or to be purchased pursuant to Section 8.5 hereof), whether or not the same shall then have matured, any and all deposit balances and all other indebtedness then held or owing by that Bank, or any affiliate of such Bank, to or for the credit or account of Borrower or any Canadian Borrower (provided that no Bank, nor any affiliate of such Bank, may offset any account designated as a trust, escrow or other special account unless permitted by law), all without notice to or demand upon Borrower, any Canadian Borrower or any other Person, all such notices and demands being hereby expressly waived by Borrower and each Canadian Borrower.

         SECTION 8.5. EQUALIZATION PROVISION.

         (a) Prior to the Activation Date, each Bank (other than a Canadian
Bank) agrees with the other Banks that if it, at any time, shall obtain any Advantage over the other Banks (other than the Canadian Banks), or any thereof, in respect of the Debt (except under Article III hereof), it shall purchase from such other Banks, for cash and at par, such additional participation in the Debt as shall be necessary to nullify the Advantage.

         (b) On and after the Activation Date, (i) only the Domestic Banks shall be obligated, upon the terms and conditions set forth in this Agreement, to fund Revolving Loans, participate in the issuance of Letters of Credit, and, upon the request of Agent, participate in the issuance of Swing Loans, and (ii) only the Canadian Banks shall be obligated, upon the terms and conditions set forth in this Agreement, to fund CAD Loans; provided that, notwithstanding the foregoing obligations or lack thereof on the part of any Domestic Bank or Canadian Bank and anything in this Agreement to the contrary notwithstanding, on or after the Activation Date upon the earlier of (A) the occurrence of an Event of Default specified in Section 7.11 hereof, or (B) the acceleration of the Debt pursuant to Section 8.2 hereof (hereinafter, an "Equalization Event"), each Domestic Bank and Canadian Bank agrees with the other Domestic Banks and Canadian Banks that if it, at any time, shall obtain any Advantage over the other Domestic Banks and Canadian Banks, or any thereof, in respect of the Debt (except under Article III hereof) then outstanding (as calculated, with respect to the outstanding CAD Loans and any other amounts outstanding with respect to the Canadian Commitments, using the Dollar Equivalent in effect on the Equalization Date, as hereinafter defined), then such Bank having an Advantage shall purchase from the other Domestic Banks and Canadian Banks, for cash and at par, such additional participation in the Debt as shall be necessary to nullify the Advantage. For purposes of determining whether or not an Advantage exists after an Equalization Event has occurred, Agent shall, as of the date that the Equalization Event occurs (the "Equalization Date"),

                  (i) convert the aggregate amount of the Canadian Commitments to the Dollar Equivalent (using the Dollar Equivalent in effect on the Closing Date) for such amount (the "Converted Amount");

                  (ii) convert the amount of the Canadian Commitment of each Canadian Bank to the Dollar Equivalent (using the Dollar Equivalent in effect on the Closing Date) for such amount (with respect to each Canadian Bank, the "Converted Commitment Amount" of such Canadian
         Bank);

                  (iii) add the Converted Amount to the aggregate amount of the Revolving Credit Commitments (the "Equalization Maximum Amount"); and

                  (iv) determine an equalization percentage (the "Equalization Percentage") for (A) each Canadian Bank, by dividing its Converted Commitment Amount by the Equalization Maximum Amount and (B) for each Domestic Bank, by dividing the amount of its Revolving Credit Commitment by the Equalization Maximum Amount.

         (c) If any such Advantage resulting in the purchase of an additional participation as set forth in subparts (a) or (b) hereof shall be recovered in whole or in part from the Bank receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Bank receiving the Advantage is required to pay interest on the Advantage to the Person recovering the Advantage from such Bank) ratably to the extent of the recovery.

         (d) Each Bank further agrees with the other Banks that if it at any time shall receive any payment for or on behalf of Borrower or any Canadian Borrower on any Indebtedness owing by Borrower or such Canadian Borrower to that Bank by reason of offset of any deposit or other Indebtedness, it will apply such payment first to any and all Indebtedness owing by Borrower or such Canadian Borrower to that Bank pursuant to this Agreement (including, without limitation, any participation purchased or to be purchased pursuant to this Section or any other Section of this Agreement). Borrower and each Canadian Borrower agree that any Bank so purchasing a participation from the other Banks or any thereof pursuant to this Section may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank was a direct creditor of Borrower or such Canadian Borrower in the amount of such participation.

                              ARTICLE IX. THE AGENT

         The Banks authorize KeyBank National Association and KeyBank National Association hereby agrees to act as agent for the Banks in respect of this Agreement upon the terms and conditions set forth elsewhere in this Agreement, and upon the following terms and conditions:

         SECTION 9.1. APPOINTMENT AND AUTHORIZATION. Each Bank hereby irrevocably appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers hereunder as are delegated to Agent by the terms hereof, together with such powers as are reasonably incidental thereto, including, without limitation, to execute and deliver the Intercreditor Agreement. Neither Agent nor any of its directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

         SECTION 9.2. NOTE HOLDERS. Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it, signed by such payee and in form satisfactory to Agent.

         SECTION 9.3. CONSULTATION WITH COUNSEL. Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the opinion of such counsel.

         SECTION 9.4. DOCUMENTS. Agent shall not be under any duty to examine into or pass upon the validity, effectiveness, genuineness or value of any Loan Documents or any other

Related Writing furnished pursuant hereto or in connection herewith or the value of any collateral obtained hereunder, and Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

         SECTION 9.5. AGENT AND AFFILIATES. With respect to the Loans, Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not Agent, and Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Company or affiliate thereof.

         SECTION 9.6. KNOWLEDGE OF DEFAULT. It is expressly understood and agreed that Agent shall be entitled to assume that no Unmatured Event of Default or Event of Default has occurred and is continuing, unless Agent has been notified by a Bank in writing that such Bank believes that an Unmatured Event of Default or Event of Default has occurred and is continuing and specifying the nature thereof.

         SECTION 9.7. ACTION BY AGENT. So long as Agent shall be entitled, pursuant to Section 9.6 hereof, to assume that no Unmatured Event of Default or Event of Default shall have occurred and be continuing, Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement. Agent shall incur no liability under or in respect of this Agreement by acting upon any notice, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable in the premises.

         SECTION 9.8. NOTICES, DEFAULT, ETC. In the event that Agent shall have acquired actual knowledge of any Unmatured Event of Default, Agent shall promptly notify the Banks and shall take such action and assert such rights under this Agreement as the Majority Banks shall direct and Agent shall inform the other Banks in writing of the action taken. Agent may take such action and assert such rights as it deems to be advisable, in its discretion, for the protection of the interests of the holders of the Notes.

         SECTION 9.9. INDEMNIFICATION OF AGENT. The Banks agree to indemnify Agent (to the extent not reimbursed by Borrower and Canadian Borrowers), ratably according to their respective Commitment Percentages or Revised Commitment Percentages, as then applicable, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent in its capacity as agent in any way relating to or arising out of this Agreement or any Loan Document or any action taken or omitted by Agent with respect to this Agreement or any Loan Document, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorney fees) or disbursements resulting from Agent's gross negligence, willful misconduct or from any action taken or omitted by Agent in any capacity other than as agent under this Agreement.

         SECTION 9.10. SUCCESSOR AGENT. Agent may resign as agent hereunder by giving not fewer than thirty (30) days' prior written notice to Borrower, Canadian Borrowers and the Banks. If Agent shall resign under this Agreement, then either (a) the Majority Banks shall appoint from among the Banks a successor agent for the Banks (with the consent of Borrower so long as an Event of Default has not occurred and which consent shall not be unreasonably withheld), or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following Agent's notice to the Banks of its resignation, then Agent shall appoint a successor agent who shall serve as agent until such time as the Majority Banks appoint a successor agent. Upon its appointment, such successor agent shall succeed to the rights, powers and duties as agent, and the term "Agent" shall mean such successor effective upon its appointment, and the former agent's rights, powers and duties as agent shall be terminated without any other or further act or deed on the part of such former agent or any of the parties to this Agreement.

                            ARTICLE X. MISCELLANEOUS

         SECTION 10.1. BANKS' INDEPENDENT INVESTIGATION. Each Bank, by its signature to this Agreement, acknowledges and agrees that Agent has made no representation or warranty, express or implied, with respect to the creditworthiness, financial condition, or any other condition of any Company or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between Agent and such Bank. Each Bank represents that it has made and shall continue to make its own independent investigation of the creditworthiness, financial condition and affairs of the Companies in connection with the extension of credit hereunder, and agrees that Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto (other than such notices as may be expressly required to be given by Agent to the Banks hereunder), whether coming into its possession before the granting of the first Loans hereunder or at any time or times thereafter. Each Bank represents that it has reviewed each of the Loan Documents, including, but not limited to, the Intercreditor Agreement. Each Bank, by its signature to this Agreement, agrees to be bound by and subject to the terms and conditions of the Intercreditor Agreement as if it were an original party thereto.

         SECTION 10.2. NO WAIVER; CUMULATIVE REMEDIES. No omission or course of dealing on the part of Agent, any Bank or the holder of any Note in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held by operation of law, by contract or otherwise.

         SECTION 10.3. AMENDMENTS, CONSENTS. No amendment, modification, termination, or waiver of any provision of any Loan Document nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Anything herein to the contrary notwithstanding, unanimous consent of the Banks shall be required with respect to (a) any increase in the Commitment hereunder,
(b) the extension of maturity of the Notes, the payment date of interest thereunder, or the payment of facility or other fees or amounts payable hereunder, (c) any reduction in the rate of interest on the Notes, or in any amount of principal or interest due on any Note, or the payment of facility or other fees hereunder or any change in the manner of pro rata application of any payments made by Borrower or Canadian Borrowers to the Banks hereunder, (d) any change in any percentage voting requirement, voting rights, or the Majority Banks definition in this Agreement, (e) the release of any Guarantor of Payment, or (f) any amendment to the Intercreditor Agreement, this Section 10.3 or
Section 8.5 hereof. Notice of amendments or consents ratified by the Banks hereunder shall immediately be forwarded by Borrower to all

Banks. Each Bank or other holder of a Note shall be bound by any amendment, waiver or consent obtained as authorized by this Section, regardless of its failure to agree thereto.

         SECTION 10.4. NOTICES. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Borrower or Canadian Borrowers, mailed or delivered to it, addressed to it at the address or Borrower or such Canadian Borrower specified on the signature pages of this Agreement, if to a Bank, mailed or delivered to it, addressed to the address of such Bank specified on the signature pages of this Agreement, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be given by overnight delivery or first class mail with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that all notices hereunder shall not be effective until received.

         SECTION 10.5. COSTS, EXPENSES AND TAXES. Borrower and Canadian Borrowers agree to pay on demand all costs and expenses of Agent, including, but not limited to, (a) administration, travel and out-of-pocket expenses, including, but not limited to, attorneys' fees and expenses, of Agent in connection with the preparation, negotiation and closing of the Loan Documents and the administration of the Loan Documents, the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (b) extraordinary expenses of Agent in connection with the administration of the Loan Documents and the other instruments and documents to be delivered hereunder, (c) the reasonable fees and out-of-pocket expenses of special counsel for Agent, with respect to the foregoing, and of local counsel, if any, who may be retained by said special counsel with respect thereto, and
(d) all costs and expenses, including reasonable attorneys' fees and expenses of Agent and the Banks, in connection with the restructuring or enforcement of the Debt, the Loan Documents or any Related Writing. In addition, Borrower (and Canadian Borrowers to the extent relating to the Canadian Commitments, the CAD Loans or any Canadian Borrower) shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and the other instruments and documents to be delivered hereunder, and agrees to hold Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

         SECTION 10.6. INDEMNIFICATION.

         (a) Borrower agrees to defend, indemnify and hold harmless Agent and the Banks from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees and expenses) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent or any Bank in connection with any investigative, administrative or judicial proceeding (whether or not such Bank or Agent shall be designated a party thereto) or any other claim by any Person relating to or arising out of this Agreement or any actual or proposed use of proceeds of the Loans or any of the Debt, or any activities of any Company or any Obligor or any of their affiliates; provided that no Bank nor Agent shall have the right to be indemnified under this Section for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. All obligations provided for in this Section 10.6 shall survive any termination of this Agreement, including, but not limited to the termination of the Commitment of any Bank pursuant to Sections 2.6 or 10.10 hereof.

         (b) Each Canadian Borrower agrees to defend, indemnify and hold harmless Agent and the Canadian Banks from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees and expenses) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Agent or any Canadian Bank in connection with any investigative, administrative or judicial proceeding (whether or not such Canadian Bank or Agent shall be designated a party thereto) or any other claim by any Person relating to or arising out of the Canadian Commitments, the CAD Loans, any activities of any Canadian Borrower or any actual or proposed use of proceeds of the CAD Loans or any of the Indebtedness or other obligations incurred in connection with the Canadian Commitments; provided that no Canadian Bank nor Agent shall have the right to be indemnified under this Section for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. All obligations provided for in this Section 10.6 shall survive any termination of this Agreement, including, but not limited to the termination of the Commitment of any Bank pursuant to Sections 2.6 or 10.10 hereof.

         SECTION 10.7. OBLIGATIONS SEVERAL; NO FIDUCIARY OBLIGATIONS. The obligations of the Banks hereunder are several and not joint. Nothing contained in this Agreement and no action taken by Agent or the Banks pursuant hereto shall be deemed to constitute the Banks a partnership, association, joint venture or other entity. No default by any Bank hereunder shall excuse the other Banks from any obligation under this Agreement; but no Bank shall have or acquire any additional obligation of any kind by reason of such default. Anything in Section 2.1 hereof to the contrary notwithstanding, in the event of a default by such Bank, each of the Banks recognizes and agrees that such default may cause (a) the amount of Revolving Loans evidenced by the Revolving Credit Note of such other Bank to be a greater percentage of the aggregate amount of Revolving Loans then outstanding for all Banks, or (b) the amount of CAD Loans evidenced by the CAD Loan Note of such other Bank to be a greater percentage of the aggregate amount of CAD Loans outstanding for all Banks, than such other Bank's Commitment Percentage, or Revised Commitment Percentage, as applicable; in such event each Bank shall continue to extend credit hereunder regardless of the foregoing (a) or (b). The relationship between (i) Borrower and Canadian Borrowers and (ii) the Banks, with respect to the Loan Documents and the Related Writings, is and shall be solely that of debtor and creditors, respectively, and neither Agent nor any Bank has any fiduciary obligation toward Borrower or Canadian Borrower with respect to any such documents or the transactions contemplated thereby.

         SECTION 10.8. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         SECTION 10.9. BINDING EFFECT; BORROWER'S ASSIGNMENT. This Agreement shall become effective when it shall have been executed by Borrower, Agent and by each Bank and thereafter shall be binding upon and inure to the benefit of Borrower, each Canadian Borrower, Agent and each of the Banks and their respective successors and assigns, except that neither Borrower nor any Canadian Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of Agent and all of the Banks.

         SECTION 10.10. BANK ASSIGNMENTS/PARTICIPATIONS

         A. Assignments of Commitments. Each Bank shall have the right at any time or times to assign to another financial institution, without recourse, all or a percentage of all of the following: (a) that Bank's Commitment, (b) all Loans made by that Bank, (c) that Bank's Notes, and (d) that Bank's interest in any Letter of Credit and any participation purchased pursuant to Section 2.1B or
8.5 hereof; provided, however, that a Canadian Bank shall only have the right to make an assignment to another Canadian Bank. In the case of each assignment under this Agreement, the assignor and the assignee shall comply with the following requirements:

                  (i) Prior Consent. No assignment may be consummated pursuant to this Section 10.10 without the prior written consent of Borrower and Agent (other than an assignment by any Bank to any affiliate of such Bank which affiliate is either wholly-owned by such Bank or is wholly-owned by a Person that wholly owns, either directly or indirectly, such Bank), which consent of Borrower and Agent shall not be unreasonably withheld; provided, however, that, Borrower's consent shall not be required if, at the time of the proposed assignment, any Unmatured Event of Default or Event of Default shall then exist. Anything herein to the contrary notwithstanding, any Bank may at any time make a collateral assignment of all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, and no such assignment shall release such assigning Bank from its obligations hereunder;

                  (ii) Minimum Amount. Each such assignment shall be in a minimum amount of the lesser of Ten Million Dollars ($10,000,000) of the assignor's Commitment and interest herein or the entire amount of the assignor's Commitment and interest herein;

                  (iii) Assignment Fee; Assignment Agreement. Unless the assignment shall be to an affiliate of the assignor or the assignment shall be due to merger of the assignor or for regulatory purposes, either the assignor or the assignee shall remit to Agent, for its own account, an administrative fee of Two Thousand Five Hundred Dollars ($2,500). Unless the assignment shall be due to merger of the assignor or a collateral assignment for regulatory purposes, the assignor shall
         (A) cause the assignee to execute and deliver to Borrower and Agent an Assignment Agreement, and (B) execute and deliver, or cause the assignee to execute and deliver, as the case may be, to Agent such additional amendments, assurances and other writings as Agent may reasonably require and which contains a confidentiality covenant reasonably acceptable to Borrower; and

                  (iv) Non-U.S. Assignee. If the assignment is to be made to an assignee which is organized under the laws of any jurisdiction other than the United States or any state thereof, the assignor Bank shall cause such assignee, at least five (5) Business Days prior to the effective date of such assignment, (A) to represent to the assignor Bank (for the benefit of the assignor Bank, Agent and Borrower) that under applicable law and treaties no taxes will be required to be withheld by Agent, Borrower or the assignor with respect to any payments to be made to such assignee in respect of the Loans hereunder, (B) to furnish to the assignor (and, in the case of any assignee registered in the Register (as defined below), Agent and Borrower) either (1) U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or (2) United States Internal Revenue Service Form W-8 or W-9, as applicable (wherein such assignee claims entitlement to complete exemption from U.S. federal withholding tax on all interest payments hereunder), and (C) to agree (for the benefit of the assignor, Agent and Borrower) to provide the assignor Bank (and, in the case of any assignee registered in the Register, Agent and Borrower) a new Form 4224 or Form 1001 or Form W-8 or W-9, as applicable, upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

         Upon satisfaction of the requirements specified in clauses (i) through
(iv) above, Borrower shall execute and deliver (A) to Agent, the assignor and the assignee, any consent or release (of all or a portion of the obligations of the assignor) required to be delivered by Borrower in connection with the Assignment Agreement, and (B) to the assignee, an appropriate Note or Notes. After delivery of the new Note or Notes, the assignor's Note or Notes being replaced shall be returned to Borrower marked "replaced".

         Upon satisfaction of the requirements of set forth in (i) through (iv), and any other condition contained in this Section 10.10A, (A) the assignee shall become and thereafter be deemed to be a "Bank" for the purposes of this Agreement, (B) in the event that the assignor's entire interest has been assigned, the assignor shall cease to be and thereafter shall no longer be deemed to be a "Bank" and (C) the signature pages hereto and Schedule 1 hereof shall be automatically amended, without further action, to reflect the result of any such assignment.

         Agent shall maintain at its address referred to in Section 10.4 hereof a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment of, and principal amount of the Loans owing to, each Bank from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower, Agent and the Banks may treat each financial institution whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Bank at any reasonable time and from time to time upon reasonable prior notice.

         B. Sale of Participations. Each Bank shall have the right at any time or times, without the consent of Agent or Borrower, to sell one or more participations or sub-participations to a financial institution, as the case may be, in all or any part of (a) that Bank's Commitment, (b) that Bank's Commitment Percentage, (c) any Loan made by that Bank, (d) any Note delivered to that Bank pursuant to this Agreement, and (e) that Bank's interest in any Letter of Credit and any participation, if any, purchased pursuant to Section 2.1B or 8.5 hereof or this

Section 10.10B; provided, however, that any such participant or sub-participant shall not be deemed to be a "Bank" under this Agreement.

         The provisions of Article III shall inure to the benefit of each purchaser of a participation or sub-participation and Agent shall continue to distribute payments pursuant to this Agreement as if no participation has been sold.

         In the event that any Bank shall sell any participation or sub-participation, that Bank shall, as between itself and the purchaser, retain all of its rights (including, without limitation, rights to enforce against Borrower the Loan Documents and the Related Writings) and duties pursuant to the Loan Documents and the Related Writings, including, without limitation, that Bank's right to approve any waiver, consent or amendment pursuant to Section 10.3, except if and to the extent that any such waiver, consent or amendment would:

         (i) reduce any fee or commission allocated to the participation or sub-participation, as the case may be,

         (ii) reduce the amount of any principal payment on any Loan allocated to the participation or sub-participation, as the case may be, or reduce the principal amount of any Loan so allocated or the rate of interest payable thereon, or

         (iii) extend the time for payment of any amount allocated to the participation or sub-participation, as the case may be.

         No participation or sub-participation shall operate as a delegation of any duty of the seller thereof. Under no circumstance shall any participation or sub-participation be deemed a novation in respect of all or any part of the seller's obligations pursuant to this Agreement.

         SECTION 10.11. SEVERABILITY OF PROVISIONS; CAPTIONS. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.

         SECTION 10.12. INVESTMENT PURPOSE. Each of the Banks represents and warrants to Borrower that it is entering into this Agreement with the present intention of acquiring any Note issued pursuant hereto for investment purposes only and not for the purpose of distribution or resale, it being understood, however, that each Bank shall at all times retain full control over the disposition of its assets.

         SECTION 10.13. ENTIRE AGREEMENT. This Agreement, any Note and any other agreement, document or instrument attached hereto or referred to herein or executed on or as of the Closing Date integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

         SECTION 10.14. GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement, each of the Notes and any Related Writing shall be governed by and construed in accordance with the laws of the State of Ohio and the respective rights and obligations of Borrower, Canadian Borrowers and the Banks shall be governed by Ohio law, without regard to principles of conflict of laws. Borrower and each Canadian Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, the Debt or any Related Writing, and Borrower and each Canadian Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Borrower, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Borrower and each Canadian Borrower agree that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         SECTION 10.15. LEGAL REPRESENTATION OF PARTIES. The Loan Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Loan Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

                 [Remainder of page intentionally left blank.]

         SECTION 10.16. JURY TRIAL WAIVER. BORROWER, AGENT AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

Address: One Applied Plaza                   APPLIED INDUSTRIAL TECHNOLOGIES,
         Cleveland, Ohio 44115                    INC.
         Attention: John R. Whitten,
         Vice President-Chief                By:      /s/ John R. Whitten
         Financial Officer and                  -------------------------------
         Treasurer                           Title:
                                                   ----------------------------

                                             and
                                                -------------------------------
                                             Title:
                                                   ----------------------------

Address: Key Center                          KEYBANK NATIONAL ASSOCIATION,
         127 Public Square                         as Agent and as a Bank
         Cleveland, Ohio  44114
         Attention: Large Corporate         By:/s/ Brendan A. Lawlor
                    Banking Division          ---------------------
                                              Brendan A. Lawlor, Assistant
                                              Vice President

Address: 1900 East Ninth Street              NATIONAL CITY BANK
         Locator #2104
         Cleveland, Ohio   44114
         Attention: Corporate Banking
                                             By:/s/ Terri L. Cable
                                                -------------------------------
                                                Terri L. Cable, Vice President

Address: 611 Woodward Avenue                NBD BANK
         Detroit, MI   48226
         Attention: Corporate Banking

                                            By: /s/ Paul R. DeMelo
                                                -------------------------------
                                                Paul R. DeMelo, Vice President

Address: One Mellon Bank Center             MELLON BANK, N.A.
         Room 4530
         Pittsburgh, PA   15258-0001
         Attention: Corporate Banking

                                           By:  /s/ Mark F. Johnston
                                                -------------------------------
                                                Mark F. Johnston, Assistant Vice
                                                President

Address: 249 Fifth Avenue                  PNC BANK, NATIONAL ASSOCIATION
         PI-POPP-02-2
         Pittsburgh, PA   15222-2707
         Attention: Corporate Banking
                                           By:  /s/ William V. Armitage
                                                -------------------------------
                                           Title:   Vice President
                                                 ------------------------------

Address: 1350 Euclid Avenue, Suite 211      STAR BANK, N.A.
         ML 4449
         Cleveland, Ohio   44115
         Attention: Corporate Banking
                                            By: /s/ W. Gregory Schmid
                                                -------------------------------
                                                W. Gregory Schmid, Assistant
                                                Vice President

Address: U.S. Corporate Banking             BANK OF MONTREAL
         115 South LaSalle Street
         12th Floor
         Chicago, IL       60603
         Attention: Corporate Banking

                                            By: /s/ Sheila C. Weimer
                                                -------------------------------
                                            Title:   Director
                                                -------------------------------
Address: BCE Place                          FIRST CHICAGO NBD BANK, CANADA
         PO Box 613
         161 Bay Street,  Suite 4240
         Toronto, Ontario M5J251
         Attention: Corporate Banking
                                            By:      /s/ Paul R. DeMelo
                                                -------------------------------
                                            Title:   Vice President
                                                  -----------------------------

Address: 77 King Street West                MELLON BANK CANADA
         Suite 3200
         Toronto, Ontario M5K1K2
         Attention: Corporate Banking
                           Room F006350     By: /s/ Edward McGrath
                                                -------------------------------
                                            Title:   Vice President
                                                -------------------------------

Address: 1 First Canadian Place            BANK OF MONTREAL
         24th Floor
         Toronto, Ontario M5X1A1
         Attention: Corporate Banking

                                           By:      /s/ Ben Ciallella
                                                -------------------------------
                                                Ben Ciallella, Director

SCHEDULE 1

                                                                                            Revolving
                                                       Revised          Revolving       Commitment Amount        Canadian
             Banking                 Commitment      Commitment     Commitment Amount      On and After      Commitment Amount
           Institution               Percentage      Percentage          Prior to        Activation Date
                                                                     Activation Date

KeyBank National Association,         26.6667%           40%           $40,000,000         $40,000,000              -0-
a Domestic Bank

National City Bank,                   23.3334%           35%            35,000,000          35,000,000              -0-
a Domestic Bank

NBD Bank                              16.6667%           -0-            25,000,000            - 0 -                 -0-

Mellon Bank, NA                            10%           -0-            15,000,000            - 0 -                 -0-

PNC Bank, National Association,            10%           15%            15,000,000          15,000,000              -0-
a Domestic Bank

Bank of Montreal                       6.6667%           -0-            10,000,000            - 0 -                 -0-

Star Bank, N.A.,                       6.6667%           10%            10,000,000          10,000,000             - 0 -
a Domestic Bank

First Chicago NBD Bank Canada, a        -0-              50%               -0-                 -0-            CAD 35,000,000
Canadian Bank

Mellon Bank Canada,                     -0-              30%               -0-                 -0-            CAD 21,000,000
a Canadian Bank

Bank of Montreal,                       -0-              20%               -0-                 -0-            CAD 14,000,000
a Canadian Bank

Total                                     100%          100%          $150,000,000        $100,000,000        CAD 70,000,000

Total Commitment Amount





             Banking
           Institution               Maximum Amount        Revised Maximum Amount

KeyBank National Association,         $40,000,000                $40,000,000
a Domestic Bank

National City Bank,                    35,000,000                 35,000,000
a Domestic Bank

NBD Bank                               25,000,000                    - 0 -

Mellon Bank, NA                        15,000,000                    - 0 -

PNC Bank, National Association,        15,000,000                 15,000,000
a Domestic Bank

Bank of Montreal                       10,000,000                    - 0 -

Star Bank, N.A.,                       10,000,000                 10,000,000
a Domestic Bank

First Chicago NBD Bank Canada, a           -0-                CAD 35,000,000
Canadian Bank

Mellon Bank Canada,                        -0-                CAD 21,000,000]
a Canadian Bank

Bank of Montreal,                          -0-                CAD 14,000,000
a Canadian Bank

Total                                $150,000,000               $100,000,000
                                                              CAD 70,000,000
Total Commitment Amount              $150,000,000               $100,000,000
                                                              CAD 70,000,000

                                   SCHEDULE 2


                              GUARANTORS OF PAYMENT
1.       Applied Industrial Technologies-ABC, Inc., an Ohio corporation
2.       Applied Industrial Technologies-DBB, Inc., an Ohio corporation
3.       Applied Industrial Technologies-Dixie, Inc., a Tennessee corporation
4.       Applied Industrial Technologies-Mainline, Inc., a Wisconsin corporation
5.       Applied Industrial Technologies-Midwest, Inc., an Ohio corporation
6.       Applied Industrial Technologies-GA LP, a Delaware limited partnership
7.       Applied Industrial Technologies-TN LP, a Delaware limited partnership
8.       Applied Industrial Technologies-TX LP, a Delaware limited partnership
9.       Applied Industrial Technologies-PA LLC, a Pennsylvania limited liability company
10.      Air and Hydraulics Engineering, Incorporated, an Alabama corporation
11.      American Bearing and Power Transmission, Inc., a Michigan corporation
12.      ESI Acquisition Corporation, an Ohio corporation
13.      Moore Bearing Company, a Michigan corporation
14.      The Ohio Ball Bearing Company, an Ohio corporation
15.      Bearings Pan American, Inc., an Ohio corporation
16.      Bearings Sales and Services, Inc., a West Virginia corporation
17.      BER Capital, Inc., a Delaware corporation


                                   SCHEDULE 3

                               CANADIAN BORROWERS

None as of the Closing Date.

                                    EXHIBIT A

                              REVOLVING CREDIT NOTE

$_______________                 Cleveland, Ohio
                                                                November 5, 1998

         FOR VALUE RECEIVED, the undersigned, APPLIED INDUSTRIAL TECHNOLOGIES, INC. ("Borrower") promises to pay on the last day of the Commitment Period, as defined in the Credit Agreement (as hereinafter defined), to the order of _________ ("Bank") at the Main Office of KEYBANK NATIONAL ASSOCIATION, Agent, 127 Public Square, Cleveland, Ohio 44114-1306 the principal sum of

                                                                         DOLLARS

or the aggregate unpaid principal amount of all Revolving Loans made by Bank to Borrower pursuant to Section 2.1A of the Credit Agreement, whichever is less, in lawful money of the United States of America. As used herein, "Credit Agreement" means the Credit Agreement dated as of November 5, 1998, among Borrower, the banks named therein and KeyBank National Association, as Agent, as the same may from time to time be amended, restated or otherwise modified. Capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

         Borrower also promises to pay interest on the unpaid principal amount of each Revolving Loan from time to time outstanding, from the date of such Revolving Loan until the payment in full thereof, at the rates per annum which shall be determined in accordance with the provisions of Section 2.1A of the Credit Agreement. Such interest shall be payable on each date provided for in such Section 2.1A; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

         The portions of the principal sum hereof from time to time representing Base Rate Loans and LIBOR Loans, and payments of principal of any thereof, shall be shown on the records of Bank by such method as Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower's obligations under this Note.

         If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum which shall be the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

         This Note is one of the Revolving Credit Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

         This Note is subject to the provisions of the Intercreditor Agreement and any holder of this Note, by its acceptance hereof, agrees to be bound by the provisions of the Intercreditor Agreement as if it were an original party thereto. Any holder of this Note shall have the right, at any time, to obtain from Borrower a copy of the Intercreditor Agreement.

         Except as expressly provided in the Credit Agreement, Borrower expressly waives presentment, demand, protest and notice of any kind.

         JURY TRIAL WAIVER. BORROWER, AGENT AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

             APPLIED INDUSTRIAL TECHNOLOGIES, INC.
             By:_______________________________________
             Title:______________________________________

             and_______________________________________
             Title:______________________________________

                                    EXHIBIT B

                                 SWING LINE NOTE

$15,000,000                      Cleveland, Ohio
                                                                November 5, 1998

         FOR VALUE RECEIVED, the undersigned, APPLIED INDUSTRIAL TECHNOLOGIES, INC. ("Borrower"), promises to pay to the order of KEYBANK NATIONAL ASSOCIATION ("Bank") at the Main Office of KEYBANK NATIONAL ASSOCIATION, as Agent, 127 Public Square, Cleveland, Ohio 44114-1306 the principal sum of

FIFTEEN MILLION AND 00/100 .............................................DOLLARS

or the aggregate unpaid principal amount of all Swing Loans, as defined in the Credit Agreement (as hereinafter defined), made by Bank to Borrower pursuant to
Section 2.1B of the Credit Agreement, whichever is less, in lawful money of the United States of America on the earlier of the last day of the Commitment Period, as defined in the Credit Agreement, or, with respect to each Swing Loan, the Swing Loan Maturity Date applicable thereto. As used herein, "Credit Agreement" means the Credit Agreement dated as of November 5, 1998, among Borrower, the banks named therein and KeyBank National Association, as Agent, as it may from time to time be amended, restated or otherwise modified. Capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

         Borrower also promises to pay interest on the unpaid principal amount of each Swing Loan from time to time outstanding, from the date of such Swing Loan until the payment in full thereof, at the rates per annum which shall be determined in accordance with the provisions of Section 2.1B of the Credit Agreement. Such interest shall be payable on each date provided for in such
Section 2.1B; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

         The principal sum hereof from time to time and payments of principal hereof, shall be shown on the records of Bank by such method as Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from Borrower's obligations under this Note.

         If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

         Except as expressly provided in the Credit Agreement, Borrower expressly waives presentment, demand, protest and notice of any kind.

         This Note is subject to the provisions of the Intercreditor Agreement and any holder of this Note, by its acceptance hereof, agrees to be bound by the provisions of the Intercreditor Agreement as if it were an original party thereto. Any holder of this Note shall have the right, at any time, to obtain from Borrower a copy of the Intercreditor Agreement.

         This Note is the Swing Line Note referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the undersigned's payment obligations hereunder, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

         JURY TRIAL WAIVER. BORROWER, AGENT AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

                         APPLIED INDUSTRIAL TECHNOLOGIES, INC.
                         By:_______________________________________
                         Title:______________________________________

                         and_______________________________________
                         Title:______________________________________

                                    EXHIBIT C

                                  CAD LOAN NOTE

CAD ___________                  Cleveland, Ohio
                                                                 _________, 199_

         FOR VALUE RECEIVED, the undersigned, ________________________ (collectively "Canadian Borrowers", and individually "Canadian Borrower"), jointly and severally promise to pay on the last day of the Canadian Commitment Period, as defined in the Credit Agreement (as hereinafter defined), to the order of _________ ("Canadian Bank") at the Designated Lending Office, as defined in the Credit Agreement, the principal sum of

                                                                CANADIAN DOLLARS

or the aggregate unpaid principal amount of all CAD Loans made by the Canadian Banks to Canadian Borrowers pursuant to Section 2.1D of the Credit Agreement, whichever is less, in lawful money of Canada. As used herein, "Credit Agreement" means the Credit Agreement dated as of November 5, 1998, among Applied Industrial Technologies, Inc., the banks named therein and KeyBank National Association, as Agent, as the same may from time to time be restated, amended or otherwise modified. Capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

         Canadian Borrowers also promise to pay interest on the unpaid principal amount of each CAD Loan from time to time outstanding, from the date of such CAD Loan until the payment in full thereof, at the rates per annum which shall be determined in accordance with the provisions of Section 2.1D of the Credit Agreement. Such interest shall be payable on each date provided for in such
Section 2.1D; provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

         The portions of the principal sum hereof from time to time representing CAD Base Rate Loans and CAD Fixed Rate Loans, and payments of principal thereof, shall be shown on the records of Canadian Borrowers by such method as Canadian Borrowers may generally employ; provided, however, that failure to make any such entry shall in no way detract from the obligations of Canadian Borrowers under this Note.

         If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum which shall be the Default Rate. All payments of principal of and interest on this Note shall be made in immediately available funds.

         This Note is subject to the provisions of the Intercreditor Agreement and any holder of this Note, by its acceptance hereof, agrees to be bound by the provisions of the Intercreditor Agreement as if it were an original party thereto. Any holder of this

Note shall have the right, at any time, to obtain from any Canadian Borrower a copy of the Intercreditor Agreement.

         This Note is one of the CAD Loan Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued.

         Except as expressly provided in the Credit Agreement, each Canadian Borrower expressly waives presentment, demand, protest and notice of any kind.

         JURY TRIAL WAIVER. EACH CANADIAN BORROWER, AGENT AND EACH CANADIAN BANK WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG CANADIAN BORROWERS, AGENT AND THE CANADIAN BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

                                ------------------------------------------
                                By:_______________________________________
                                Title:______________________________________

                                and_______________________________________
                                Title:______________________________________



                                ------------------------------------------
                                By:_______________________________________
                                Title:______________________________________

                                and_______________________________________
                                Title:______________________________________

                                    EXHIBIT D

                               NOTICE OF CAD LOAN

                                           [Date]_______________________, 19____

KeyBank National Association, as Agent for the Canadian Banks, as defined in the Credit Agreement, as hereinafter defined
127 Public Square
Cleveland, Ohio 44114-0616

Attention: [___________________]

Ladies and Gentlemen:

         The undersigned, [_____________________________________________] and
[__________________________], each a Canadian Borrower, as defined in the Credit Agreement, as hereinafter defined, refers to the Credit Agreement, dated as of November 5, 1998 ("Credit Agreement", the terms defined therein being used herein as therein defined), among Applied Industrial Technologies, Inc., the Banks, as defined in the Credit Agreement, and KeyBank National Association, as Agent, and hereby gives you notice, pursuant to Section 2.2 of the Credit Agreement that the undersigned hereby requests a CAD Loan, as defined in the Credit Agreement, from the Canadian Banks, as defined in the Credit Agreement, and in connection therewith sets forth below the information relating to the CAD Loan (the "Proposed CAD Loan") as required by Section 2.2 of the Credit
Agreement:

         (a) The request is for a ___ CAD Loan, ___ conversion of a CAD Loan, or ___ continuation of a CAD Loan. (Check one.)

         (b) The Business Day of the Proposed CAD Loan is __________, 19__.

         (c) The amount of the Proposed CAD Loan is _______________ Canadian.

         (c) The Proposed CAD Loan is to be a CAD Base Rate Loan ____ / CAD Fixed Rate Loan ___. (Check one.)

         (d) If the Proposed CAD Loan is a CAD Fixed Rate Loan, the Interest Period requested is one (1) month ___, two (2) months ___, three
             (3) months ___, six (6) months ____ (Check one.)

         [Each of] the undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed CAD Loan:

                  (i) the representations and warranties contained in each Loan Document are correct, before and after giving effect to the Proposed CAD Loan and the application of the proceeds therefrom, as though made on and as of such date;

                  (ii) no event has occurred and is continuing, or would result from such Proposed CAD Loan, or the application of proceeds therefrom, which constitutes an Unmatured Event of Default or Event of Default; and

                  (iii) the conditions set forth in Section 2.2 and Article IV of the Credit Agreement have been satisfied.

                                  Very truly yours,

                                  [-----------------------------------]


                                  By:______________________________________
                                  Name:___________________________________
                                  Title:____________________________________



                                  [-----------------------------------]


                                  By:______________________________________
                                  Name:___________________________________
                                  Title:____________________________________

                                    EXHIBIT E

                            NOTICE OF REVOLVING LOAN

                                           [Date]_______________________, 19____

KeyBank National Association
127 Public Square
Cleveland, Ohio 44114-0616

Attention:

Ladies and Gentlemen:

         The undersigned, APPLIED INDUSTRIAL TECHNOLOGIES, INC., refers to the Credit Agreement, dated as of November 5, 1998 ("Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, the Banks, as defined in the Credit Agreement, and KeyBank National Association, as Agent, and hereby gives you notice, pursuant to Section 2.2 of the Credit Agreement that the undersigned hereby requests a Loan under the Credit Agreement, and in connection therewith sets forth below the information relating to the Loan (the "Proposed Loan") as required by Section 2.2 of the Credit
Agreement:

         (a) The request is for a ___ Loan, ___ conversion of a Loan, or ___ continuation of a Loan. (Check one.)

         (b) The Business Day of the Proposed Loan is __________, 19__.

         (c) The amount of the Proposed Loan is $_______________.

         (c) The Proposed Loan is to be a Base Rate Loan ____ /LIBOR Loan ___/Swing Loan____. (Check one.)

         (d) If the Proposed Loan is a LIBOR Loan, the Interest Period requested is one (1) month ___, two (2) months ___, three (3) months ___, six (6) months ____ (Check one.)

         (e) If the Proposed Loan is a Swing Loan, the requested maturity of the Swing Loan is ____ days.

         The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Loan:

                  (i) the representations and warranties contained in each Loan Document are correct, before and after giving effect to the Proposed Loan and the application of the proceeds therefrom, as though made on and as of such date;

                  (ii) no event has occurred and is continuing, or would result from such Proposed Loan, or the application of proceeds therefrom, which constitutes an Unmatured Event of Default or Event of Default; and

                  (iii) the conditions set forth in Section 2.2 and Article IV of the Credit Agreement have been satisfied.

                                    Very truly yours,

                                    APPLIED INDUSTRIAL TECHNOLOGIES, INC.


                                    By:______________________________________
                                    Name:___________________________________
                                    Title:____________________________________

                                    EXHIBIT F

                             COMPLIANCE CERTIFICATE

                          For Fiscal [Quarter] [Year] ended ____________________

THE UNDERSIGNED HEREBY CERTIFY THAT:

         (1) I am the duly elected President or Chief Financial Officer of APPLIED INDUSTRIAL TECHNOLOGIES, INC. ("Borrower");

         (2) I am familiar with the terms of that certain Credit Agreement, dated as of November 5, 1998, among the undersigned, the Banks, as defined in the Credit Agreement, and KeyBank National Association, as Agent (as the same may from time to time be amended, restated or otherwise modified, the "Credit Agreement", the terms defined therein and not otherwise defined in this Certificate being used herein as therein defined), and the terms of the other Loan Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

         (3) The review described in paragraph (2) above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes or constituted an Unmatured Event of Default or Event of Default, at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate;

         (4) The representations and warranties made by Borrower contained in each Loan Document are true and correct as though made on and as of the date hereof; and

         (5) Set forth on Attachment I hereto are calculations of (a) the Leverage Ratio, and (b) the financial covenants set forth in Section 5.7 of the Credit Agreement, which calculations pursuant to such Section 5.7 hereof show compliance with the terms thereof.

         IN WITNESS WHEREOF, I have signed this certificate the ___ day of _________, 19___.

                                    APPLIED INDUSTRIAL TECHNOLOGIES, INC.

                                    By: ____________________________________
                                    Title:___________________________________

                                    EXHIBIT G

                                     FORM OF

                       ASSIGNMENT AND ACCEPTANCE AGREEMENT

         This Assignment and Acceptance Agreement (this "Assignment Agreement") between ______________________ (the "Assignor") and ______________________ (the
"Assignee") is dated as of ________, 199_. The parties hereto agree as follows:

         1. PRELIMINARY STATEMENT. Assignor is a party to a Credit Agreement, dated as of November 5, 1998 (which, as it may from time to time be amended, restated or otherwise modified is herein called the "Credit Agreement"), among APPLIED INDUSTRIAL TECHNOLOGIES, INC., ("Borrower"), the banking institutions named on SCHEDULE 1 thereto (collectively, "Banks" and, individually, "Bank"), and KEYBANK NATIONAL ASSOCIATION, as agent for the Banks ("Agent"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         2. ASSIGNMENT AND ASSUMPTION. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, an interest in and to Assignor's rights and obligations under the Credit Agreement, effective as of the Assignment Effective Date (as hereinafter defined), equal to the percentage interest specified on ANNEX 1 hereto (hereinafter, "Assignee's Percentage") of Assignor's right, title and interest in and to (a) the Commitment of Assignor as set forth on ANNEX 1 (hereinafter, "Assigned Amount"),
(b) any Loan made by Assignor which is outstanding on the Assignment Effective Date, (c) Assignor's interest in any Letter of Credit, as defined in the Credit Agreement, which is issued and outstanding on the Assignment Effective Date, (d) any Note delivered to Assignor pursuant to the Credit Agreement, and (e) the Credit Agreement and the other Related Writings. After giving effect to such sale and assignment and on and after the Assignment Effective Date, Assignee shall be deemed to have a "Commitment Percentage" under the Credit Agreement equal to the Commitment Percentage set forth in subparts I.C on ANNEX 1 hereto.

         3. ASSIGNMENT EFFECTIVE DATE. The Assignment Effective Date (the "Assignment Effective Date") shall be two (2) Business Days (or such other time agreed to by Agent) after the following conditions precedent have been satisfied:

         (a) receipt by Agent of this Assignment Agreement, including ANNEX 1 hereto, properly executed by Assignor and Assignee and accepted and consented to by Agent and, if necessary pursuant to the provisions of Section 10.10(A)(i) of the Credit Agreement, by Borrower;

         (b) receipt by Agent from Assignor of a fee of Two Thousand Five Hundred Dollars ($2,500), in accordance with Section 10.10A of the Credit Agreement;

         (c) receipt by Agent from Assignee of an administrative questionnaire, or other similar document, which shall include (i) the address for notices under the Credit Agreement, (ii) the address of its Lending Office, (iii) wire transfer instructions for delivery of funds by Agent, (iv) and such other information as Agent shall request; and

         (d) receipt by Agent from Assignor or Assignee of any other information required pursuant to Section 10.10 of the Credit Agreement or otherwise necessary to complete the transaction contemplated hereby.

         4. PAYMENT OBLIGATIONS. In consideration for the sale and assignment of Loans hereunder, Assignee shall pay Assignor, on the Assignment Effective Date, an amount in Dollars equal to Assignee's Percentage. Any interest, fees and other payments accrued prior to the Assignment Effective Date with respect to the Assigned Amount shall be for the account of Assignor. Any interest, fees and other payments accrued on and after the Assignment Effective Date with respect to the Assigned Amount shall be for the account of Assignee. Each of Assignor and Assignee agrees that it will hold in trust for the other part any interest, fees or other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and to pay the other party any such amounts which it may receive promptly upon receipt thereof.

         5. CREDIT DETERMINATION; LIMITATIONS ON ASSIGNOR'S LIABILITY. Assignee represents and warrants to Assignor, Borrower, Agent and the other Banks (a) that it is capable of making and has made and shall continue to make its own credit determinations and analysis based upon such information as Assignee deemed sufficient to enter into the transaction contemplated hereby and not based on any statements or representations by Assignor, (b) Assignee confirms that it meets the requirements to be an assignee as set forth in Section 10.10 of the Credit Agreement; (c) Assignee confirms that it is able to fund the Loans and the Letters of Credit as required by the Credit Agreement; (d) Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the Related Writings are required to be performed by it as a Bank thereunder; and (e) Assignee represents that it has reviewed each of the Loan Documents, including, but not limited to the Intercreditor Agreement and by its signature to this Agreement, agrees to be bound by and subject to the terms and conditions of the Intercreditor Agreement as if it were an original party thereto. It is understood and agreed that the assignment and assumption hereunder are made without recourse to Assignor and that Assignor makes no representation or warranty of any kind to Assignee and shall not be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of the Credit Agreement or any Related Writings, (ii) any representation, warranty or statement made in or in connection with the Credit Agreement or any of the Related Writings, (iii) the financial condition or creditworthiness of Borrower or any Guarantor, (iv) the performance of or compliance with any of the terms or provisions of the Credit Agreement or any of the Related Writings, (v) inspecting any of the property, books or records of Borrower, or (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or Letters of Credit. Neither Assignor nor any of its officers, directors, employees, agents or attorneys shall be liable for any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans, the Letters of Credit, the Credit Agreement or the Related Writings, except for its or their own bad faith or willful misconduct. Assignee appoints Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to Agent by the terms thereof.

         6. INDEMNITY. Assignee agrees to indemnify and hold Assignor harmless against any and all losses, cost and expenses (including, without limitation, attorneys' fees) and liabilities incurred by Assignor in connection with or arising in any manner from Assignee's performance or non-performance of obligations assumed under this Assignment Agreement.

         7. SUBSEQUENT ASSIGNMENTS. After the Assignment Effective Date, Assignee shall have the right pursuant to Section 10.10 of the Credit Agreement to assign the rights which are assigned to Assignee hereunder, provided that (a) any such subsequent assignment does not violate any of the terms and conditions of the Credit Agreement, any of the Related Writings, or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Credit Agreement or any of the Related Writings has been obtained, (b) the assignee under such assignment from Assignee shall agree to assume all of Assignee's obligations hereunder in a manner satisfactory to Assignor and (c) Assignee is not thereby released from any of its obligations to Assignor hereunder.

         8. REDUCTIONS OF AGGREGATE AMOUNT OF COMMITMENTS. If any reduction in the Total Commitment Amount occurs between the date of this Assignment Agreement and the Assignment Effective Date, the percentage of the Total Commitment Amount assigned to Assignee shall remain the percentage specified in Section 1 hereof and the dollar amount of the Commitment of Assignee shall be recalculated based on the reduced Total Commitment Amount.

         9. ACCEPTANCE OF AGENT; NOTICE BY ASSIGNOR. This Assignment Agreement is conditioned upon (a) the acceptance and consent of Agent and, if necessary pursuant to Section 10.10A of the Credit Agreement, upon the acceptance and consent of Borrower; provided, that the execution of this Assignment Agreement by Agent and, if necessary, by Borrower is evidence of such acceptance and consent; and (b) Assignor giving notice to Agent and each other Senior Creditor (as defined in the Intercreditor Agreement) of the assignment under this Assignment Agreement pursuant to Section 13 of the Intercreditor Agreement.

         10. ENTIRE AGREEMENT. This Assignment Agreement embodies the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

         11. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Ohio.

         12. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth under each party's name on the signature pages hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                              ASSIGNOR:

Address: _______________________________      _________________________________
Attn:___________________________________      By:______________________________
Phone: _________________________________      Title:___________________________
Fax:____________________________________


                                              ASSIGNEE:

Address: _______________________________      _________________________________
Attn:___________________________________      By:______________________________
Phone: _________________________________      Title: __________________________
Fax:____________________________________


Accepted and Consented to this ___ day of ___, 199_:

KEYBANK NATIONAL ASSOCIATION,
as Agent


By: __________________________
Title:_________________________

Accepted and Consented to this ___ day of _______, 19__:

APPLIED INDUSTRIAL TECHNOLOGIES, INC.

By:___________________________
Title:__________________________

                                     ANNEX 1
                                       TO
                       ASSIGNMENT AND ACCEPTANCE AGREEMENT


         On and after ___________, 199_ (the "Assignment Effective Date"), the Commitment of Assignee, and, if this is less than an assignment of all of Assignor's interest, Assignor, shall be as follows:


   I.    ASSIGNEE'S COMMITMENT

         A.       Assignee's Percentage                       __________%

         B.       Assigned Amount                             $__________

         C.       Assignee's Commitment Percentage
                  under the Credit Agreement                  __________%

   II.   ASSIGNOR'S COMMITMENT

         A.       Assignor's Commitment Percentage
                  under the Credit Agreement                  __________%

         B.       Assignor's Commitment Amount
                  under the Credit Agreement                  $__________

                                    EXHIBIT H

                          FORM OF ASSUMPTION AGREEMENT

         [ON AND AFTER ACTIVATION DATE, CANADIAN BANKS WILL BE A PARTY]

         This ASSUMPTION AGREEMENT ("Agreement") is made effective as of the ___ day of _________, 19[__], by and among [______________], a [Canadian corporation] ("Obligor"), APPLIED INDUSTRIAL TECHNOLOGIES, INC., an Ohio corporation ("Borrower"), each of the domestic banks listed as a Domestic Bank on SCHEDULE 1 to the Credit Agreement, as hereinafter defined (collectively, "Domestic Banks", and individually, "Domestic Bank"), each of the Canadian banks listed as a Canadian Bank on SCHEDULE 1 to the Credit Agreement (collectively, "Canadian Banks", and individually, "Canadian Bank"), and KEYBANK NATIONAL ASSOCIATION, as agent for the Domestic Banks and the Canadian Banks ("Agent"):

         WHEREAS, Borrower, Agent, the Domestic Banks and the Canadian Banks (collectively, "Banks", and individually, "Bank") are parties to the Credit Agreement dated as of November 5, 1998 (as the same may from time to time be amended, restated or otherwise modified, the "Credit Agreement", each capitalized term not defined herein being used herein as therein defined) wherein Agent, the Domestic Banks and the Canadian Banks have agreed to make Loans to Borrower and Canadian Borrowers, respectively, and Agent has agreed to issue Letters of Credit to Borrower on behalf of the Domestic Banks, all upon certain terms and conditions;

         WHEREAS, pursuant to Section 2.3 of the Credit Agreement, Borrower has requested that effective on _____________, 19[__] (the "Assumption Effective Date"), Obligor shall be designated as a "Canadian Borrower" under the Credit Agreement;

         WHEREAS, Agent and the Banks are willing to allow Obligor to become a "Canadian Borrower" under the Credit Agreement and the Canadian Banks are willing to make CAD Loans to Obligor pursuant to the Canadian Commitment, upon certain terms and conditions as set forth in the Credit Agreement, one of which is that Obligor assume all of the Canadian Obligations (as hereinafter defined) and this Agreement is being executed and delivered in consideration of each financial accommodation, if any, granted to Obligor by Agent and the Canadian Banks and for other valuable considerations;

         NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Obligor hereby agrees as follows:

         1. ASSUMPTION. On and after the Assumption Effective Date, Obligor irrevocably and unconditionally assumes all of the obligations of each Canadian Borrower under the Credit Agreement (the "Canadian Obligations") as fully as if Obligor had been an original party to the Credit Agreement, including, but not limited to: (a) all CAD Loans; (b) all other indebtedness now owing or hereafter incurred by each Canadian

Borrower to the Canadian Banks pursuant to the Credit Agreement and the CAD Notes executed in connection therewith; (c) each renewal, extension, consolidation or refinancing of any of the foregoing, in whole or in part; (d) all interest from time to time accruing on any of the foregoing, and all facility and other fees pursuant to the Credit Agreement that relate to the Canadian Commitment or the CAD Loans; (e) every other liability, now or hereafter owing to the Canadian Banks by each Canadian Borrower pursuant to the Credit Agreement, and includes, without limitation, every liability, whether owing by only such Canadian Borrower or by such Canadian Borrower with one or more others in a several, joint or joint and several capacity, whether owing absolutely or contingently, whether created by note, overdraft, guaranty of payment or other contract or by quasi-contract, tort, statute or other operation of law, whether incurred directly to any Canadian Bank or acquired by any Canadian Bank by purchase, pledge or otherwise and whether participated to or from it in whole or in part; and (f) all costs and expenses, including attorneys' fees, incurred by Agent or the Canadian Banks in connection with the Canadian Commitment or the CAD Loans or in connection with the collection of any portion of the indebtedness described in (a), (b), (c), (d) or (e) hereof.

         2. OBLIGOR PARTY TO THE CREDIT AGREEMENT. On and after the Effective Date, Obligor shall (a) be designated a "Canadian Borrower" pursuant to the terms and conditions of the Credit Agreement, and (b) become bound by all representations, warranties, covenants, provisions and conditions of the Credit Agreement and each other Loan Document applicable to the Canadian Borrowers as if Obligor had been the original party making such representations, warranties and covenants.

         3. OBLIGOR REPRESENTATIONS AND WARRANTIES. Obligor represents and warrants to Agent and each of the Banks that:

                  [(a) Obligor is a corporation duly organized, validly existing and in good standing under the laws of [Canada] and the Province of [_______], and is duly qualified to do business in each Province in which Obligor is doing business;]

                  (b) Obligor has full power, authority and legal right to execute and deliver this Agreement, and to perform and observe the provisions hereof and of the Credit Agreement and the CAD Notes, and the officers acting on Obligor's behalf have been duly authorized to execute and deliver this Agreement;

                  (c) this Agreement, the Credit Agreement and the CAD Notes are each valid and binding upon Obligor and enforceable against Obligor in accordance with their respective terms; and

                  (d) neither the execution and delivery of this Agreement, nor the performance and observance of the provisions hereof, by Obligor will conflict with, or constitute a violation or default under, any provision of any applicable law or of any contract (including, without limitation, Obligor's [Articles of

         Incorporation and Code of Regulations]) or of any other writing binding upon Obligor in any manner.

         4. BORROWER AND OBLIGOR REPRESENTATIONS AND WARRANTIES. Borrower and Obligor represent and warrant to Agent and each of the Banks that:


                  (a) no Unmatured Event of Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of this Agreement or by the performance or observance of any provision hereof; and

                  (b) neither Borrower nor Obligor has any claim or offset against, or defense or counterclaim to, any Company's obligations or liabilities under the Credit Agreement or any Related Writing.

         5. BORROWER'S OBLIGATIONS NOT AFFECTED. Anything herein to the contrary notwithstanding, Borrower shall remain bound by the terms and conditions of all of the Loan Documents to which Borrower is a party regardless of the assumption of the Canadian Obligations by Obligor hereunder or the enforceability thereof.

         6. WAIVER OF CLAIMS. Each of Borrower and Obligor hereby waives and releases Agent and each of the Banks and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all such claims, offsets, defenses and counterclaims of which Borrower or Obligor is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

         7. CONDITIONS PRECEDENT. Concurrently with the execution of this Agreement, Borrower and Obligor, as appropriate, shall:

         (a) satisfy each of the conditions set forth in Section 4.2 of the Credit Agreement;

         (b) pay all legal fees and expenses of Agent incurred in connection with this Agreement;

         (c) cause each Guarantor of Payment and each other Canadian Borrower to consent and agree to and acknowledge the terms of this Agreement; and

         (d) provide such other items as may be reasonably required by Agent, or the Banks in connection with this Agreement.

         8. BINDING NATURE OF AGREEMENT. All provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby. This Agreement is a Related Writing as defined in the Credit Agreement. This Agreement shall bind and benefit Borrower and Obligor and their respective successors and assigns, provided that the interest assigned hereunder shall not be further assigned without the prior written consent of Agent and the Banks.

         9. COUNTERPARTS. This Agreement may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         10. OHIO LAW TO GOVERN. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

         11. JURY TRIAL WAIVER. EACH OF THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG AGENT, ANY OF THE BANKS, ANY CANADIAN BORROWER, ANY GUARANTOR AND/OR BORROWER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN EACH OF THEM IN CONNECTION WITH THIS INSTRUMENT OR ANY NOTE OR OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED HERETO.

                                     OBLIGOR:

                                     [---------------------------]

   By:_____________________________
   Title:__________________________

   and ____________________________

   Title:__________________________


                                     BORROWER:

                                     APPLIED INDUSTRIAL TECHNOLOGIES, INC.

                                     By:________________________________

                                     Title:_______________________________

                                     and _______________________________
                                     Title:_______________________________

                                     AGENT:

                                     KEYBANK NATIONAL ASSOCIATION,
                                        as Agent

                                     By:_______________________________
                                              Brendan A. Lawlor
                                              Assistant Vice President





                                     DOMESTIC BANKS:

                                     [ADD SIGNATURES OF DOMESTIC BANKS]


                                     CANADIAN BANKS:

                                     [ADD SIGNATURES OF CANADIAN BANKS]



                                 ACKNOWLEDGMENT
                                 --------------

                  [ADD ACKNOWLEDGMENT OF GUARANTORS OF PAYMENT]


                                 ACKNOWLEDGMENT
                                 --------------

                [ADD ACKNOWLEDGMENT OF OTHER CANADIAN BORROWERS]

                                    EXHIBIT I

                       FORM OF PARENT GUARANTY OF PAYMENT

1. RECITALS.

         APPLIED INDUSTRIAL TECHNOLOGIES, INC., an Ohio corporation ("Borrower"), the financial institutions listed on Schedule 1 to the Credit Agreement, as hereinafter defined (collectively, "Banks," and individually, "Bank") and KEYBANK NATIONAL ASSOCIATION, as agent for the Banks ("Agent"), are parties to the Credit Agreement.

         Pursuant to the terms and conditions of the Credit Agreement, the Canadian Banks, as defined in the Credit Agreement, may from time to time make CAD Loans, as hereinafter defined, to [________________], a [Canadian federal corporation] ("Canadian Borrower"). Borrower desires that the Canadian Banks grant the financial accommodations to Canadian Borrower as described in the Credit Agreement.

         Borrower deems it to be in the direct pecuniary and business interests of Borrower that Canadian Borrower obtain from the Canadian Banks the Canadian Commitment, as defined in the Credit Agreement, and the CAD Loans provided for in the Credit Agreement.

         Borrower understands that the Banks are willing to continue to make the Loans, as defined in the Credit Agreement, to Borrower, and that the Canadian Banks are willing to make the CAD Loans to Canadian Borrower only upon certain terms and conditions, one of which is that Borrower guarantee the payment of the Canadian Debt, as hereinafter defined, and this instrument is being executed and delivered in consideration of the Banks continuing to grant financial accommodations to Borrower and of the Canadian Banks making CAD Loans to Canadian Borrower pursuant to the Credit Agreement and for other valuable considerations.

         2. DEFINITIONS. As used herein, the following terms shall have the following meanings:

         2.1. "Canadian Debt" shall mean, collectively, (a) all CAD Loans; (b) all other indebtedness now owing or hereafter incurred by Canadian Borrower to the Canadian Banks pursuant to the Credit Agreement and the CAD Notes executed in connection therewith; (c) each renewal, extension, consolidation or refinancing of any of the foregoing, in whole or in part; (d) all interest from time to time accruing on any of the foregoing, and all facility and other fees relating to the CAD Loans and the Canadian Commitment pursuant to the Credit Agreement; (e) every other liability, now or hereafter owing to the Canadian Banks by Canadian Borrower pursuant to the Credit Agreement, and includes, without limitation, every liability, whether owing by only Canadian Borrower or by Canadian Borrower with one or more others in a several, joint or joint and several capacity, whether owing absolutely or contingently, whether created by note, overdraft, guaranty of payment or other contract or by quasi-contract, tort, statute or other operation of law, whether incurred directly to any Canadian Bank or acquired by any Canadian Bank by purchase, pledge or otherwise and whether participated to or from such Canadian Bank in whole or in part; and (f) all costs and expenses, including attorneys' fees, incurred by Agent or the Canadian Banks in connection with the CAD Loans or the Canadian Commitment or in connection with the collection of any portion of the indebtedness described in
(a), (b), (c), (d) or (e) hereof.

         2.2. "CAD Loan" shall mean any CAD Loan, as defined in the Credit Agreement, granted by the Canadian Banks pursuant to the Credit Agreement.

         2.3. "Collateral" shall mean, collectively, all property, if any, securing the Canadian Debt or any part thereof at the time in question.

         2.4. "Credit Agreement" shall mean the Credit Agreement executed by and among Borrower, Agent and the Banks and dated as of the 5th day of November, 1998, as it may from time to time be amended, restated or otherwise modified.

         2.5. "Obligor" shall mean any Person that, or any of whose property, is or shall be obligated on the Canadian Debt, or any part thereof, in any manner and includes, without limiting the generality of the foregoing, any other Canadian Borrower, as defined, for purposes of this definition only, in the Credit Agreement and any other co-maker, endorser, guarantor of payment, subordinating creditor, assignor, grantor of a security interest, pledgor, mortgagor or any hypothecator of property, if any.

         2.6. "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, corporation, limited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

Except as otherwise specifically defined herein, capitalized terms used herein that are defined in the Credit Agreement shall have their respective meanings ascribed to them in the Credit Agreement.

         3. GUARANTY OF DEBT. Borrower hereby absolutely and unconditionally guarantees the prompt payment in full of all of the Canadian Debt as and when the respective parts thereof become due and payable. If the Canadian Debt, or any part thereof, shall not be paid in full when due and payable, Agent, on behalf of the Canadian Banks, in each case shall have the right to proceed directly against Borrower under this instrument to collect the payment in full of the Canadian Debt, regardless of whether or not Agent and the Canadian Banks shall have theretofore proceeded or shall then be proceeding against Canadian Borrower or any other Obligor or Collateral, if any, or any of the foregoing, it being understood that Agent and the Canadian Banks, in their sole discretion may proceed against any Obligor and any Collateral, and may exercise each right, power or privilege that Agent or the Canadian Banks may then have, either simultaneously or separately, and, in any event, at such time or times and as often and in such order as Agent and the Canadian Banks, in their sole discretion, may from time to time deem expedient to collect the payment in full of the Canadian Debt.

         4. PAYMENTS CONDITIONAL. Whenever any Canadian Bank shall credit any payment to the Canadian Debt or any part thereof, whatever the source or form of payment, the credit shall be conditional as to Borrower unless and until the payment shall be final and valid as to all the world. Without limiting the generality of the foregoing, Borrower agrees that if any check or other instrument with which such payment is made shall be dishonored by the drawer or any party thereto, or if any proceeds of Collateral or payment so applied shall thereafter be recovered by any trustee in bankruptcy or any other Person, each Canadian Bank, in each case, may reverse any entry relating thereto in its books and Borrower shall remain liable therefor even if such Canadian Bank may no longer have in its possession any evidence of the Canadian Debt to which the payment in question was applied.

         5. BORROWER'S OBLIGATIONS ABSOLUTE AND UNCONDITIONAL. Regardless of the duration of time, regardless of whether Canadian Borrower may from time to time cease to be indebted to the Canadian Banks and irrespective of any act, omission or course of dealing whatever on the part of Agent or any Bank, Borrower's liabilities and other obligations under this instrument shall remain in full effect until the payment in full of the Canadian Debt. Without limiting the generality of the foregoing:

         5.1. CANADIAN BANKS HAVE NO DUTY TO MAKE ADVANCES. No Canadian Bank shall at any time be under any duty to Borrower to grant any financial accommodation to Canadian Borrower, irrespective of any duty or commitment of any of the Canadian Banks to Canadian Borrower, or to follow or direct the application of the proceeds of any such financial accommodation;

         5.2. BORROWER'S WAIVER OF NOTICE, PRESENTMENT, ETC. Borrower waives (a) notice of the granting of any CAD Loan to Canadian Borrower or the incurring of any other indebtedness by Canadian Borrower or the terms and conditions thereof,
(b) presentment, demand for payment and notice of dishonor of the Canadian Debt or any part thereof, or any other indebtedness incurred by Canadian Borrower to any of the Canadian Banks, (c) notice of any indulgence granted to any Obligor, and (d) any other notice to which Borrower might, but for this waiver, be entitled;

         5.3. CANADIAN BANKS' RIGHTS NOT PREJUDICED BY ACTION OR OMISSION. The Canadian Banks, in their sole discretion pursuant to the Credit Agreement, may, without any prejudice to their rights under this instrument, at any time or times, without notice to or the consent of Borrower, (a) grant Canadian Borrower whatever financial accommodations that the Canadian Banks may from time to time deem advisable, even if Canadian Borrower might be in default in any respect and even if those financial accommodations might not constitute indebtedness the payment of which is guaranteed hereunder, (b) assent to any renewal, extension, consolidation or refinancing of the Canadian Debt, or any part thereof, (c) forbear from demanding security, if the Canadian

Banks shall have the right to do so, (d) release any Obligor or Collateral or assent to any exchange of Collateral, if any, irrespective of the consideration, if any, received therefor, (e) grant any waiver or consent or forbear from exercising any right, power or privilege that the Canadian Banks may have or acquire, (f) assent to any amendment, deletion, addition, supplement or other modification in, to or of any writing evidencing or securing any Canadian Debt or pursuant to which any Canadian Debt is created, (g) grant any other indulgence to any Obligor, (h) accept any Collateral for, or any other Obligor upon, the Canadian Debt or any part thereof, and (i) fail, neglect or omit in any way to realize upon any Collateral or to protect the Canadian Debt, or any part thereof, or any Collateral therefor;

         5.4. LIABILITIES SURVIVE BORROWER'S DISSOLUTION. Borrower's liabilities and other obligations under this instrument shall survive any dissolution of Borrower; and

         5.5. LIABILITIES ABSOLUTE AND UNCONDITIONAL. Borrower's liabilities and other obligations under this instrument shall be absolute and unconditional irrespective of any lack of validity or enforceability of the Credit Agreement, any CAD Note, any Loan Document or any other agreement, instrument or document evidencing the CAD Loans or related thereto, or any other defense available to Borrower in respect of this instrument.

         6. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to each of the Canadian Banks that (a) Borrower has legal power and right to execute and deliver this instrument and to perform and observe the provisions hereof; and (b) the officers executing and delivering this instrument on behalf of Borrower have been duly authorized to do so, and this instrument, when executed, is legal and binding upon Borrower in every respect.

         7. DISABILITY OF BORROWER OR CANADIAN BORROWER. Without limiting the generality of any of the other provisions hereof, Borrower specifically agrees that, upon the dissolution of Borrower or Canadian Borrower and/or the filing or other commencement of any bankruptcy or insolvency proceedings by, for or against Borrower or Canadian Borrower, including without limitation, any assignment for the benefit of creditors or other proceedings intended to liquidate or rehabilitate Borrower or Canadian Borrower, the Canadian Banks, in their sole discretion, may declare the unpaid principal balance of and accrued interest on the Canadian Debt to be forthwith due and payable in full without notice. Upon the occurrence of any of the events enumerated in the immediately preceding sentence, Borrower shall, upon the demand of Agent, on behalf of the Canadian Banks, whenever made, purchase from the Canadian Banks (without recourse upon any Canadian Bank and without warranties either express or implied) the CAD Notes or any other evidence of the Canadian Debt for an amount equal to the then unpaid principal balance of and accrued interest on the Canadian Debt.

         8. WAIVER OF BORROWER'S RIGHTS AGAINST CANADIAN BORROWER AND COLLATERAL. To the extent permitted by law, Borrower waives any claim or other right which Borrower might now have or hereafter acquire against Canadian Borrower or any other Obligor which arises from the existence or performance of Borrower's liabilities or other obligations under this instrument, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, and any right to participate in any claim or remedy of any Canadian Bank against Canadian Borrower or any Collateral which any Canadian Bank now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law.

         9. NOTICE. All notices, requests, demands and other communications provided for hereunder shall be in writing and mailed or delivered to the respective addresses specified on the signature pages of the Credit Agreement. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or forty-eight (48) hours after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that notices pursuant to any of the provisions hereof shall not be effective until received.

         10. GOVERNING LAW; SUBMISSION TO JURISDICTION. The provisions of this instrument and the respective rights and duties of Borrower and the Canadian Banks hereunder shall be governed by and construed in accordance with Ohio law, without regard to principles of conflict of laws. Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this instrument, any Loan Document or any Related Writing, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Borrower, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Borrower agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         11. MISCELLANEOUS. This instrument shall bind Borrower and Borrower's successors and assigns and shall inure to the benefit of Agent and each Canadian Bank and their respective successors and assigns, including (without limitation) each holder of any CAD Note evidencing any Canadian Debt. If at any time one or more provisions of this instrument is or becomes invalid, illegal or unenforceable in whole or in part, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This instrument constitutes a final written expression of all of the terms of this instrument, is a complete and exclusive statement of those terms and supersedes all oral representations, negotiations and prior writings, if any, with respect to the subject matter hereof. The relationship between (a) Borrower and (b) Agent and the Canadian Banks with respect to this instrument is and shall be solely that of debtor and creditors, respectively, and neither Agent nor any Canadian Bank shall have any fiduciary obligation toward Borrower with respect to this instrument or the transactions contemplated hereby. The captions herein are for convenience of reference only and shall be ignored in interpreting the provisions of this instrument.

         12. JURY TRIAL WAIVER. BORROWER, AGENT AND THE CANADIAN BANKS, TO THE EXTENT PERMITTED BY LAW, EACH WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG AGENT, ANY OF THE CANADIAN BANKS, CANADIAN BORROWER AND/OR BORROWER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN EACH OF THEM IN CONNECTION WITH THIS INSTRUMENT OR ANY NOTE OR OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO.

Signed as of the [ ] day of [_________], 199[_], at Cleveland, Ohio.


Address: __________________________________   [        ]


                                               By:
                                               Title:

                                               And:
                                               Title:

------------------------------------------------------------------------------





                                CREDIT AGREEMENT


                          dated as of November 5, 1998

                                      among


                     APPLIED INDUSTRIAL TECHNOLOGIES, INC.,

                                  as Borrower,


                         VARIOUS FINANCIAL INSTITUTIONS,

                                    as Banks,

                                       and


                          KEYBANK NATIONAL ASSOCIATION,

                                    as Agent


-----------------------------------------------------------------------------

         TABLE OF CONTENTS

                                                                     Page
                                                                     ----
ARTICLE I.   DEFINITIONS                                                1

ARTICLE II. AMOUNT AND TERMS OF CREDIT
         SECTION 2.1.      AMOUNT AND NATURE OF CREDIT                 16
         SECTION 2.2.      CONDITIONS TO LOANS AND LETTERS OF CREDIT   22
         SECTION 2.3.      CANADIAN BORROWERS                          24
         SECTION 2.4.      JOINT AND SEVERAL LIABILITY OF
                                    CANADIAN BORROWERS                 24
         SECTION 2.5.      MAXIMUM LIABILITY OF EACH CANADIAN
                                    BORROWER                           25
         SECTION 2.6.      ACTIVATION DATE                             26
         SECTION 2.7.      PAYMENT ON NOTES, ETC.                      27
         SECTION 2.8.      PREPAYMENT                                  28
         SECTION 2.9.      FACILITY AND OTHER FEES                     30
         SECTION 2.10.     REDUCTION OF COMMITMENT                     30
         SECTION 2.11.     COMPUTATION OF INTEREST AND FEES;
                                    DEFAULT RATE                       32
         SECTION 2.12.     MANDATORY PAYMENT                           32

ARTICLE III.   ADDITIONAL PROVISIONS RELATING TO LIBOR LOANS;
         CAPITAL ADEQUACY                                              33
         SECTION 3.1.      RESERVES OR DEPOSIT REQUIREMENTS, ETC.      33
         SECTION 3.2.      TAX LAW, ETC.                               33
         SECTION 3.3.      EURODOLLAR OR CANADIAN DEPOSITS UNAVAILABLE
                                    OR INTEREST RATE UNASCERTAINABLE   34
         SECTION 3.4.      INDEMNITY                                   35
         SECTION 3.5.      CHANGES IN LAW RENDERING LIBOR LOANS
                                    OR CAD FIXED RATE LOANS UNLAWFUL   35
         SECTION 3.6.      FUNDING                                     35
         SECTION 3.7.      CAPITAL ADEQUACY                            36

ARTICLE IV.   CONDITIONS PRECEDENT                                     36
         SECTION 4.1.      CONDITIONS PRECEDENT TO CLOSING             36
         SECTION 4.2.      CONDITIONS SUBSEQUENT TO CLOSING DATE       37

ARTICLE V.   COVENANTS                                                 38
         SECTION 5.1.      INSURANCE                                   38
         SECTION 5.2.      MONEY OBLIGATIONS                           39
         SECTION 5.3.      FINANCIAL STATEMENTS                        39
         SECTION 5.4.      FINANCIAL RECORDS                           40
         SECTION 5.5.      FRANCHISES                                  40


                                                                     Page
                                                                     ----
         SECTION 5.6.      ERISA COMPLIANCE                            40
         SECTION 5.7.      FINANCIAL COVENANTS                         40
         SECTION 5.8.      BORROWING                                   41
         SECTION 5.9.      LIENS                                       42
         SECTION 5.10.     REGULATIONS U and X                         42
         SECTION 5.11.     INVESTMENTS AND LOANS                       42
         SECTION 5.12.     MERGER AND SALE OF ASSETS                   43
         SECTION 5.13.     ACQUISITIONS                                44
         SECTION 5.14.     NOTICE                                      45
         SECTION 5.15.     ENVIRONMENTAL COMPLIANCE                    45
         SECTION 5.16.     AFFILIATE TRANSACTIONS                      45
         SECTION 5.17.     USE OF PROCEEDS                             46
         SECTION 5.18.     CORPORATE NAME                              46
         SECTION 5.19.     SUBSIDIARY GUARANTIES                       46
         SECTION 5.20.     GUARANTY UNDER NOTE PURCHASE AGREEMENT      46

ARTICLE VI.  REPRESENTATIONS AND  WARRANTIES                           46
         SECTION 6.1.      CORPORATE EXISTENCE; FOREIGN QUALIFICATION;
                                    SUBSIDIARIES                       46
         SECTION 6.2.      CORPORATE AUTHORITY                         47
         SECTION 6.3.      COMPLIANCE WITH LAWS                        47
         SECTION 6.4.      LITIGATION AND ADMINISTRATIVE PROCEEDINGS   47
         SECTION 6.5.      TITLE TO ASSETS                             48
         SECTION 6.6.      LIENS AND SECURITY INTERESTS                48
         SECTION 6.7.      TAX RETURNS                                 48
         SECTION 6.8.      ENVIRONMENTAL LAWS                          48
         SECTION 6.9.      CONTINUED BUSINESS                          48
         SECTION 6.10.     EMPLOYEE BENEFITS PLANS                     49
         SECTION 6.11.     CONSENTS OR APPROVALS                       49
         SECTION 6.12.     SOLVENCY                                    49
         SECTION 6.13.     FINANCIAL STATEMENTS                        50
         SECTION 6.14.     REGULATIONS                                 50
         SECTION 6.15.     MATERIAL AGREEMENTS                         50
         SECTION 6.16.     INTELLECTUAL PROPERTY                       51
         SECTION 6.17.     INSURANCE                                   51
         SECTION 6.18.     ACCURATE AND COMPLETE STATEMENTS            51
         SECTION 6.19.     YEAR 2000 COMPLIANCE                        51
         SECTION 6.20.     NOTE PURCHASE AGREEMENT                     51
         SECTION 6.21.     DEFAULTS                                    51

ARTICLE VII.   EVENTS OF DEFAULT                                       51
         SECTION 7.1.      PAYMENTS                                    52
         SECTION 7.2.      SPECIAL COVENANTS                           52

                                                                     Page
                                                                     ----
         SECTION 7.3.      OTHER COVENANTS                            52
         SECTION 7.4.      REPRESENTATIONS AND WARRANTIES             52
         SECTION 7.5.      CROSS DEFAULT                              52
         SECTION 7.6.      ERISA DEFAULT                              52
         SECTION 7.7.      CHANGE IN CONTROL                          52
         SECTION 7.8.      MONEY JUDGMENT                             52
         SECTION 7.9.      VALIDITY OF LOAN DOCUMENTS                 52
         SECTION 7.10.     NOTE PURCHASE AGREEMENT                    53
         SECTION 7.11.     SOLVENCY                                   53

ARTICLE VIII.   REMEDIES UPON DEFAULT                                 53
         SECTION 8.1.      OPTIONAL DEFAULTS                          53
         SECTION 8.2.      AUTOMATIC DEFAULTS                         53
         SECTION 8.3.      LETTERS OF CREDIT                          53
         SECTION 8.4.      OFFSETS                                    53
         SECTION 8.5.      EQUALIZATION PROVISION                     53

ARTICLE IX.   THE AGENT                                               56
         SECTION 9.1.      APPOINTMENT AND AUTHORIZATION              56
         SECTION 9.2.      NOTE HOLDERS                               56
         SECTION 9.3.      CONSULTATION WITH COUNSEL                  56
         SECTION 9.4.      DOCUMENTS                                  56
         SECTION 9.5.      AGENT AND AFFILIATES                       56
         SECTION 9.6.      KNOWLEDGE OF DEFAULT                       56
         SECTION 9.7.      ACTION BY AGENT                            57
         SECTION 9.8.      NOTICES, DEFAULT, ETC.                     57
         SECTION 9.9.      INDEMNIFICATION OF AGENT                   57
         SECTION 9.10.     SUCCESSOR AGENT                            57

ARTICLE X.   MISCELLANEOUS                                            58
         SECTION 10.1.     BANKS' INDEPENDENT INVESTIGATION           58
         SECTION 10.2.     NO WAIVER; CUMULATIVE REMEDIES             58
         SECTION 10.3.     AMENDMENTS, CONSENTS                       58
         SECTION 10.4.     NOTICES                                    58
         SECTION 10.5.     COSTS, EXPENSES AND TAXES                  59
         SECTION 10.6.     INDEMNIFICATION                            59
         SECTION 10.7.     OBLIGATIONS SEVERAL;
                                    NO FIDUCIARY OBLIGATIONS          60
         SECTION 10.8.     EXECUTION IN COUNTERPARTS                  60
         SECTION 10.9.     BINDING EFFECT; BORROWER'S ASSIGNMENT      60
         SECTION 10.10.    BANK ASSIGNMENTS/PARTICIPATIONS            60
         SECTION 10.11.    SEVERABILITY OF PROVISIONS; CAPTIONS       63
         SECTION 10.12.    INVESTMENT PURPOSE                         63
         SECTION 10.13.    ENTIRE AGREEMENT                           63
         SECTION 10.14.    GOVERNING LAW; SUBMISSION TO JURISDICTION  63
         SECTION 10.15.    LEGAL REPRESENTATION OF PARTIES            64
         SECTION 10.16.    JURY TRIAL WAIVER                          65

                  SCHEDULE 1        BANKS AND COMMITMENTS             68
                  SCHEDULE 2        GUARANTORS OF PAYMENT             69
                  SCHEDULE 3        CANADIAN BORROWERS                70
                  EXHIBIT A             REVOLVING CREDIT NOTE         71
                  EXHIBIT B             SWING LINE NOTE               73
                  EXHIBIT C             CAD LOAN NOTE                 75
                  EXHIBIT D             NOTICE OF CAD LOAN            77
                  EXHIBIT E             NOTICE OF REVOLVING LOAN      79
                  EXHIBIT F             COMPLIANCE CERTIFICATE        81
                  EXHIBIT G             FORM OF ASSIGNMENT AND
                                        ACCEPTANCE AGREEMENT          82
                  EXHIBIT H             FORM OF ASSUMPTION AGREEMENT  87
                  EXHIBIT I             FORM OF PARENT GUARANTY OF
                                             PAYMENT                  92